    As filed with the Securities and Exchange Commission on October 18, 1996
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              --------------------

                            CENTURY BANCSHARES, INC.


           DELAWARE                                  6712                                 52-1489098
(State or other jurisdiction of          (Primary Standard Industrial                  (I.R.S. Employer
incorporation or organization)           Classification Code Number)                 Identification No.)

                                                                                      JOSEPH S. BRACEWELL
           1275 PENNSYLVANIA AVENUE, N.W.                                         1275 PENNSYLVANIA AVENUE, N.W.
               WASHINGTON, D.C. 20004                                                WASHINGTON, D.C.   20004
                   (202) 496-4000                                                          (202) 496-4000
(Address, including zip code, and telephone number, including       (Name, address, including zip code, and telephone number,
 area code, of Registrant's principal executive offices)                     including area code, of agent for service)

                              --------------------

                                    Copy to:

                                JOHN R. BRANTLEY
                         BRACEWELL & PATTERSON, L.L.P.
                        711 LOUISIANA STREET, SUITE 2900
                           HOUSTON, TEXAS 77002-2781

                              --------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================
                   Title of each class of                   Proposed maximum                   Amount of
                securities to be registered            aggregate offering price(1)         registration fee
-------------------------------------------------------------------------------------------------------------------
        Common Stock, par value $1.00 per share                $999,999.75                      $303.04
===================================================================================================================


(1) Estimated pursuant to Rule 457(o) solely for purposes of calculating the registration fee. This amount includes (i) the 173,913 shares of Common Stock initially issuable upon exercise of the Warrants described herein (the "Warrants"), (ii) an additional 12,173 shares of Common Stock issuable upon exercise of the Warrants as a result of a 7% stock dividend declared by the Company in March 1996 and (iii) such indeterminable amount of additional shares of Common Stock as may be issuable upon exercise of the Warrants as a result of adjustments for stock dividends, stock splits, or reclassification of shares, and certain reorganizations, consolidations and mergers.

                              --------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH
DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

                 SUBJECT TO COMPLETION, DATED OCTOBER 18, 1996


                            CENTURY BANCSHARES, INC.


***************************************************************************
*                                                                         *
*  Information contained herein is subject to completion or amendment.    *
*  A registration statement relating to these securities has been filed   *
*  with the Securities and Exchange Commission.  These securities may     *
*  not be sold nor may offers to buy be accepted prior to the time the    *
*  registration statement becomes effective.  This prospectus shall not   *
*  constitute an offer to sell or the solicitation of an offer to buy     *
*  nor shall there be any sale of these securities in any State in which  *
*  such offer, solicitation or sale would be unlawful prior to            *
*  registration or qualification under the securities laws of any such    *
*  State.                                                                 *
*                                                                         *
***************************************************************************


                186,086 Shares of Common Stock, $1.00 Par Value
          Issuable Upon Exercise of Warrants to Purchase Common Stock

       This Prospectus relates to the issuance of 186,086 shares of Common
Stock to be issued from time to time after November 14, 1996, upon exercise of certain warrants (the "Warrants") to purchase shares of common stock, $1.00 par value per share ("Common Stock"), issued on November 14, 1995 by Century Bancshares, Inc., a Delaware corporation (the "Company"). The shares offered hereby include 173,913 shares of Common Stock initially issuable upon exercise of the Warrants, an additional 12,173 shares of Common Stock issuable to holders of Warrants due to the declaration of a 7% stock dividend payable on March 31, 1996, and such additional shares of Common Stock as may become issuable as a result of future stock splits, stock dividends, share reclassifications, mergers or consolidations and certain other capital readjustments and events.

       There is currently no established market for the Common Stock or the Warrants, although limited and sporadic quotations with respect to, and trading in, the Common Stock occur in the Washington, D.C. area. As of the date of this Prospectus, there were 173,913 Warrants outstanding. Each Warrant is exercisable at an exercise price of $5.75 and entitles the holder to receive
1.07 shares of Common Stock.

       For a description of the Common Stock and the Warrants, see "Description of Capital Stock."

SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH ANY INVESTMENT IN THE COMMON STOCK.

       THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE "FDIC") OR ANY OTHER FEDERAL OR STATE AGENCY.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
           COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES
               COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                  THIS  PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

-------------------------------------------------------------------------------------------------------------
                                                       Underwriting Discounts           Proceeds to the
                        Warrant Exercise Price           and Commissions (1)              Company (2)
-------------------------------------------------------------------------------------------------------------
 Per Warrant                    $5.75                           None                         $5.75
-------------------------------------------------------------------------------------------------------------
 Total                       $999,999.75                        None                      $999,999.75
-------------------------------------------------------------------------------------------------------------

       (1) No commissions or brokerage fees will be paid by the Company in connection with the exercise of the Warrants.
       (2) Before deducting expenses of this offering, which are estimated to be $75,000.

              The date of this Prospectus is _____________, 1996.

                               TABLE OF CONTENTS


PROSPECTUS SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
RISK FACTORS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
TRADING MARKET FOR THE COMMON STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
CAPITALIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
DIVIDEND POLICY OF THE COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
SELECTED CONSOLIDATED FINANCIAL INFORMATION . . . . . . . . . . . . . . . . . . . . . . . .  11
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS . . .  14
BUSINESS AND REGULATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS  . . . . . . . . . . . . . .  53
DESCRIPTION OF CAPITAL STOCK  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
PLAN OF DISTRIBUTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
LEGAL MATTERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
ADDITIONAL INFORMATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS  . . . . . . . . . . . . . . . . . . . . . . . . F-1

THE COMPANY INTENDS TO FURNISH ITS STOCKHOLDERS WITH ANNUAL REPORTS CONTAINING FINANCIAL STATEMENTS AUDITED BY INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AND WITH QUARTERLY REPORTS CONTAINING UNAUDITED SUMMARY FINANCIAL INFORMATION FOR EACH OF THE FIRST THREE QUARTERS OF EACH FISCAL YEAR.

NO DEALER, SALESMAN OR PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS, AND ANY INFORMATION OR REPRESENTATION NOT CONTAINED HEREIN MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

UNTIL ________, 199__ (40 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                               PROSPECTUS SUMMARY

       The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and consolidated financial statements, including the notes thereto, appearing elsewhere in this Prospectus. As used in this Prospectus, unless the context otherwise requires, the term "Company" means Century Bancshares, Inc. and its subsidiary.

THE COMPANY. . . . . . . .     Century Bancshares, Inc., a Delaware corporation
                               ("Company"') and a registered bank holding company under the Bank Holding Company Act of 1956, as amended, was incorporated and organized in 1985. The Company began active operations in April 1986 with the acquisition of its subsidiary, Century National Bank ("Bank"), a full service bank which opened for business in May 1982. The Company's principal executive offices are located at 1275 Pennsylvania Avenue, N.W., Washington, D.C. 20004, and its phone number at that address is (202) 496-4000.

THE OFFERING . . . . . . .     The Prospectus relates to the issuance by the
                               Company of 186,086 shares of its common stock, $1.00 par value ("Common Stock"), upon exercise of the Company's outstanding warrants
                               ("Warrant") to purchase one share of Common
                               Stock, at a price of $5.75 per Warrant, subject to adjustment in certain circumstances.

WARRANTS . . . . . . . . .     The Warrants were originally issued in an
                               offering to the Company's stockholders exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"). Each
                               Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $5.75 per share, subject to adjustment in certain circumstances. Because the Company declared a 7% stock dividend on March 31, 1996, each Warrant is currently exercisable for 1.07 shares of Common Stock. The Warrants may be exercised at any time after November 14, 1996 and prior to 5:00 p.m. Eastern Time on November 16, 1998 unless repurchased. The Warrants may be repurchased by the Company at any time on and after November 14, 1997 at a price of $.26 per Warrant on not less than 30 days written notice given by the Company. See "Description of Capital Stock -- The Warrants."

USE OF PROCEEDS. . . . . .     The estimated net proceeds of the Offering to be
                               received by the Company, assuming all Warrants are exercised, and after deducting legal, financial, accounting, printing and distribution expenses incurred in connection with the Offering, will be approximately $925,000. The proceeds from the Offering will be used for general corporate purposes. See "Use of Proceeds."

COMMON STOCK
OUTSTANDING AFTER
THE OFFERING . . . . . . .     Immediately after completion of the Offering,
                               excluding shares issuable upon exercise of options heretofore granted under the Company's stock option plans, and assuming that all Warrants are exercised, there will be 1,309,771 shares of Common Stock outstanding. See
                               "Capitalization" and "Management --
                               Compensation."

RISK FACTORS . . . . . . .     The Common Stock offered hereby involves certain
                               risks. Holders of Warrants should consider carefully and thoroughly the information contained in this Prospectus, and in particular, the information contained under the caption
                               "Risk Factors."

                   SUMMARY CONSOLIDATED FINANCIAL INFORMATION

         The following summary consolidated financial data of the Company should be read in conjunction with the Consolidated Financial Statements of the Company and the Notes thereto appearing elsewhere in this Prospectus and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations." The selected historical consolidated financial data as of and for the five years in the period ended December 31, 1995 are derived from the Company's Consolidated Financial Statements, which have been audited by independent public accountants. The selected historical consolidated financial data as of and for the six months ended June 30, 1996 and June 30, 1995 are unaudited.

                                              Six Months Ended
                                                  June 30,                Year Ended December 31,
                                             -------------------   -------------------------------------------------
                                                          (Dollars in thousands, except per share data)

                                                1996      1995       1995      1994       1993       1992       1991
                                                ----      ----       ----      ----       ----       ----       ----
INCOME STATEMENT DATA:
Interest income . . . . . . . . . . . . . .    $3,759    $3,441    $7,079     $5,711     $5,455     $6,016    $6,871
Interest expense  . . . . . . . . . . . . .     1,331     1,200     2,562      1,902      1,987      2,486     3,458
  Net interest income . . . . . . . . . . .     2,428     2,241     4,517      3,809      3,468      3,530     3,413
Provision for loan losses . . . . . . . . .        --         9        26         19        310        596       592
  Net interest income after
  provision for loan losses . . . . . . . .     2,428     2,232     4,491      3,790      3,158      2,934     2,821
Noninterest income  . . . . . . . . . . . .       354       244       590        555        572        611       440
Noninterest expense . . . . . . . . . . . .     2,281     2,010     4,045      3,381      3,036      3,284     3,124
Income taxes  . . . . . . . . . . . . . . .       192       178       357        374        264         89       100
Income before extraordinary item  . . . . .       309       288       680        591        429        173        38
Extraordinary item  . . . . . . . . . . . .        --        --        --         --         --         34       100
  Net income  . . . . . . . . . . . . . . .       309       288       680        591        429        207       138
COMMON SHARE DATA:(1)
  Net income before extra-
  ordinary item . . . . . . . . . . . . . .      $.26      $.28      $.64       $.58       $.42       $.15        $0
  Extraordinary item  . . . . . . . . . . .        --        --        --         --         --        .04       .11
  Net income  . . . . . . . . . . . . . . .       .26       .28       .64        .58        .42        .19       .11
  Book value(2) . . . . . . . . . . . . . .      5.81      5.24      5.53       4.60       4.77       4.38      4.19
  Common and common equivalent shares
  outstanding
    End of period . . . . . . . . . . . . . 1,174,287   974,247 1,174,763    961,169    922,105    920,958   921,493
    Weighted average during period  . . . . 1,174,116   967,726   998,512    959,278    922,105    920,958   921,493
BALANCE SHEET DATA:
Total assets  . . . . . . . . . . . . . . .    96,568    88,949   101,639     90,129     86,286     77,258    84,137
Investments(3)  . . . . . . . . . . . . . .    16,251    18,079    21,690     22,654     25,902     14,918    25,982
Total loans(4)  . . . . . . . . . . . . . .    71,455    63,119    69,204     60,663     56,644     56,331    52,758
Allowance for loan losses . . . . . . . . .       830       669       740        740        730        744       946
Total deposits  . . . . . . . . . . . . . .    83,330    78,561    90,539     82,081     79,982     71,113    78,032
Long term debt  . . . . . . . . . . . . . .        --        --        --         --        207        540       540
Preferred equity(5) . . . . . . . . . . . .        --       460        --        460        468        468       468
Common equity(6)  . . . . . . . . . . . . .     6,820     5,102     6,499      4,417      4,403      4,033     3,862
Total stockholders' equity  . . . . . . . .     6,820     5,562     6,499      4,877      4,871      4,501     4,330
PERFORMANCE DATA (%):
  Return on average total assets(7) . . . .       .67       .64       .75        .71        .52        .27       .19
  Return on average total equity(7) . . . .      9.28     11.03     12.43      12.21       9.04       4.10      3.13
  Net interest margin(7)  . . . . . . . . .      5.74      5.36      5.42       4.90       4.55       4.94      4.80
  Loans to deposits . . . . . . . . . . . .     85.75     80.34     76.44      73.90      70.82      79.21     67.61
ASSET QUALITY RATIOS (%):
  Nonperforming assets to total assets  . .      1.16       .23       .49        .70        .37       1.11       .77
  Nonperforming loans to total loans  . . .      1.31       .08       .45       1.04        .57       1.16       .78
  Net loan charge-offs to average loans(7)       (.25)      .26       .04        .02        .59       1.40       .72
  Allowance for loan losses to total loans       1.16      1.06      1.07       1.22       1.29       1.32      1.79
  Allowance for loan losses to
    nonperforming loans . . . . . . . . . .        89     1,262       240        118        227        114       230
BANK CAPITAL RATIOS (%):
  Tier I risk-based capital . . . . . . .        9.22      9.82      9.29      10.12      10.64       9.58      8.15
  Total risk-based capital  . . . . . . .       10.40     11.05     10.41      11.37      11.89      10.83      9.41

  Tier I leverage . . . . . . . . . . . .        7.33      6.00      6.83       5.74       5.24       6.09      4.93


                        (footnotes on following page)

                        (continued from previous page)


______________

(1) All common share data has been adjusted for three (3) five percent (5%) Common Stock dividends declared effective on July 31, 1993, March 31, 1994 and March 31, 1995, and one (1) seven percent (7%) Common Stock dividend declared effective on March 31, 1996.

(2) Book value per common share is based on common equity, calculated in the manner described in footnote (6) below, divided by the number of common and common equivalent shares outstanding.

(3) Investments include federal funds sold and interest-bearing deposits in other financial institutions.

(4)    Net of unearned income.

(5) Preferred equity is calculated based on liquidation value of $7.50 per share of Preferred Stock. All shares of Preferred Stock outstanding as of October 17, 1995 were redeemed by the Company on December 10, 1995.

(6)    Common equity is total stockholders' equity less preferred equity.

(7)    Ratios annualized for the six-month periods ended June 30, 1996 and 1995.

                                  RISK FACTORS


       An investment in the Common Stock offered hereby involves certain risks. The following factors, in addition to those discussed elsewhere in this Prospectus, should be considered carefully in evaluating the Company and its business.

ILLIQUID INVESTMENT

       There is no active trading market in the Common Stock or the Warrants. Although prices for the Common Stock from time to time are quoted in the "pink sheets" of the National Association of Securities Dealers, Inc. (which set forth the most recent "bid" and "ask" prices), only limited and sporadic quotations are available for the Common Stock in the Washington, D.C. area. Accordingly, holders of Common Stock may experience some difficulty in selling the Common Stock. The most recent transaction in the Common Stock known to the Company took place on August 21, 1996 and involved the sale of 231 shares of Common Stock, at a price of $5.775 per share. Further, there is no assurance that an active trading market in the Common Stock will develop. See "Trading Market for the Common Stock."

POTENTIAL ADVERSE EFFECT OF REPURCHASE OF WARRANTS

       The Warrants may be repurchased by the Company at a price of $.26 per Warrant at any time on and after November 14, 1997 and prior to their expiration at 5:00 p.m., Eastern Time, on November 16, 1998, on written notice mailed by the Company to the registered holder thereof at least 30 days prior to the date fixed for the repurchase. As a result, holders of the Warrants may be forced either to accept the repurchase price for the Warrants or exercise them and pay the exercise price at a time when it may be disadvantageous to the holder to do so. There can be no assurance that, if the Company elects to repurchase the Warrants, the Common Stock to be acquired upon the exercise thereof will be trading at a price in excess of the exercise price then in effect. See "Description of Capital Stock -- The Warrants."

RESTRICTIONS ON DIVIDENDS BY THE COMPANY

       The Company has not paid any cash dividends on the Common Stock to date and presently intends to retain any earnings available for dividends for use in its business. The Company's ability to pay dividends to its shareholders is dependent upon the dividends the Company receives from the Bank. Dividends paid by the Bank are subject to restrictions under various banking laws. See "Business and Regulation--Supervision and Regulation of the Bank." The shares of Common Stock are not suitable for purchase by persons who desire dividend income.

RESTRICTIONS ON DIVIDENDS BY THE BANK

       The cash revenues of the Company are derived principally from dividends paid to the Company by the Bank. Moreover, the payment of dividends by the Bank is subject to certain restrictions imposed by national banking laws applicable to the Bank. Dividends are restricted to the extent that no portion of the Bank's capital stock or capital surplus may be withdrawn for the payment of dividends. In addition, no dividends may be paid in an amount greater than the net retained profits then on hand, less certain deductions for bad debts. Approval by the Office of the Comptroller of the Currency ("OCC") is required prior to the payment of dividends if the total of all dividends, including the proposed dividend, declared by the Bank in any given calendar year exceeds the Bank's net profits for that year combined with its retained net profits for the preceding two years.

       Under the Federal Deposit Insurance Act, an insured bank is prohibited from paying dividends on its capital stock while in default on payment of any assessment due to the Federal Deposit Insurance Corporation ("FDIC"), except in those cases where the amount of the assessment is in dispute and the insured bank has deposited satisfactory security. The Bank has timely paid all such notices of assessment. In addition, banks are prohibited from paying dividends if such dividends would cause them to be less than "adequately capitalized," as defined by the Federal banking agencies. See "Business and Regulation -- Supervision and Regulation."

REGULATION

       The Company and the Bank are subject to extensive governmental regulation, including that of the Federal Reserve Board, the FDIC and the OCC. These agencies' regulations, among other things, impose percentage limitations on the acquisition of shares of Common Stock without prior agency approval, require the satisfaction by the Bank of certain minimum capital standards and limit the activities which may be conducted by the Company and the Bank. In addition, other agencies regulate certain aspects of the Bank's lending activities. All of these agencies can be expected to continue to propose new regulatory and legislative actions which would affect the operations of the Company and which may alter the competitive nature of the banking business. See "Business and Regulation -- Supervision and Regulation."

MONETARY POLICY AND ECONOMIC CONDITIONS

       The operating income and net income of the Bank, and, consequently, of the Company will depend to a great extent on "rate differentials," the difference between the income the Bank receives from its loans, investments and other assets and the interest it pays on deposits and other liabilities. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- General." These rates are highly sensitive to many factors which are beyond the control of the Company or the Bank, including general economic conditions such as inflation, recession and unemployment, the supply and demand for investable funds, interest rates and international economic conditions, as well as economic conditions affecting the Washington, D.C. metropolitan area. See"Management's Discussion and Analysis of Financial Condition and Results of Operations -- Impact of Inflation, Changing Prices and Monetary Policies."

COMPETITION

       The Bank is subject to vigorous competition in all aspects and areas of its business from banks and other financial institutions, including savings and loan associations, savings banks, finance companies, credit unions and other providers of financial services, such as money market mutual funds, brokerage firms, consumer finance companies and insurance companies. The Bank competes in its market area with a number of much larger financial institutions with greater resources, lending limits, larger branch systems and a wider array of commercial banking services. See "Business and Regulation -- Competition." The Company believes the Bank has been able to compete effectively with other financial institutions by emphasizing customer service, establishing long-term customer relationships, building customer loyalty, and providing products and services designed to address the specific needs of its customers. No assurance may be given, however, that the Bank will continue to be able to compete effectively with other financial institutions in the future.

DEPENDENCE ON KEY EMPLOYEES

       To a large extent, the Company is dependent upon the experience and abilities of certain key employees, including the services of Mr. Joseph S. Bracewell, its President. Should the services of these employees become unavailable for any reason, the business of the Company could be adversely affected. The Company has entered into an Employment Agreement with Mr. Bracewell effective September 1, 1996 providing for his continued employment through August 1998. See "Management--Employment Agreements."

SHARES OF COMMON STOCK ARE NOT INSURED DEPOSITS

       The securities offered pursuant to this Prospectus are not deposits and are not insured by the FDIC or any other federal or state agency.

                                USE OF PROCEEDS

       The estimated net proceeds of the Offering to be received by the Company, assuming that all Warrants are exercised, and after deducting legal, financial, accounting, printing and distribution expenses in connection with the Offering, will be approximately $925,000. The net proceeds will be used by the Company for general corporate purposes, including but not limited to, using such proceeds as additional capital to support the Bank's growth and expansion program. See "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Strategic Plan."

                      TRADING MARKET FOR THE COMMON STOCK

         There is no active trading market in the Company's Common Stock and no assurance may be given that one will develop. Although the Company's shares of Common Stock are quoted in the "pink sheets" of the National Association of Securities Dealers, Inc. (which set forth the most recent "bid" and "ask" prices), only limited and sporadic quotations are available for shares of the Common Stock in the Washington D.C. area. Accordingly, investors who exercise their Warrants may experience difficulty in selling the shares of Common Stock received on exercise of Warrants. Each Warrant holder should consider the Common Stock offered hereby only as a long-term investment, as it may be difficult to promptly liquidate the investment at a reasonable price in the event of personal financial emergency or upon the occurrence of some other event which may result in an immediate requirement for cash. Further, there is no assurance that transactions in the Common Stock to be acquired upon exercise of the Warrants, can be effected at or above the exercise price of the Warrants. See "Risk Factors -- Illiquid Investment."

         Based on information available to the Company from a limited number of sellers and purchasers of Common Stock, transactions in shares of Common Stock during the past nine months took place at prices ranging from a low of $5.50 to a high of $5.775. The most recent transaction in Common Stock known to the Company took place on August 21, 1996 and involved the sale of 231 shares of Common Stock at a price of $5.775 per share.

                                 CAPITALIZATION

         The following table sets forth, as of June 30, 1996, (i) the historical capitalization of the Company and (ii) the pro forma capitalization of the Company as adjusted to give effect to the Offering, assuming that all Warrants are exercised. See "Use of Proceeds."

                                                          June 30, 1996
                                                    -------------------------
                                                                   Pro Forma
                                                    Historical    As Adjusted
                                                    ----------    -----------
Common Stock, $1.00 par value, 2,000,000
     shares authorized; 1,123,685 shares
     issued and outstanding; 1,309,771
     shares issued and outstanding as
     adjusted . . . . . . . . . . . . . . . .       $1,123,685     $1,309,771
Additional paid-in capital. . . . . . . . . .        4,827,935      5,566,849
Retained earnings . . . . . . . . . . . . . .          939,071        939,071
Unrealized loss on investment
     securities available-for-sale, net of
     tax effect . . . . . . . . . . . . . . .          (70,383)       (70,383)
                                                    ----------    -----------

         Total stockholders' equity . . . . .       $6,820,308     $7,745,308
                                                     =========     ==========



                         DIVIDEND POLICY OF THE COMPANY

       The Company has not paid cash dividends on its shares of Common Stock to date and has no present intention to do so in the foreseeable future. The declaration and payment of future cash dividends will depend on, among other things, the Company's earnings, the general economic and regulatory climate, the Company's liquidity and capital requirements, and other factors deemed relevant by the Company's Board of Directors. The Company's ability to pay dividends depends, to a large extent, upon the dividends received from the Bank. Dividends paid by the Bank are subject to restrictions under various federal banking laws. In addition, the Bank must maintain certain capital levels in order to comply with legal and regulatory requirements, which may also restrict its ability to pay dividends to the Company. See "Risk Factors--Restrictions on Dividends by the Bank" and "Business and Regulation--Supervision and Regulation."

       Given the foregoing restrictions, and the Company's present intention to accumulate retained earnings to support the Company's future growth, it is unlikely that the Company will pay cash dividends with respect to the Common Stock for the foreseeable future.

       The Company has declared stock dividends from time to time in the past, but has not adopted a policy with respect to future stock dividends. The most recent stock dividend declared by the

Company was a 7% stock dividend payable on March 31, 1996 on shares of Common Stock held of record as of March 31, 1996. The declaration of future stock dividends is at the discretion of the Board of Directors.


                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

       The following selected financial data should be read in conjunction with the Consolidated Financial Statements of the Company and the Notes thereto appearing elsewhere in this Prospectus and the information contained in "Management's Discussion and Analysis of Financial Condition and Results of Operations." The selected historical consolidated financial data as of and for the five years ended December 31, 1995 are derived from the Company's Consolidated Financial Statements, which have been audited by independent public accountants. The selected historical consolidated financial data as of and for the six months ended June 30, 1996 and June 30, 1995 have not been audited but, in the opinion of management, contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position and results of operations of the Company as of such dates and for such periods in accordance with generally accepted accounting principles. The results of operations for the six months ended June 30, 1996 are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 1996 or for any future periods.

                                             Six Months Ended June 30,                  Year Ended December 31,
                                             -------------------------      -----------------------------------------------
                                                  1996      1995            1995      1994       1993       1992       1991
                                                  ----      ----            ----      ----       ----       ----       ----
                                                             (Dollars in thousands, except per share data)

INCOME STATEMENT DATA:
Interest income . . . . . . . . . . . . . .      $3,759    $3,441         $7,079     $5,711     $5,455     $6,016    $6,871
Interest expense  . . . . . . . . . . . . .       1,331     1,200          2,562      1,902      1,987      2,486     3,458
  Net interest income . . . . . . . . . . .       2,428     2,241          4,517      3,809      3,468      3,530     3,413
Provision for loan losses . . . . . . . . .          --         9             26         19        310        596       592
  Net interest income after
  provision for loan losses . . . . . . . .       2,428     2,232          4,491      3,790      3,158      2,934     2,821
Noninterest income  . . . . . . . . . . . .         354       244            590        555        572        611       440
Noninterest expense . . . . . . . . . . . .       2,281     2,010          4,045      3,381      3,036      3,284     3,124
Income taxes  . . . . . . . . . . . . . . .         192       178            357        374        264         89       100
Income before extraordinary item  . . . . .         309       288            680        591        429        173        38
Extraordinary item  . . . . . . . . . . . .          --        --             --         --         --         34       100
  Net income  . . . . . . . . . . . . . . .         309       288            680        591        429        207       138
COMMON SHARE DATA:(1)
  Net income before extra-
  ordinary item . . . . . . . . . . . . . .        $.26      $.28           $.64       $.58       $.42       $.15        $0
  Extraordinary item  . . . . . . . . . . .          --        --             --         --         --        .04       .11
  Net income  . . . . . . . . . . . . . . .         .26       .28            .64        .58        .42        .19       .11
  Book value(2) . . . . . . . . . . . . . .        5.81      5.24           5.53       4.60       4.77       4.38      4.19
  Common and common equivalent shares
  outstanding
    End of period . . . . . . . . . . . . .   1,174,287   974,247      1,174,763    961,169    922,105    920,958   921,493
    Weighted average during period  . . . .   1,174,116   967,726        998,512    959,278    922,105    920,958   921,493

BALANCE SHEET DATA:
Total assets  . . . . . . . . . . . . . . .      96,568    88,949        101,639     90,129     86,286     77,258    84,137
Investments(3)  . . . . . . . . . . . . . .      16,251    18,079         21,690     22,654     25,902     14,918    25,982
Total loans(4)  . . . . . . . . . . . . . .      71,455    63,119         69,204     60,663     56,644     56,331    52,758
Allowance for loan losses . . . . . . . . .         830       669            740        740        730        744       946
Total deposits  . . . . . . . . . . . . . .      83,330    78,561         90,539     82,081     79,982     71,113    78,032
Long term debt  . . . . . . . . . . . . . .          --       --              --        --         207        540       540
Preferred equity(5) . . . . . . . . . . . .          --       460             --        460        468        468       468
Common equity(6)  . . . . . . . . . . . . .       6,820     5,102          6,449      4,417      4,403      4,033     3,862
Total stockholders' equity  . . . . . . . .       6,820     5,562          6,499      4,877      4,871      4,501     4,330
PERFORMANCE DATA (%):
  Return on average total assets(7) . . . .         .67       .64            .75        .71        .52        .27       .19
  Return on average total equity(7) . . . .        9.28     11.03          12.43      12.21       9.04       4.10      3.13
  Net interest margin(7)  . . . . . . . . .        5.74      5.36           5.42       4.90       4.55       4.94      4.80
  Loans to deposits . . . . . . . . . . . .       85.75     80.34          76.44      73.90      70.82      79.21     67.61
ASSET QUALITY RATIOS (%):
  Nonperforming assets to total assets  . .        1.16       .23            .49        .70        .37       1.11       .77
  Nonperforming loans to total loans  . . .        1.31       .08            .45       1.04        .57       1.16       .78
  Net loan charge-offs to average loans(7)         (.25)      .26            .04        .02        .59       1.40       .72
  Allowance for loan losses to total loans         1.16      1.06           1.07       1.22       1.29       1.32      1.79
  Allowance for loan losses to
    nonperforming loans . . . . . . . . . .          89     1,262            240        118        227        114       230
BANK CAPITAL RATIOS (%):
  Tier I risk-based capital . . . . . . . .        9.22      9.82           9.29      10.12      10.64       9.58      8.15
  Total risk-based capital  . . . . . . . .       10.40     11.05          10.41      11.37      11.89      10.83      9.41
  Tier I leverage . . . . . . . . . . . . .        7.33      6.00           6.83       5.74       5.24       6.09      4.93

                                                   (footnotes on following page)

                         (continued from previous page)


______________

       (1) All common share data has been adjusted for three (3) five percent (5%) Common Stock dividends declared effective on July 31, 1993, March 31, 1994 and March 31, 1995, and one (1) seven percent (7%) Common Stock dividend declared effective on March 31, 1996.

       (2) Book value per common share is based on common equity, calculated in the manner described in footnote (7) below, divided by the number of common and common equivalent shares outstanding.

       (3) Investments include federal funds sold and interest-bearing deposits in other financial institutions.

       (4)    Net of unearned income.

       (5) Preferred equity is calculated based on liquidation value of $7.50 per share of Preferred Stock. All shares of Preferred Stock outstanding as of October 17, 1995 were redeemed by the Company on December 10, 1995.

       (6)    Common equity is total stockholders' equity less preferred equity.

       (7) Ratios annualized for the six-month periods ended June 30, 1996 and 1995.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

       Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company, which analyzes the major elements of the Company's consolidated statements of operations and financial condition, should be read in conjunction with the detailed information and consolidated financial statements, and the notes related thereto, included elsewhere herein. References to the operations of the Company include the operations of the Bank, unless the context otherwise requires.

GENERAL

       The Company derives substantially all of its revenues and income from the operation of the Bank, which provides a full range of commercial and consumer banking services to small and middle market businesses and individuals in the Washington, D.C. metropolitan area. As of June 30, 1996, the Company had total assets of $96,567,552, net loans of $70,624,617, total deposits of $83,330,209 and total stockholders' equity of $6,820,308. The Company had net income of $679,598 for the year ended December 31, 1995, and $308,990 for the six months ended June 30, 1996.

       The Company holds deposits for individuals, businesses, and other organizations, and provides certain services related thereto for the convenience of its depositors. In most cases, the Company pays interest on funds which it holds on deposit for customers, and it also charges fees for certain services which it provides. The interest expense paid on deposits, and the noninterest income earned from service charges, are primarily related to the volume of deposits handled by the Company. The Company's primary source of revenue is the interest income and fees which its earns by lending and investing the funds which are held on deposit. Because loans generally earn higher rates of interest than investments, the Company seeks to employ as much of its deposit funds as possible in the form of loans to individuals, businesses and other organizations. In the interest of liquidity, however, a portion of the Company's deposits are maintained in cash, government securities, deposits with other financial institutions, and overnight loans of excess reserves (known as "federal funds sold") to large correspondent banks. The revenue which the Company earns (prior to deducting its overhead expenses) is essentially a function of the amount of the Company's loans and deposits, as well as the profit margin ("interest spread") and fee income which can be generated thereon.

       The principal measures of the performance of banking institutions are return on average equity and return on average assets. Return on average equity ("ROE") is determined by dividing annual net income by average stockholders' equity and indicates the effectiveness of an institution in generating net income from the capital invested by its stockholders. For the year ended December 31, 1995, and for the six months ended June 30, 1996 (on an annualized basis), the Company's ROE was 12.4% and 9.3%, respectively. Return on average assets ("ROA") measures net income in relation to total average assets and generally indicates an institution's ability to use its assets profitably. For the year ended December 31, 1995, and for the six months ended June 30, 1996 (on an annualized basis), the Company's ROA was 0.75% and 0.67%, respectively.

STRATEGIC PLAN

       As the local economy has improved during the last four years, the Company has devoted increasing effort and resources toward the stimulation of business growth and the expansion of its customer base. The following are the key action plans being pursued by the Company in the implementation of its growth and expansion strategy:

       Expanding the branch network.   One of the methods by which the Company
plans to grow is to conduct business in multiple locations, including expansion into the nearby Maryland and Virginia markets. For the foreseeable future, the Company expects to acquire or establish branch offices in high-density commercial districts, rather than residential areas, to further its objective of increasing the volume of commercial accounts and loans. The Bank established its first branch office in September 1994 by acquiring from the Resolution Trust Corporation ("RTC") a branch of a failed savings and loan association. The branch is located at 1275 Pennsylvania Avenue, N.W., in an area of downtown Washington which is experiencing significant development. As of June 30, 1996, the branch office had approximately 606 accounts with total deposits of approximately $8 million. Effective January 1, 1996, the Bank established a loan production office at 8201 Greensboro Drive in Tysons Corner, Virginia. On September 20, 1996, the OCC approved the Bank's application to establish a full service branch in Tysons Corner, which branch is expected to open for business in early 1997.

       Expanding products and services. In 1994, the Company commissioned a professional market research firm to evaluate the satisfaction level, service experience, and service needs among the Bank's current clients and certain clients who had recently closed their accounts. The survey identified the potential usage by existing clients of banking-related services not currently offered by the Bank. In response to needs identified in the market survey, the Bank established its own MasterCard/Visa credit card program, introduced two new types of accounts (Basic Checking, designed for customers with low and moderate incomes, and Century Pro, designed for higher-income professionals), introduced two new electronic banking services (TeleBank for personal accounts and ExecuBank for business accounts), established overdraft lines of credit for small businesses (Century Reserve), developed a comprehensive no-charge banking package for related accounts (Century Link), installed a remote ATM in the International Square food court, developed a high-interest money market account to compete with brokerage funds (Premier Investment Account), and introduced check-image statements for all accounts in June of 1996. The Company's current plan contemplates a continued emphasis on the development of commercial loan and deposit business, including expansion of its commercial product line (i.e., cash management and electronic banking services) as well as increased business development in the Maryland and Virginia markets.

       Exploring acquisition and merger opportunities. The Company has not sought out opportunities to be acquired by larger financial institutions, primarily because of its view that the long-term value of an independent banking franchise in the nation's capital will increase, rather than diminish, as consolidation trends continue. The Company does believe, however, that its franchise value and operating profitability would be enhanced by a significant increase in its asset size. For this reason, the Company in the past has explored, and expects to continue to explore in the future, merger and acquisition opportunities which would accelerate the Company's progress toward the achievement of its strategic plan. There can be no assurance that any such merger and acquisition opportunities will be realized in the future.

       There can be no assurance that the Company will be successful in implementing any of the future plans described above or that, even if implemented, such actions will produce the desired financial results. The foregoing matters should be taken into account when considering the more specific discussion of the Company's financial performance set forth herein.

                             RESULTS OF OPERATIONS

NET INCOME

       Net income was $308,990 ($0.26 per common share) for the first six months of 1996, compared with net income of $287,610 ($0.28 per common share) for the first six months of 1995, an increase of $21,380 or 7.4%. The increase in net income for the first six months of 1996 compared with the first six months of 1995 resulted principally from a $187,018 increase in net interest income, and a $109,866 increase in noninterest income partially offset by a $270,661 increase in noninterest expenses primarily attributable to costs associated with the Bank's new computer systems, as well as processing costs in support of new fee-generating products and services.

       Net income was $679,598 for 1995 ($0.69 per common share), compared with $590,904 for 1994 ($0.62 per common share), and $428,978 for 1993 ($0.45 per common share). These improvements resulted primarily from reductions in expenses relating to problem assets (provisions for losses on loans and other real estate owned, legal expenses related to collection matters, and similar expenses). As the local economy and the Company's asset quality have improved, the Company has utilized some of the expense reductions in the problem asset area to support new initiatives designed to stimulate quality asset growth, such as the branch office and business development efforts described above.

       In the above discussion, all "per share" amounts have been adjusted to give effect to the Company's seven percent (7%) stock dividend which was distributed to stockholders of record as of March 31, 1996, and the three (3) five percent (5%) stock dividends which were distributed to stockholders of record as of March 31, 1995, March 31, 1994 and July 31, 1993.

NET INTEREST INCOME

       Net interest income, which constitutes one of the principal sources of income for the Company, represents the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities. The net yield on total interest-earning assets, also referred to as interest rate margin or net interest margin, represents net interest income divided by average interest-earning assets. The Company's principal interest-earning assets are loans, investment securities and federal funds sold.

       Net interest income was $2,427,865 for the first six months of 1996, an increase of $187,018 or 8.3% compared with the first six months of 1995. The Company's average balance of net loans receivable and investment securities increased approximately $9,347,000 and decreased approximately $8,657,000, respectively, for the first six months of 1996 compared with the first six months of 1995, resulting in a net increase of approximately $903,000 in the Company's average total interest-earning assets. The Company's loan growth resulted primarily from new commercial loans generated through the Bank's loan production office in Tysons Corner, Virginia. The net interest margin of 5.74% for the first six months of 1996 increased 38 basis points from 5.36% for the first six months of 1995. The improvement in net interest margin resulted from the Company's ability to adjust its yield on interest-earning assets more rapidly, in response to rising market interest rates, than its cost of interest-bearing liabilities. Additionally, the Company's increased emphasis on commercial loans has increased the overall yield of the loan portfolio.

       Net interest income was $4,517,423 for 1995, an increase of $707,839 or 18.6% compared with net interest income of $3,809,584 for 1994, which represented an increase of $341,640 or 9.9% compared with net interest income of $3,467,944 for 1993. The Company's average total interest-earning assets increased from approximately $77,825,000 for 1994 to $83,348,000 for 1995, representing a 7.1% increase resulting principally from an increase in loans. The net interest margin of 5.42% for 1995 increased 52 basis points from 4.90% for 1994.

       The Company's net interest income is affected by changes in the amount and mix of interest-earning assets and interest-bearing liabilities, referred to as a "volume change." It is also affected by changes in yields earned on interest-earning assets and rates paid on interest-bearing deposits and other borrowed funds, referred to as a "rate change." The following tables set forth for each category of interest-earning assets and interest-bearing liabilities, the average amounts outstanding, the interest earned or paid on such amounts, and the average rate earned or paid for the six months ended June 30, 1996 and 1995, and for the years ended December 31, 1995, 1994 and 1993. The tables also set forth the average rate earned on total interest-earning assets, the average rate paid on total interest-bearing liabilities, and the net interest margin on average total interest-earning assets for the same periods.

                      AVERAGE BALANCES AND INTEREST RATES:
                                INTERIM PERIODS
                             (DOLLARS IN THOUSANDS)


                                                                     Six Months Ended June 30,
                                                    ------------------------------------------------------------
                                                                 1996                            1995
                                                    ----------------------------      --------------------------
                                                             Interest                          Interest
                                                    Average   Income/    Average      Average   Income/  Average
                                                    Balance   Expense     Rate        Balance   Expense   Rate
                                                    -------   -------    -------      -------   ----------------
INTEREST-EARNING ASSETS:
  Loans receivable, net                             $69,914     3,385      9.68%       60,567    $2,844   9.39%
  Investment securities, taxable(1)                  12,392       311      5.02%       20,058       514   5.12%
  Investment securities, non-taxable(1)(2)              250         6      4.80%        1,241        36   5.82%
  Federal funds sold                                    327        13      7.95%        1,236        36   5.75%
  Interest-earning deposits with banks                1,661        44      5.30%          539        11   4.21%
                                                    -------   -------                 -------   -------
    Total interest-earning assets(2)                 84,544     3,759      8.89%       83,641     3,441   8.23%
NONINTEREST-EARNING ASSETS:
  Cash and due from banks                             4,159                             3,698
  Other assets                                        3,978                             2,530
                                                    -------                           -------
Total noninterest-earning assets                      8,137                             6,228
                                                    -------                           -------
    Total assets                                    $92,681                           $89,869
                                                    =======                           =======

INTEREST-BEARING LIABILITIES:
  Deposits:
    Interest-bearing demand (NOW) deposits          $13,086       128      1.96%       12,820       131   2.05%
    Savings deposits                                  2,286        30      2.62%        2,776        37   2.65%
    Money market deposits                            22,681       365      3.22%       25,885       387   2.99%
    Time deposits                                    24,544       675      5.50%       22,699       589   5.19%
  Short-term borrowings                               4,640       133      5.73%        2,308        56   4.78%
                                                    -------    ------                 -------   -------
Total interest-bearing liabilities                   67,237     1,331      3.96%       66,488     1,200   3.61%
NONINTEREST-BEARING LIABILITIES:
  Noninterest-bearing deposits                       17,486                            16,535
  Other liabilities                                   1,296                             1,266
                                                    -------                           -------
Total noninterest-bearing liabilities                18,782                            17,801
                                                     ------                           -------
Stockholders' equity                                  6,662                             5,580
                                                    -------                           -------
  Total liabilities and stockholders' equity        $92,681                           $89,869
                                                    =======                           =======

Net interest income                                            $2,428                             2,241
                                                               ======                             =====

Net interest margin(2)                                                     5.74%                          5.36%
------------------------

(1)   Average balance and average rate for investment securities are computed based on book value of securities held-to-maturity and cost basis of securities available-for-sale.

(2)  Average rates on a fully taxable equivalent basis are as follows:

     Investment securities, non-taxable  . . . . . .                       7.74%                           9.93%
     Total interest-earning assets . . . . . . . . .                       8.90%                           8.29%
     Net interest margin . . . . . . . . . . . . . .                       5.75%                           5.42%

                      AVERAGE BALANCES AND INTEREST RATES:
                                 ANNUAL PERIODS
                             (DOLLARS IN THOUSANDS)

                                                                          Year Ended December 31,
                                              ------------------------------------------------------------------------------
                                                           1995                      1994                     1993
                                              ------------------------------------------------------------------------------
                                                       Interest                  Interest                  Interest
                                                Average Income/  Average Average  Income/ Average  Average  Income/  Average
                                                Balance Expense   Rate   Balance  Expense  Rate    Balance  Expense   Rate
                                                ------- -------  ------- -------  ------- -------  -------  -------  -------
INTEREST-EARNING ASSETS:  . . . . . . . . .
  Loans receivable, net . . . . . . . . . .     $62,639   6,011    9.60% $57,855    4,802   8.30%   54,069    4,572  8.46%
  Investment securities, taxable (1)  . . .      18,297     918    5.02%  18,251      829   4.54%   13,737      607  4.42%
  Investment securities, non-taxable (1)(2)         991      57    5.75%     127        6   4.45%        0        0    N/A
  Federal funds sold  . . . . . . . . . . .         428      37    8.64%   1,356       65   4.79%    6,101      182  2.99%
  Interest-earning deposits with banks  . .         993      56    5.64%     236       10   4.09%    2,319       94  4.02%
                                                -------  ------          -------   ------          -------   ------
    Total interest-earning assets (2) . . .      83,348   7,079    8.49%  77,825    5,712   7.34%   76,226    5,455  7.16%
NONINTEREST-EARNING ASSETS:
  Cash and due from banks . . . . . . . . .       3,854                    3,851                     4,389
  Other assets  . . . . . . . . . . . . . .       2,907                    1,378                     1,239
                                                -------                  -------                   -------
Total noninterest-earning assets  . . . . .       6,761                    5,229                     5,628
                                                -------                  -------                   -------
    Total assets  . . . . . . . . . . . . .     $90,109                  $83,054                   $81,854
                                                =======                  =======                   =======

INTEREST-BEARING LIABILITIES:
  Deposits:
    Interest-bearing demand (NOW) deposits      $12,230     258    2.11% $11,926      248   2.08%   11,995      262  2.18%
    Savings deposits  . . . . . . . . . . .       2,526      67    2.65%   2,564       66   2.59%    2,137       60  2.80%
    Money market deposits . . . . . . . . .      25,153     778    3.09%  24,784      618   2.49%   27,024      700  2.59%
    Time deposits . . . . . . . . . . . . .      23,128   1,269    5.49%  20,738      922   4.44%   20,039      920  4.59%
  Short-term borrowings . . . . . . . . . .       3,526     190    5.39%   1,102       43   3.93%      437       11  2.48%
  Note payable  . . . . . . . . . . . . . .           0       0      N/A      51        5   8.20%      374       34  9.00%
                                                -------  ------         --------   ------          -------   ------
Total interest-bearing liabilities  . . . .      66,563   2,562    3.85%  61,165    1,902   3.11%   62,006    1,987  3.20%
NONINTEREST-BEARING LIABILITIES:
  Noninterest-bearing deposits  . . . . . .      16,841                   16,159                    14,756
  Other liabilities . . . . . . . . . . . .       1,236                      646                       346
                                                -------                 --------                   -------
Total noninterest-bearing liabilities . . .      18,077                   16,805                    15,102
                                                -------                   ------                   -------
Stockholders' equity  . . . . . . . . . . .       5,469                    5,084                     4,746
                                                -------                  -------                   -------
  Total liabilities and stockholders' equity    $90,109                  $83,054                   $81,854
                                                =======                  =======                   =======

Net interest income . . . . . . . . . . . .              $4,517                    $3,810                    $3,468
                                                         ======                    ======                    ======

Net interest margin (2) . . . . . . . . . .                        5.42%                    4.90%                    4.55%
---------------------------

(1) Average balance and average rate for investment securities are computed based on book value of securities held-to-maturity and cost basis of securities available-for-sale.

(2)    Average rates on a fully taxable equivalent basis are as follows:

       Investment securities, non-taxable                       9.27%                7.29%                  N/A
       Total interest-earning assets                            8.53%                7.34%                7.16%
       Net interest margin                                      5.46%                4.90%                4.55%

       Changes in interest income and interest expense can result from changes in both volume and rate. The Company has an asset and liability management policy designed to provide a proper balance between rate sensitive assets and rate sensitive liabilities, to attempt to maximize interest margins and to provide adequate liquidity for anticipated needs.

       The following table sets forth for the periods indicated a summary of the changes in interest earned and interest paid resulting from changes in volume and rate. The allocation of the rate/volume variance has been made pro rata based on the percentage that volume and rate variances produce in each category.

                  RATE/VOLUME ANALYSIS OF NET INTEREST INCOME
                             (DOLLARS IN THOUSANDS)

                                 Six Months Ended                   Year Ended                       Year Ended
                                  June 30, 1996                 December 31, 1995                 December 31, 1994
                                  Compared With                   Compared With                     Compared With
                                  June 30, 1995                 December 31, 1994                 December 31, 1993
                            Increase (Decrease) due to      Increase (Decrease) due to       Increase (Decrease) due to
                           -----------------------------  ------------------------------  --------------------------------
                            Volume    Rate     Changes      Volume    Rate     Changes      Volume      Rate     Changes
                            ------   ------- -----------  ---------  ------- -----------  ----------  -------- -----------
INTEREST EARNED ON:
 Loans receivable, net  . .   $446     95         541          428     781       1,209       (317)      (87)       (230)
  Investment securities,
  taxable   . . . . . . . .   (194)    (9)       (203)           2      87          89        202        20         222
  Investment securities,
  non-taxable   . . . . . .    (26)    (4)        (30)          45       6          51          3         3           6
  Federal funds sold  . . .    (31)     8         (23)         (62)     34         (28)      (185)       67        (117)

  Interest-earning
  deposits with banks . . .     26      7          33           37       9          47        (84)        1         (84)
                              ----     --         ---          ---       -       -----       ----         -         ---
   Total interest income. .   $221     97         318          450     917       1,368        253         4         257
                              ----     --         ---          ---     ---       -----       ----        --         ---
INTEREST PAID ON:
  Interest-bearing (NOW)
  deposits  . . . . . . . .      3     (6)         (3)           6       4          10         (2)      (12)        (14)
  Savings deposits  . . . .     (6)    (1)         (7)          (1)      2           1         12        (6)          6
  Money market deposits        (50)    28          22           10     150         160        (57)      (25)        (82)

  Time deposits   . . . . .     49     37          86          119     228         346         32       (30)          2

  Short-term borrowings         62     15          77          113      34         147         21        11          32

  Note payable  . . . . . .     --     --          --           (5)     --          (4)       (28)       (1)        (29)
                              ----     --         ---          ---     ---       -----       ----        --         ---
   Total interest expense .     58     73         131          242     418         660        (22)      (63)        (85)
                              ----     --         ---          ---     ---       -----       ----        --         ---
Net interest income . . . .   $163     24         187          208     499         708        275        67         342
                              ====     ==         ===          ===     ===       =====       ====        ==         ===

PROVISION FOR LOAN LOSSES

       Provisions for loan losses are charged to income to bring the total allowance for loan losses to a level deemed appropriate by management of the Company based on such factors as historical experience, the volume and type of lending conducted by the Company, the amount of nonperforming assets, regulatory policies, generally accepted accounting principles, general economic conditions, and other factors related to the collectibility of loans in the Company's portfolio.

       The provision for loan losses for the first six months of 1996 was zero, compared with $8,899 for the first six months of 1995. The provision for loan losses was $26,347 for 1995 compared with $19,431 for 1994, representing an increase of $6,916 or 36% from 1994, and a decrease of $290,839 compared with the provision for loan losses of $310,270 for 1993, which represented a decrease of $285,671 or 48% compared with the provision for loan losses of $595,941 for 1992. The prior reductions in the loan loss provision since 1992 reflect improvement in national and local economic conditions as well as the quality of the Company's asset portfolio. For the periods from 1992 to 1994, the decline in the provision for loan losses relative to 1992 and prior periods was the primary cause of the reported improvements in the Company's financial performance.

       From January 1, 1994 through June 30, 1996, the Company's provisions for loan losses have been modest compared to the provisions charged to income in the preceding three years. The reasons for this are two-fold. First, the Company has been able to recover sufficient monies on previously charged-off loans to offset loan losses experienced since 1993, with the result that the allowance has been maintained or increased with minimal provisions charged to income. Second, improvements in national and local economic conditions, as well as the Company's asset portfolio, have resulted in such allowance being deemed adequate even though the overall size of the portfolio has increased significantly.

       In view of the Company's plans to continue its loan growth with increased emphasis on commercial loans (which are generally considered to be more risky than loans secured by real estate), it is unlikely that the Company will be able to continue to maintain an adequate allowance for loan losses without increasing the allowance through provisions charged to income. The Company does not presently anticipate that such provisions will have a material adverse impact on the Company's results of operations in future periods.

NONINTEREST INCOME

       The Company's primary source of noninterest income is service charges on deposit accounts. The remaining noninterest income is derived from Mastercard/Visa, wire transfer, collection and cashier's check fees, mortgage loan referral fees, and safe deposit box rentals. Also included in this category are gains and losses realized on the sale of investment securities and certain other items of income, whether recurring or not, which are not elsewhere classified.

       Noninterest income for the first six months of 1996 was $353,819, an increase of $109,866 or 45% compared with noninterest income of $243,953 for the first six months of 1995. This increase results primarily from fees generated in connection with the Bank's Mastercard/Visa credit card program which was initially established in March 1995.

       Noninterest income was $590,339 for 1995, compared with $555,048 for 1994, an increase of $35,291 or 6.4% resulting primarily from fees associated with the credit card program. Noninterest income of $555,048 for 1994 represented a decrease of $16,536 or 2.9% compared with noninterest income of $571,584 for 1993, which represented a decrease of $39,755 or 6.5% compared with noninterest income of $611,339 for 1992. Substantially all of the decrease from 1993 to 1994 resulted from the $11,748 loss realized in 1994 in connection with the sale of certain investment securities, compared with no gains or losses on such sales in 1993. Noninterest income decreased from 1992 to 1993 principally as a result of $122,180 in gains on sales of investment securities which were realized in 1992 but not repeated in 1993.

       The following table sets forth the various categories of noninterest income for the six months ended June 30, 1996 and 1995, and for the years ended 1995, 1994 and 1993.


                               NONINTEREST INCOME
                             (DOLLARS IN THOUSANDS)


                                                      Six Months Ended
                                                        June 30,                          Year Ended December 31,
                                                    -----------------------    ------------------------------------------

                                                    1996   % Change    1995    1995  % Change     1994  % Change     1993
                                                    ----   --------    ----    ----  --------     ----  --------     ----
Service charges on deposit accounts . . . .         $217     25.4%      173     379     11.5%      340     -1.2%     344
Commission and fee income   . . . . . . . .          126    106.6%       61     198    164.0%       75    -27.9%     104
Safe deposit box rentals . .  . . . . . . .           11    120.0%        5       6    -60.0%       15     15.4%      13
Gain (loss) on sale of securities   . . . .          -0-   -100.0%       (3)     (3)   -75.0%      (12)      N/A       0
Other income    . . . . . . . . . . . . . .          -0-   -100.0%        8      10    -92.7%      137     23.4%     111
                                                    ----   -------      ---     ---    ------      ---    ------     ---

Total noninterest income  . . . . . . . . .         $354     45.1%      244     590      6.3%      555     -3.0%     572
                                                    ====   =======      ===     ===    ======      ===    ======     ===


NONINTEREST EXPENSE

         The Company's noninterest expense has been consistently higher in relation to its asset size than the average for small community banks. As described above under "-- Strategic Plan," the Company's strategy is to increase its asset size significantly so that its level of noninterest expense in relation to its assets is more in line with those of comparable institutions.

       To support an increased rate of asset growth, branch expansion and increased product and service offerings, during 1995 and the first six months of 1996 the Company invested approximately $1 million to upgrade its telephone and computer systems. In addition to these capital expenditures, the Company has incurred consulting expenses associated with the installation, specialized programming and security aspects of the computer system. As a result, the Company's noninterest expenses during such periods have increased in anticipation of a subsequent increase in total assets. In addition, to the extent that asset growth results from branch expansion, noninterest expenses can be expected to increase further as a result of rental, salary and other operating expenses associated with such branches. No assurance may be given, however, that the anticipated asset growth or branch expansions will occur.

         Noninterest expense was $2,280,990 for the first six months of 1996, an increase of $270,661 or 13.5% compared with noninterest expense of $2,010,329 for the first six months of 1995. This increase resulted principally from depreciation expenses associated with the Bank's new computer and telephone systems and remote ATM, as well as data processing costs in support of the credit card program.

         Noninterest expense was $4,044,653 for 1995, compared with $3,380,751 for 1994, representing an increase of $663,902 or 19.6%, and which represented an increase of $344,371 or 11.3% compared with noninterest expense of $3,036,380 for 1993. The increases from 1993 to 1994 and from 1994 to 1995 were primarily attributable to increased personnel and occupancy expenses associated with the Pennsylvania Avenue branch office, which was acquired on September 16, 1994, together with increased expenses incurred in connection with marketing programs.

         The following table sets forth the various categories of noninterest expense for the six months ended June 30, 1996 and 1995, and for the years ended 1995, 1994 and 1993.


                              NONINTEREST EXPENSE
                             (DOLLARS IN THOUSANDS)


                                                       Six Months Ended
                                                           June 30,                          Year Ended December 31,
                                                    ----------------------------------------------------------------------

                                                    1996   %Change     1995    1995   %Change      1994  %Change      1993
                                                    ----   -------     ----    ----   -------      ----  -------      ----
Salaries and employee benefits  . . . . . .         $951      4.2%      913    1,927    20.8%     1,595    12.6%     1,417
Occupancy and equipment expense . . . . . .          242     -4.7%      254      517    18.0%       438    21.3%       361
Depreciation and amortization . . . . . . .          189    170.0%       70      151    11.0%       136   130.5%        59
Professional fees . . . . . . . . . . . . .          239     58.3%      151      327     0.9%       324     0.9%       321
Data processing . . . . . . . . . . . . . .          217    112.7%      102      332    83.4%       181   -16.2%       216
Federal deposit insurance premiums  . . . .            5    -95.0%      100       88   -47.9%       169     0.0%       169
Communications  . . . . . . . . . . . . . .          105     36.4%       77      161    41.2%       114     6.5%       107
Marketing and public relations  . . . . . .           97     56.5%       62      169    42.0%       119     2.6%       116
Branch expenses paid to RTC . . . . . . . .          -0-   -100.0%       21       21   -27.6%        29      N/A         0
Office and operations expenses  . . . . . .          110    -24.1%      145      208    20.9%       172    18.6%       145
Insurance and lobby security  . . . . . . .           49     16.7%       42       86    48.3%        58    11.5%        52
Provision for losses on OREO  . . . . . . .           13    -72.3%       47       48      N/A         0  -100.0%         3
Other expenses  . . . . . . . . . . . . . .           64    146.2%       26       10   -78.3%        46   -34.3%        70
                                                  ------    ------    -----    -----   ------     -----  -------     -----

Total noninterest expense . . . . . . . . .       $2,281     13.5%    2,010    4,045    19.6%     3,381    11.4%     3,036
                                                  ======    ======    =====    =====   ======     =====  =======     =====

INTEREST RATE SENSITIVITY MANAGEMENT

       Net interest income, which constitutes one of the principal sources of income for the Company, represents the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities. The difference between the Company's interest-rate sensitive assets and interest-rate sensitive liabilities for a specified time-frame is referred to as "gap." Interest rate sensitivity reflects the potential effect on net interest income of a movement in interest rates. A financial institution is considered to be asset sensitive, or having a positive gap, when the amount of its interest-earning assets maturing or repricing within a given period exceeds the amount of its interest-bearing liabilities also maturing or repricing within that time period. Conversely, a financial institution is considered to be liability sensitive, or having a negative gap, when the amount of its interest-bearing liabilities maturing or repricing within a given period exceeds the amount of its interest-earning assets also maturing or repricing within that time period. During a period of rising interest rates, a positive gap would tend to increase net interest income, while a negative gap would tend to have an adverse effect on net interest income. During a period of falling interest rates, a positive gap would tend to have an adverse effect on net interest income, while a negative gap would tend to increase net interest income.

       Management of the Company seeks to maintain a balanced interest rate risk position to protect its net interest margin from market fluctuations. Toward this end, the Company maintains an Asset/Liability Committee (the "ALCO Committee") which reviews, on a regular basis, the maturity and repricing of the assets and liabilities of the Company. The ALCO Committee has adopted the objective of achieving and maintaining a one-year cumulative ratio of interest-earning assets to interest-bearing liabilities of 90% to 110%. On a consolidated basis, the Company's one year cumulative ratio of interest-earning assets to interest-bearing liabilities was 108% at the end of June 30, 1996.

       The following table sets forth the interest-rate sensitive assets and liabilities of the Company at June 30, 1996, which are expected to mature or are subject to repricing in each of the time periods indicated.

                 INTEREST RATE SENSITIVE ASSETS AND LIABILITIES
                             (DOLLARS IN THOUSANDS)

                                                          TERM TO REPRICING (at June 30, 1996)
                                                    -----------------------------------------------------------
                                                    90 Days   91-180  181 Days          Over
                                                    or Less   Days    to 1 Year        1 Year            Total
                                                    -------   ------  ---------        ------           -------
Interest-earning assets:
  Interest-bearing deposits                          $5,752      -        -               -               5,752
  Investment securities, taxable                      5,653    2,991      -             1,605            10,249
  Investment securities, non-taxable                    -         85      -               165               250
  Loans                                              30,278    7,338   12,449          21,479            71,544
                                                    -------   ------   ------          ------            ------
    Total interest-earning assets                    41,683   10,414   12,449          23,249            87,795


Interest-bearing liabilities:
  Interest-bearing demand and
    NOW accounts(1)                                     -      5,240    5,240             -              10,480
  Savings deposits(1)                                   -        -      2,226             -               2,226
  Money market deposits                              23,772      -        -               -              23,772
  Time deposits                                       8,142    3,697    8,523           5,264            25,633
  Borrowed funds                                      2,581      -        -             2,800             5,381
                                                    -------   ------   ------          ------            ------
    Total interest-bearing liabilities               34,502    8,937   15,989           8,064            67,492
                                                    -------   ------   ------          ------            ------

Interest sensitivity gap per period                 $ 7,181    1,477   (3,540)         15,185            20,303
                                                    =======   ======   ======          ======            ======

Cumulative gap                                      $ 7,181    8,658    5,118          20,303            20,303
                                                    =======   ======   ======          ======            ======

Cumulative gap as percent of total assets              7.44%    8.97%   (5.30)%         21.02%            21.02%
                                                    =======   ======   ======          ======            ======

Cumulative interest-earning
  assets as percent of cumulative
  interest-bearing liabilities                          121%     120%     110%            130%              130%
                                                        ===      ===      ===             ===               ===

-------------

(1) The repricing analysis set forth in the table above with respect to interest-bearing demand and NOW accounts and savings deposits assumes, based upon management's historical experience, that such interest-bearing liabilities are generally insensitive to pricing changes.

                        ANALYSIS OF FINANCIAL CONDITION

LOANS AND ASSET QUALITY

       The loan portfolio is the largest category of the Company's earning assets. The Company presently is, and in the future expects to remain, a middle market banking organization serving professionals and businesses with interests in and around Washington, D.C. Management believes that the increase in loans from $56,644,000 at the end of 1993 to $71,455,000 as of June 30, 1996, is primarily attributable to increased loan demand resulting from the improving economy in the Washington, D.C. metropolitan area and the Company's business development and marketing initiatives. The volume of the Company's loans remained virtually unchanged during the three year period ended December 31, 1993, principally as a result of a weak local economy and an internal focus on maintaining and improving the quality of the Company's loan portfolio.

       Most of the Company's real estate lending is in the Washington, D.C. metropolitan area, and a substantial portion of its loan portfolio is collateralized by first mortgages and home equity lines of credit on residences. This concentration is declining, however, as the Company continues its emphasis on the development of new commercial loan business. As of June 30, 1996 and December 31, 1995, approximately $44,619,000 (62%) and $46,103,000
(67%) of the Company's total loan portfolio, respectively, consisted of loans secured by real estate, of which one-to-four-family residential mortgage loans and home equity lines of credit represented $26,849,000 (38%) and $30,561,000 (44%), respectively, of the Company's total loan portfolio.

       The level of nonperforming loans is also relevant to the credit quality of a loan portfolio. As of June 30, 1996, December 31, 1995 and December 31, 1994, nonperforming loans amounted to approximately $934,000, $308,000 and $628,000 or 1.31%, 0.45% and 1.04% of total loans, respectively. The increase in nonperforming loans from December 31, 1995 to June 30, 1996, resulted primarily from the past due status of certain fully-secured real estate loans originated prior to 1993. See "-- Nonperforming Assets." No loss is anticipated with respect to these credits in excess of any specific reserves established within the allowance for loan losses.

       Loan concentrations are defined as aggregate credits extended to a number of borrowers engaged in similar activities or resident in the same geographic region, which would cause them to be similarly affected by economic or other conditions. The Company, on a routine basis, evaluates these concentrations for purposes of policing its concentrations and making necessary adjustments in its lending practices to reflect current economic conditions, loan to deposit ratios and industry trends. As a result of the Company's existing branch locations, the Company has significant concentrations of customers and assets in the metropolitan Washington, D.C. area.

       The industry concentrations in excess of 10% of total loans, where the borrowers as a group might be affected similarly by economic changes, consists of loans to members of the legal profession $18,982,000, business services $11,156,000, and health care services $9,791,000. The Company offers lines of credit, credit cards, home equity lines, and mortgage loans to these groups. The amount of such loans which are past due or considered by management to be potential problem loans is not material.

       Loans to directors, executive officers and principal stockholders of the Company and to directors and officers of the Bank are subject to limitations contained in the Federal Reserve Act, the principal effect of which is to require that extensions of credit by the Bank to executive officers, directors, and ten percent stockholders satisfy certain standards. The Bank routinely makes loans in the ordinary course of business to certain directors and executive officers of the Company and the Bank, their associates, and members of their immediate families. In accordance with Federal Reserve Act guidelines, these loans are made on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with others and do not involve more than normal risk of collectibility or present other unfavorable features. As of June 30, 1996, loans and commitments outstanding to directors and executive officers of the Company and the Bank, their associates and members of their immediate families totaled $2,780,000 (net of participations sold to other banks on a non-recourse basis), which represented approximately 3.1% of total loans and commitments outstanding as of that date. As of June 30, 1996, none of these loans outstanding from the Bank to related parties was on non-accrual, past due, restructured or considered by management to be a potential problem loan.

       The following table sets forth the composition of the Company's loan portfolio by type of loan on the dates indicated.

                            LOAN PORTFOLIO ANALYSIS
                             (DOLLARS IN THOUSANDS)

                                          June 30,                           December 31,
                                      ----------------- ------------------------------------------------------
                                             1996               1995              1994              1993
                                      ----------------- ----------------- -----------------  -----------------
                                                             Aggregate Principal Amount
                                                             --------------------------
 Type of loan:
   1-4 family residential mortgage    $       20,889            24,921            26,024             25,282
   Home equity loans                           5,960             5,640             6,035              6,973
   Multifamily residential                     2,146             2,087             2,164              2,230
   Construction                                1,752             1,545             1,337              2,536
   Commercial real estate                     13,872            11,910             8,025              5,539
   Commercial loans                           15,710            13,213             9,229              8,199
   Installment and credit card loans          10,552             9,023             6,475              5,536
   Other loans                                   664               963             1,486                441
                                      --------------    --------------    --------------     --------------
 Gross loans                                  71,545            69,302            60,775             56,736
   Less: Unearned income                         (90)              (98)             (112)               (92)
                                      --------------    --------------    --------------     --------------
 Total loans, net of unearned         $       71,455            69,204            60,663             56,644
                                      ==============    ==============    ==============     ==============

                                                            Percentage of Loan Portfolio
                                                            ----------------------------
 Type of loan:
   1-4 family residential mortgage             29.20%            35.96%            42.82%             44.56%
   Home equity loans                            8.33%             8.14%             9.93%             12.29%
   Multifamily residential                      3.00%             3.01%             3.56%              3.93%
   Construction                                 2.45%             2.23%             2.20%              4.47%
   Commercial real estate                      19.39%            17.18%            13.20%              9.76%
   Commercial loans                            21.95%            19.07%            15.19%             14.45%
   Installment and credit card loans           14.75%            13.02%            10.65%              9.76%
   Other loans                                  0.93%             1.39%             2.45%              0.78%
                                       -------------     -------------     -------------      -------------
 Gross loans                                  100.00%           100.00%            100.0%             100.0%
                                       =============     =============     =============      =============

       The following table sets forth the maturities of loans (based upon contractual dates) outstanding as of June 30, 1996, and an analysis of sensitivities of loans due to changes in interest rates. The Company's portfolio of adjustable rate home mortgages consists of loans to regular customers in the local market area. Such loans generally have balloon maturities within ten years or less, with 2% annual and 6% lifetime "caps" on interest rate changes. Borrowers have the right to prepay such loans without penalty.

                    MATURITIES AND RATE SENSITIVITY OF LOANS
                             (DOLLARS IN THOUSANDS)

                                                          OVER 1 YEAR
                                                        THROUGH 5 YEARS          OVER 5 YEARS
                                                      -------------------    --------------------
                                         ONE YEAR      FIXED     FLOATING      FIXED     FLOATING
                                          OR LESS       RATE       RATE        RATE        RATE       TOTAL
                                        ---------     ------     --------    -------     --------    ------
 Commercial  . . . . . . . . . . .       $12,853       2,692        -           165          -       15,710
 Commercial real estate  . . . . .         6,063         472       5,167      2,170          -       13,872
 Residential mortgage/
   home equity . . . . . . . . . .        25,331         989       1,846        507         322      28,995
 Construction  . . . . . . . . . .         1,493         259        -          -             -        1,752
 Installment/credit card . . . . .         8,597       1,107         825         23          -       10,552
 Other . . . . . . . . . . . . . .           664         -          -          -             -          664
                                         -------       -----       -----      -----         ---      ------
      Total  . . . . . . . . . . .       $55,001       5,519       7,838      2,865         322      71,545
                                         =======       =====       =====      =====         ===      ======

NONPERFORMING ASSETS

       Generally, interest on loans is accrued and credited to income based upon the principal balance outstanding. It is the Company's policy to discontinue the accrual of interest income and classify a loan as non-accrual when principal or interest is past due 90 days or more and the loan is not well secured and in the process of collection, or when, in the opinion of management, principal or interest is not likely to be paid in accordance with the terms of the obligation. The Company will generally charge-off loans after 180 days of delinquency unless adequately collateralized and in the process of collection. A loan is considered in the process of collection if, based on a probable specific event, management believes that the loan will be repaid or brought current within a reasonable period of time. Loans will not be returned to accrual status until future payments of principal and interest appear certain. Interest accrued and unpaid at the time a loan is placed on non-accrual status is charged against interest income. Subsequent payments received are applied to the outstanding principal balance.

       Real estate acquired by the Company as a result of foreclosure or in-substance foreclosure is classified as other real estate owned ("OREO"). Such loans are reclassified to OREO and recorded at the lower of cost or fair market value less estimated selling costs, and the estimated loss, if any, is charged to the allowance for loan losses at that time. Further allowances for losses are recorded as charges to other expenses at the time management believes additional deterioration in value has occurred.

       The following table sets forth certain information with respect to the Company's non-accrual loans, OREO, and accruing loans which are contractually past due 90 days or more as to principal or interest, for the periods indicated.

                              NONPERFORMING ASSETS
                             (DOLLARS IN THOUSANDS)

                                          June 30,                     Year Ended December 31,
                                      ----------------- ------------------------------------------------------
                                            1996               1995              1994              1993
                                      ----------------- ----------------- -----------------  -----------------
 Non-accrual loans                      $934                      8               628               322

 Accruing past due 90+ days                0                    300                 0                 0
                                      ------                    ---               ---                 -
    Total nonperforming loans            934                    308               628               322
 Other real estate owned                 185                    193                 0                 0
                                      -----                     ---               ---                 -
    Total nonperforming assets        $1,119                    501               628               322
                                      ======                    ===               ===               ===


 Nonperforming to total assets          1.16%                  0.49%             0.70%             0.37%
                                      ======                   ====              ====              ====


       The amount of interest on non-accrual loans which would have been recorded as income under the original terms of such loans was approximately $60,400 for the first six months of 1996, and approximately $1,000, $32,000 and $2,000 for the years ended 1995, 1994 and 1993, respectively. The amount of interest income recognized on non-accrual loans that was included in net income for the first six months of 1996 and for the year ended 1995 was approximately $24,300 and $3,500, respectively.

       Non-accrual loans as of June 30, 1996 consisted primarily of five secured real estate loans totaling $791,000, all of which were originated prior to 1993. As of October 15, 1996, one of these loans in the amount of $134,000 had been paid in full, two of the loans totaling $286,000 had been brought current or renewed on a secured basis, and two loans totaling $371,000 remained past due and on non-accrual status. One of the two non-accrual loans having a balance of $300,000 is secured by a first lien on a single family home that is under contract for sale, with settlement expected prior to December 31, 1996.

       Other real estate owned as of June 30, 1996 consisted of one property located in the District of Columbia, which the Company acquired through foreclosure of a loan that was originated prior to 1993. As of October 15, 1996, the property had been sold for cash and the Company had recovered the full balance carried on its books at June 30, 1996.

       In view of the fact that the recent increase in nonperforming assets is primarily attributable to loans originated prior to 1993, management of the Company does not view the increase in the ratio of nonperforming assets to total assets as an indication of declining asset quality for loans originated during the growth in the loan portfolio experienced during the past two years, or for the loan portfolio as a whole.

ALLOWANCE FOR LOAN LOSSES

       In originating loans, the Company recognizes that credit losses will be experienced and the risk of loss will vary with, among other things, general economic conditions, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the quality of the collateral for such loan. The Company maintains an allowance for loan losses based upon, among other things, such factors as historical experience, the volume and type of lending conducted by the Company, the amount of nonperforming assets, regulatory policies, generally accepted accounting principles, general economic conditions, and other factors related to the collectibility of loans in the Company's portfolios. In addition to unallocated allowances, specific allowances are provided for individual loans when ultimate collection is considered questionable by management after reviewing the current status of loans which are contractually past due and considering the net realizable value of the collateral for the loan.

       Management actively monitors the Company's asset quality in a continuing effort to charge-off loans against the allowance for loan losses when appropriate and to provide specific loss allowances when necessary. Although management believes it uses the best information available to make determinations with respect to the allowance for loan losses, future adjustments may be necessary if economic conditions differ from the assumptions used in making the initial determinations. Based upon criteria consistently applied during the period 1993 to 1995, the Company's allowance for loan losses was $730,000 (or 1.29% of total loans) as of December 31, 1993, $740,000 (or
1.22% of total loans) as of December 31, 1994, and $740,000 (or 1.07% of total loans) as of December 31, 1995. As of June 30, 1996, the allowance for loan losses amounted to $830,000 (or 1.16% of total loans). The allowance for loan losses as a percentage of nonperforming loans decreased from 240% as of December 31, 1995 to 89% as of June 30, 1996, as a result of the increased level of nonperforming loans discussed above.

       The following table sets forth an analysis of the Company's allowance for loan losses for the periods indicated.

                           ALLOWANCE FOR LOAN LOSSES
                             (DOLLARS IN THOUSANDS)


                                         Six Months
                                            Ended
                                          June 30,                     Year Ended December 31,
                                      --------------    ---------------------------------------------------
                                            1996               1995              1994              1993
                                      --------------    --------------    --------------     --------------
 Average loans outstanding            $       70,792            63,354            58,636             54,945
                                      ==============    ==============    ==============     ==============

 Loans outstanding at period-end              71,455            69,204            60,663             56,644
                                      ==============    ==============    ==============     ==============

    Total nonperforming loans                    934               308               628                322
                                      ==============    ==============    ==============     ==============

 Beginning balance of allowance                  740               740               730                744
 Loans charged-off:
   1-4 family residential mortgage                 0               137                33                 84
   Home equity loans                               0                 0                61                  0
   Multifamily residential                         0                 0                 0                  0

   Construction                                    0                 0                 0                  0
   Commercial real estate                          0                 0                 0                  0
   Commercial loans                                0                10                 1                232
   Installment & credit card loans                16                51                11                 70
   Other loans                                     0                 0                 0                  1
                                      --------------    --------------    --------------     --------------
 Total loans charged-off:                         16               198               106                387
 Recoveries of previous charge-offs:
   1-4 family residential mortgage                37                77                 7                  1
   Home equity loans                               0                 0                14                  0
   Multifamily residential                         0                 0                 0                  0
   Construction                                    0                 0                 0                  0
   Commercial real estate                          0                 0                 0                  0
   Commercial loans                               69                93                71                 54
   Installment & credit card loans                 0                 2                 5                  5
   Other loans                                     0                 0                 0                  3
                                      --------------    --------------    --------------     --------------
 Total recoveries                                106               172                97                 63

                                      --------------    --------------    --------------     --------------

 Net loans charged-off (recovered)               (90)               26                 9                324

 Provisions for loan losses                       --                26                19                310
                                      --------------    --------------    --------------     --------------

 Balance at period-end                $          830               740               740                730
                                      ==============    ==============    ==============     ==============

 Net charge-offs to average loans              (0.25%)            0.04%             0.02%              0.59%

 Allowance as percent of total loans            1.16%             1.07%             1.22%              1.29%

 Nonperforming as % of total loans              1.31%             0.45%             1.04%              0.57%

 Allowance as % of nonperforming                  89%              240%              118%               227%

       Although the Company considers the composition of its loan portfolio, and the loss potential associated with different types of loans, in determining the level of the allowance, the Company does not formally allocate its allowance for loan losses by loan category.

INVESTMENT ACTIVITIES

       The Company's investment portfolio increased significantly in 1993 as loan growth lagged behind deposit growth. In 1994, all of the branch deposits acquired by the Bank from the RTC were initially invested in U.S. Treasury and agency securities, pending anticipated deposit runoff and eventual redeployment of such deposits into the loan portfolio. The Company's investments of $10,499,000 as of June 30, 1996 consisted primarily of U.S. Treasury securities, federal agency obligations, and mortgage-backed securities. This represented a decline of $3,179,000 or 23% compared to December 31, 1995, as investment maturities were used to fund loan growth and cyclical deposit runoff.

       The following table sets forth the book value of the Company's investment portfolio as of the dates indicated. Investment securities held to maturity are stated at cost, adjusted for amortization of premium and accretion of discount. Investment securities available for sale are stated at market in accordance with SFAS No. 115, "Accounting For Certain Investments in Debt and Equity Securities," which was adopted by the Company in 1994. Investments classified as available for sale at December 31, 1993, prior to the adoption of SFAS No. 115, were considered held for sale and carried at the lower of cost or market value.


                        INVESTMENT PORTFOLIO COMPOSITION
                             (DOLLARS IN THOUSANDS)

                                          June 30,                     Year Ended December 31,
                                      --------------    ------------------------------------------------------
                                            1996               1995              1994              1993
                                      --------------    ----------------- -----------------  -----------------
 Available for sale:
    U.S. Treasuries and agencies      $        6,965             9,968            18,323             14,866
    Mortgage-backed securities                 2,656             2,994             3,356              6,485
                                      --------------    --------------    --------------     --------------
       Total available for sale                9,621            12,962            21,679             21,351

 Held to maturity:
    State, county and municipal                  250               250               250                  0

    Other                                        628               467               532                527
                                      --------------    --------------    --------------     --------------
       Total held to maturity                    878               717               782                527

                                      --------------    --------------    --------------     --------------
 Total investment securities          $       10,499            13,679            22,461             21,878
                                      ==============    ==============    ==============     ==============

       The following table sets forth the maturity distribution and weighted average yield of the investment portfolio of the Company as of June 30, 1996. The calculation of the weighted average yields is based on yield, weighted by the respective book value of the securities, using cost basis in the case of securities available for sale.


                   INVESTMENT PORTFOLIO--MATURITY AND YIELDS
                             (DOLLARS IN THOUSANDS)

                                                                   June 30, 1996
                                      ------------------------------------------------------------------------
                                           1 Year           1 Year to         5 Years to           After
                                           or Less           5 Years           10 Years          10 Years
                                      ----------------- ----------------- -----------------  -----------------
 Maturity Distribution:

    U.S. Treasury securities          $        1,997                 0                 0                  0
    U.S. Government agencies                   3,991               976                 0                  0
    Mortgage-backed securities                     0                 0                 0              2,657
    State, county and municipal                   85               165                 0                  0

    Other                                          0                 0                 0                628
                                      --------------    --------------    --------------     --------------
       Total                          $        6,073             1,141                 0              3,285
                                      ==============    ==============    ==============     ==============

 Weighted Average Yield:

    U.S. Treasury securities                    5.18%               N/A              N/A                 N/A
    U.S. Government agencies                    5.53%             6.33%              N/A                 N/A
    Mortgage-backed securities(1)                 N/A               N/A              N/A               6.33%
    State, county and municipal                 3.92%             4.31%              N/A                 N/A
      Fully taxable equivalent                  6.03%             6.62%              N/A                 N/A
    Other                                         N/A               N/A              N/A               6.61%

-----------------

(1) Mortgage-backed securities consist of floating rate debt securities that reprice quarterly or more frequently.


DEPOSIT ACTIVITIES

         Deposits are attracted through the offering of a broad variety of deposit instruments, including checking accounts, money market accounts, NOW accounts, savings accounts, certificates of deposit (including "jumbo" certificates in denominations of $100,000 or more), and retirement savings plans. To stimulate deposit growth in 1995, the Company has introduced higher-rate deposit instruments, in the form of Investor Certificates of Deposits and the Premier Investment Account, designed to attract local institutional deposits in amounts of $100,000 or more.

         The Company's average balance of total deposits was $80,083,000 for the six months ended June 30, 1996, an increase of $205,000 or 0.3% compared with the average balance of total deposits of $79,878,000 for the year ended December 31, 1995. The average balance of total deposits of $79,878,000 for the year ended December 31, 1995, represented an increase of $3,707,000 or 4.9% compared with the average balance of total deposits of $76,171,000 for the year ended December 31, 1994, which represented an increase of $220,000 or 0.3% compared with the average balance of total deposits of $75,951,000 for the year ended December 31, 1993.

         The following table sets forth the average balances and weighted average rates for the Company's categories of deposits for the periods indicated.

                               AVERAGE DEPOSITS
                            (DOLLARS IN THOUSANDS)


                                                                          Year Ended December 31,
                       Six Months Ended       ---------------------------------------------------------------------------------
                        June 30, 1996                   1995                        1994                       1993
                 ---------------------------- ------------------------- --------------------------- ---------------------------
                                      % of                       % of                        % of                       % of
                  Average  Average   Total    Average  Average   Total   Average  Average    Total   Average Average   Total
                  Balance    Rate   Deposits  Balance   Rate    Deposit  Balance    Rate    Deposit  Balance   Rate   Deposits
                 --------- ------- ---------- ------- -------- -------- -------- --------- -------- -------- -------- ---------
Noninterest-     $  17,486   0.00%     21.83%  16,841   0.00%     21.08%  16,159   0.00%    21.21%    14,756   0.00%   19.44%
bearing
  deposits
Interest-bearing    13,086   1.96%     16.34%  12,230   2.11%     15.31%  11,926   2.08%    15.66%    11,995   2.18%   15.79%
demand
  (NOW) deposits
Savings deposits     2,286   2.62%      2.85%   2,526   2.65%      3.16%   2,564   2.59%    3.37%      2,137   2.80%    2.81%
Money market        22,681   3.22%     28.32%  25,153   3.09%     31.49%  24,784   2.49%    32.54%    27,024   2.59%   35.58%
deposits
Time deposits       24,544   5.50%     30.65%  23,128   5.49%     21.08%  20,738   4.44%    27.22%    20,039   4.59%   26.38%
                 ---------   ----     ------   ------   ----     ------   ------   ----    ------     ------   -----  -------
   Total         $  80,083            100.00   79,878            100.00%  76,171           100.00%    75,951          100.00%
                 =========            ======   ======            ======   ======           =======    ======          =======

Weighted average rate        2.99%                                                 2.43%                       2.56%
                             ====                       ====                       ====                        ====
                                                        2.97%
                                                        ====



       The Company seeks to rely primarily on core deposits from regular customers to provide a stable and cost-effective source of funding to support asset growth. From time to time, however, the Company has augmented such deposits with short-term advances from the Federal Home Loan Bank of Atlanta ("FHLBA") and/or the generation of high yielding certificates of deposit through advertising. The Company generally considers such funding sources to be temporary in nature and does not rely on such advances or deposits to support long-term asset growth. The Company's Asset/Liability Management Policy limits total brokered deposits to ten percent (10%) of the Bank's total liabilities. As of June 30, 1996, short-term FHLBA advances and brokered deposits represented $2,000,000 (2%) and $5,331,000 (6%), respectively, of the Company's total liabilities.

       As of June 30, 1996, non-brokered time deposits over $100,000 represented 9.2% of total deposits, compared with 8.7% of total deposits as of December 31, 1995, 9.4% as of December 31, 1994, and 10.6% as of December 31, 1993. As of June 30, 1996, total time deposits in excess of $100,000 accounted for $12,980,000 or 16% of the Company's total deposits. Of this amount, $6,569,000 had a term of six months or less.

       The following table sets forth the amount of the Company's certificates of deposit of $100,000 or more by time remaining until maturity as of June 30, 1996 and December 31, 1995.


                       TIME DEPOSITS OF $100,000 OR MORE
                             (DOLLARS IN THOUSANDS)

                                                                   June 30,                December 31,
                                                           ------------------------- -------------------------
                      Maturity Period                                1996                      1995
                      ---------------                      ------------------------- -------------------------
Three months or less  . . . . . . . . . . . . . . . . . .    $       5,021                     5,405
Over three months through six months  . . . . . . . . . .            1,548                     2,320
Over six months through twelve months . . . . . . . . . .            4,891                     2,142
Over twelve months  . . . . . . . . . . . . . . . . . . .            1,520                     3,141
                                                             -------------             -------------

     Totals . . . . . . . . . . . . . . . . . . . . . . .    $      12,980                    13,018
                                                             =============             =============

RETURN ON EQUITY AND ASSETS

         The following table sets forth the Company's performance ratios for the periods indicated.


                          RETURN ON EQUITY AND ASSETS
                             (DOLLARS IN THOUSANDS)

                                           June 30,                               December 31,
                                  ----------------------  -----------------------------------------------------
                                            1996                   1995              1994             1993
                                  ----------------------  -------------------- ---------------- ---------------
Return on average assets                    0.67%                  0.75%             0.71%            0.52%
Return on average equity                    9.28%                 12.43%            12.21%            9.04%
Period-end equity to total                  7.06%                  6.39%             5.41%            5.64%

assets

LIQUIDITY

       The Company's Asset/Liability Management Policy is intended to maintain adequate liquidity for the Bank and thereby enhance its ability to raise funds to support asset growth, meet deposit withdrawals and lending needs, maintain reserve requirements and otherwise sustain operations. The Company accomplishes this primarily through management of the maturities of its interest-earning assets and interest-bearing liabilities. The Company believes that the Bank's present liquidity position is adequate to meet its current and future needs.

       Asset liquidity is provided by cash and assets which are readily marketable, or which can be pledged, or which will mature in the near future. The asset liquidity of the Bank is maintained in the form of short-term investment securities, demand deposits with commercial banks, vault cash and federal funds sold. The Company's management monitors liquidity requirements as warranted by interest rate trends, changes in the economy and the maturity schedule and interest rate sensitivity of the investment and loan portfolios and deposits.

       Liability liquidity is provided by access to core funding sources, principally various customers' interest- bearing and noninterest-bearing deposit accounts in the Company's market area. The Bank does have the ability to solicit brokered deposits. Federal funds purchased and short-term borrowings by the Bank are additional sources of liquidity. These sources of liquidity are short-term in nature and are used by the Bank as necessary to fund asset growth and meet short-term liquidity needs. As a member of the FHLBA, the Bank is authorized to borrow up to $13.3 million secured by a blanket pledge of its portfolio of 1-to-4-family residential mortgage loans. The Bank also has approved lines of credit from larger correspondent banks to borrow excess reserves on an overnight basis (known as "federal funds purchased") in the amount of $1.0 million and to borrow on a secured basis ("repurchase agreements") in the amount of $5.0 million. As of June 30, 1996, the Bank had no federal funds purchased or sold, no repurchase agreements, $2,000,000 in short-term borrowings from the FHLBA, and $2,800,000 in fixed-rate term credit advances from the FHLBA maturing in 2006 at an average cost of 6.90%. The Company utilizes fixed rate term credit advances from the FHLBA to fund fixed rate real estate loans of comparable terms and maturities.

       As of June 30, 1996, $11,824,000 or 73% of the Company's total investment portfolio, including interest bearing deposits held with other financial institutions, was scheduled to mature within one year. The remainder of the portfolio consists of $1,141,000 (7% of total portfolio) in U.S. Government, agency, and municipal securities that will mature within two and one half years, and $2,657,000 (16% of total portfolio) in federal agency mortgage pass-through securities and collateralized mortgage obligations with an estimated weighted average duration of approximately three years, and the Bank's required stock investment in the FHLBA and the Federal Reserve Bank of Richmond totaling $637,000. The unrealized gain contained in the held-to-maturity portion of the investment portfolio as of June 30, 1996 was less than $1,000.

       In the ordinary course of business, the Bank enters into commitments to make loans and fund letters of credit, and the Company is also a party to two operating leases with respect to its banking quarters. Details of these commitments may be found in the accompanying Notes to Consolidated Financial Statements.

       The Company had cash on hand in the amount of $53,747 as of June 30, 1996 at the holding company level. The Company anticipates using these funds, together with dividends received from the Bank, as working capital to pay normal operating expenses. As of June 30, 1996, the Company had no indebtedness outstanding at the holding company level.

CAPITAL RESOURCES

       Total stockholders' equity as of June 30, 1996 was $6,820,308, an increase of $321,363 or 4.9% compared with stockholders' equity of $6,498,945 as of December 31, 1995. Net income for the six months ended June 30, 1996 of $308,990 was augmented by a $12,373 increase in the market value of investment securities available-for-sale, net of tax effect.

       Total stockholders' equity was $4,877,000 as of December 31, 1994, an increase of $6,000 or 0.1% compared with stockholders' equity of $4,871,000 as of December 31, 1993. The increase in total stockholders' equity as of December 31, 1994 was attributable to $591,000 of net income for 1994, offset by a $37,000 preferred stock dividend and a $545,000 decline in the market value of investment securities available-for-sale, net of tax effect.

       There are no regulatory capital requirements applicable to the Company, because it has total consolidated assets of less than $150 million. The Bank, however, is required to comply with capital standards promulgated by the OCC. The OCC has established certain minimum risk-based capital standards that apply to national banks. The following table sets forth the capital standards required by the OCC, as well as the capital ratios of the Bank as of the dates indicated:

                           RISK-BASED CAPITAL RATIOS
                             (DOLLARS IN THOUSANDS)


                                                                                         Regulatory Capital Ratios
                                            June 30,             December 31,            -------------------------
                                          ----------- ---------------------------------- Adequately        Well
                                              1996       1995       1994        1993     Capitalized  Capitalized
                                          ----------- ---------- ----------- ----------- -----------  -----------

Tier I risk-based capital . . . . . . .   $     6,525      6,134       5,085       4,890
Tier II risk-based capital  . . . . . .           830        740         629         599
                                          ----------- ---------- ----------- -----------
Total capital . . . . . . . . . . . . .         7,355      6,874       5,714       5,489
                                          =========== ========== =========== ===========


Risk-weighted assets  . . . . . . . . .        70,734     66,050      50,259      47,835
                                          =========== ========== =========== ===========

Adjusted total assets . . . . . . . . .        89,065     89,789      88,594      93,350
                                          =========== ========== =========== ===========

Capital Ratios
   Tier I risk-based capital  . . . . .          9.22%      9.29%      10.12%      10.22%        4.00%          6.00%
   Total risk-based capital . . . . . .         10.40%     10.41%      11.37%      11.48%        8.00%         10.00%
   Leverage ratio (Tier I risk-based
      capital to adjusted total
      assets) . . . . . . . . . . . . .          7.33%      6.83%       5.74%       5.24%        4.00%          5.00%


ACCOUNTING MATTERS

       In June 1996, the FASB issued SFAS No. 125, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which will be effective for transactions occurring after December 31, 1996. This Statement requires that, after a transfer of financial assets, an entity recognize the financial and servicing assets it controls and the liabilities it has incurred, and derecognize financial assets when control has been surrendered. The transferor has surrendered control over financial assets only if such assets have been isolated from the transferor, the transferee obtains the right to pledge or exchange the transferred assets, and any agreement to repurchase the transferred assets can be satisfied by delivery of assets that are readily obtainable. Liabilities and derivatives incurred or obtained in exchange for transferred assets are initially measured at fair value. Servicing assets and other retained interests in the transferred assets are measured by allocating the carrying amount between the assets and the retained interests based on their relative fair values. It is management's belief that the adoption of this Statement will not have a material impact on the Company or its results of operations.

IMPACT OF INFLATION, CHANGING PRICES AND MONETARY POLICIES

       The financial statements and related financial data concerning the Company presented herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering changes in the relative purchasing power of money over time due to inflation. The primary effect of inflation on the operations of the Company is reflected in increased operating costs. Unlike industrial companies, virtually all of the assets and liabilities of a financial institution are monetary in nature. As a result, changes in interest rates have a more significant effect on the performance of a financial institution than do the effects of changes in the general rate of inflation and changes in prices. Interest rates do not necessarily move in the same direction or in the same magnitude as the prices of goods and services. Interest rates are highly sensitive to many factors which are beyond the control of the Company, including the influence of domestic and foreign economic conditions and the monetary and fiscal policies of the United States government and federal agencies, particularly the Federal Reserve Board. The Federal Reserve Board implements national monetary policy such as seeking to curb inflation and combat recession by its open market operations in United States government securities, control of the discount rate applicable to borrowing by banks, and establishment of reserve requirements against bank deposits. The actions of the Federal Reserve Board in these areas influence the growth of bank loans, investments and deposits, and affect the interest rates charged on loans and paid on deposits. The nature, timing and impact of any future changes in federal monetary and fiscal policies on the Bank and its results of operations are not predictable.


                            BUSINESS AND REGULATION

GENERAL

       The Company is a registered bank holding company under the Bank Holding Company Act of 1956 ("BHCA"), and conducts its operations through Century National Bank, which it acquired in 1986. The Company was incorporated and organized in 1985.

       The Bank provides a full range of banking-related services through its main office located at 1875 Eye Street, N.W., Washington, D.C. and its branch office located at 1275 Pennsylvania Avenue, N.W. Effective January 1, 1996, the Company established a loan production office at 8201 Greensboro Drive in Tysons Corner, Virginia. The Company's principal offices are located at 1275 Pennsylvania Avenue, N.W., Washington, D.C. 20004. The Company's telephone number at its main office is (202) 496-4000. As of June 30, 1996, the Company had approximately 270 stockholders and total assets of $96,567,552, total deposits of $83,330,209 and stockholders' equity of $6,820,308.

       The Bank provides a broad line of financial products and services to small and medium sized businesses and consumers. Lending services are concentrated in professional, service, and commercial business sectors located in the metropolitan Washington, D.C. area.

COMPETITION

       The Company is subject to vigorous competition in all aspects and areas of its business from banks and other financial institutions, including savings and loan associations, savings banks, finance companies, credit unions and other providers of financial services, such as money market mutual funds, brokerage firms, consumer finance companies and insurance companies. The Company also competes with non-financial institutions that maintain their own credit programs and governmental agencies that make available low cost or guaranteed loans to certain borrowers. The principal methods of competition include interest rates paid on deposits and charged on loans and the availability of other banking products and services. The Company competes in its market area with a number of much larger financial institutions that have substantially greater resources, including larger lending limits, larger branch systems and a wider array of commercial banking services. The Company has been able to compete effectively with other financial institutions by emphasizing customer services, establishing long-term customer relationships and building customer loyalty, and by providing products and services designed to address the specific needs of its customers.

PERSONNEL

       At June 30, 1996, the Company employed 37 employees, including 29 employees at the Eye Street location, 7 employees at the Pennsylvania Avenue location and 1 employee at the Tysons Corner, Virginia location.

LEGAL PROCEEDINGS

       The nature of the business of the Company causes it (and the Bank) to be involved in routine legal proceedings from time to time. Management of the Company believes that there are no pending or threatened legal proceedings that upon resolution would have a material adverse impact on the Company.

SUPERVISION AND REGULATION

       In addition to the generally applicable state and federal laws governing business and employers, the Company and Bank are further regulated by special federal and state laws and regulations applicable only to financial institutions and their parent companies. Virtually all aspects of the operations of the Company and the Bank are subject to specific requirements or restrictions and general regulatory oversight, from laws regulating consumer finance transactions, such as the Truth in Lending Act, the Home Mortgage Disclosure Act and the Equal Credit Opportunity Act, to laws regulating collections and confidentiality, such as the Fair Debt Collections Practices Act, the Fair Credit Reporting Act and the Right to Financial Privacy Act.
With few exceptions, state and federal banking laws have as their principal objective either the maintenance of the safety and soundness of financial institutions and the federal deposit insurance system or the protection of consumers or classes of consumers, rather than the specific protection of stockholders of the Company. The following discussion sets forth the material statutory and regulatory provisions governing the Company and the Bank. To the extent such discussion describes statutory or regulatory provisions, it is qualified in its entirety by reference to the particular statute or regulation.

       Regulation of the Company

       The Company is a bank holding company within the meaning of the BHCA, and therefore is subject to regulation, supervision and examination by the Federal Reserve Board. As such, the Company is required to file reports with and to furnish such other information as the Federal Reserve Board may require pursuant to the BHCA. The Federal Reserve Board has the authority to issue orders to bank holding companies to cease and desist from unsound banking practices and violations of conditions imposed by, or violations of agreements with, the Federal Reserve Board. The Federal Reserve Board is also empowered to assess civil money penalties against companies or individuals who violate the BHCA or orders or regulations thereunder, to order termination of non-banking activities of non-banking subsidiaries of bank holding companies, and to order termination of ownership and control of a non-banking subsidiary by a bank holding company. Certain violations may also result in criminal penalties. The OCC is authorized to exercise comparable authority with respect to the Bank.

       The Federal Reserve Board takes the position that a bank holding company is required to serve as a source of financial and managerial strength to its subsidiary banks and may not conduct its operations in an unsafe or unsound manner. In addition, it is the Federal Reserve Board's position that, in serving as a source of strength to its subsidiary banks, a bank holding company should stand ready to use available resources to provide adequate capital funds to its subsidiary banks during periods of financial stress or adversity and should maintain the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks. A bank holding company's failure to meet its obligations to serve as a source of strength to its subsidiary banks will generally be considered by the Federal Reserve Board to be an unsafe and unsound banking practice or a violation of the Federal Reserve Board regulations or both. This doctrine has become known as the "source of strength" doctrine. In addition, statutory changes in the Federal Deposit Insurance Act (the "FDIA") made by the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), now require the holding company parent of an undercapitalized bank to guarantee, up to certain limits, the bank's compliance with a capital restoration plan approved by the bank's primary federal supervisory agency.

       The BHCA and the Change in Bank Control Act, together with regulations promulgated by the Federal Reserve Board, require that, depending on the particular circumstances, either Federal Reserve Board approval must be obtained or notice must be furnished to the Federal Reserve Board and not disapproved prior to any person or company acquiring "control" of a bank holding company, such as the Company, subject to certain exemptions for certain transactions. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of the bank holding company. Control is rebuttably presumed to exist if a person acquires 10% or more but less than 25% of any class of voting securities and either the company has securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, or no other person will own a greater percentage of that class of voting securities immediately after the transaction. The regulations provide a procedure for challenge of the rebuttable control presumption.

       As a bank holding company, the Company is required to obtain prior approval to merge or consolidate with any other bank holding company, acquire all or substantially all of the assets of any bank or acquire ownership or control of shares of a bank or bank holding company if, after the acquisition, the Company would directly or indirectly own or control 5% or more of the voting shares of such bank or bank holding company.

       The Company is also prohibited from acquiring a direct or indirect interest in or control of more than 5% of the voting shares of any company that is not a bank or bank holding company and from engaging directly or indirectly in activities other than those of banking, managing or controlling banks or furnishing services to its subsidiary banks, except that it may engage in and may own shares of companies engaged in certain activities found by the Federal Reserve Board to be so closely related to banking or managing and controlling banks as to be a proper incident thereto. These activities include, among others, operating a mortgage, finance, credit card, or factoring company; performing certain data processing operations; providing investment and financial advice; acting as an insurance agent for certain types of credit-related insurance; leasing personal property on a full-payout, non-operating basis; and providing certain stock brokerage and investment advisory services. In approving acquisitions or the addition of activities, the Federal Reserve Board considers whether the acquisition or the additional activities can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition, or gains in efficiency, that outweigh such possible adverse effects as undue concentration of resources, decreased or unfair competition, conflicts of interest or unsound banking practices. In considering any application for approval or an acquisition or merger, the Federal Reserve Board is also required to consider the financial and managerial resources of the companies and the banks concerned, as well as the applicant's record of compliance with the Community Reinvestment Act (the "CRA").

       The BHCA generally imposes certain limitations on transactions by and between banks and non-bank companies in the same holding company structure, including limitations on extensions of credit (including guarantees of loans) by the Bank to affiliates, investments in the stock or other securities of the Company by the Bank, and the nature and amount of Company securities that the Bank may accept from any affiliate to secure loans extended to the affiliate. The Company, as an affiliate of the Bank, is also subject to these restrictions. Under the BHCA and the Federal Reserve Board's regulations, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit, lease or sale of property or furnishing of services.

       Regulation of the Bank

       The Bank is a national banking association and is therefore subject to regulation, supervision, and examination by the OCC. The Bank is also a member of the Federal Reserve System and the FDIC. Requirements and restrictions under the laws of the United States include the requirement that reserves be maintained against deposits, restrictions on the nature and the amount of loans which can be made, restrictions on the business activities in which a bank may engage, restrictions on the payment of dividends to stockholders, and minimum capital requirements. See "Risk Factors--Restrictions on Dividends by the Bank" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The OCC has enforcement authority over the Bank that is similar to that of the Federal Reserve Board with respect to the Company.
In addition, upon making certain determinations with respect to the condition of any insured national bank, such as the Bank, the FDIC may begin to terminate a bank's federal deposit insurance.

       There are certain statutory limitations on the payment of dividends by national banks. Without approval of the OCC, dividends may not be paid in excess of a bank's total net profits for that year, plus its retained profits for the preceding two years, less any required transfers to capital surplus. However, a national bank may not pay dividends in excess of total retained profits, including current year's income. In some cases, the OCC may find a dividend payment that meets these statutory requirements to be an unsafe or unsound practice.

       Banks are affected by the credit policies of other monetary authorities, including the Federal Reserve Board, which affect the national supply of bank credit. Such policies influence overall growth of bank loans, investments, and deposits and may also affect interest rates charged on loans and paid on deposits. The monetary policies of the Federal Reserve Board have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future.

       FDICIA requires the OCC to take "prompt corrective action" with respect to any national bank which does not meet specified minimum capital requirements. The applicable regulations establish five capital levels, ranging from "well capitalized" to "critically undercapitalized," which require or permit the OCC to take supervisory action. Under these regulations, a national bank is considered well capitalized if it has a total risk-based capital ratio of 10.0% or greater, a Tier I risk-based capital ratio of 6.0% or greater, and a leverage ratio of 5.0% or greater, and it is not subject to an order, written agreement, capital directive, or prompt corrective action directive to meet and maintain a specific capital level for any capital measure. A national bank is considered adequately capitalized if it has a total risk-based capital ratio of 8.0% or greater, a Tier I risk-based capital ratio and leverage capital ratio of 4.0% or greater (or a leverage ratio of 3.0% or greater if the institution is rated composite 1 in its most recent report of examination, subject to appropriate federal banking agency guidelines), and the institution does not meet the definition of an undercapitalized institution. A national bank is considered undercapitalized if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0%, or a leverage ratio that is less than 4.0%. A significantly undercapitalized institution is one which has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0%, or a leverage ratio that is less than 3.0%. A critically undercapitalized institution is one which has a ratio of tangible equity to total assets that is equal to or less than 2.0%. As of June 30, 1996, the Bank was classified as "well-capitalized."

       The OCC is authorized by the legislation to take various enforcement actions against any undercapitalized national bank and any national bank that fails to submit an acceptable capital restoration plan or fails to implement a plan accepted by the OCC. These powers include, among other things, requiring the institution to be recapitalized, prohibiting asset growth, restricting interest rates paid, requiring prior approval of capital distributions by any bank holding company which controls the institution, requiring divestiture by the institution of its subsidiaries or by the holding company of the institution itself, requiring new election of directors, and requiring the dismissal of directors and officers.

       With certain exceptions, national banks will be prohibited from making capital distributions or paying management fees if the payment of such distributions or fees will cause them to become undercapitalized. Furthermore, undercapitalized national banks will be required to file capital restoration plans with the OCC. Undercapitalized national banks also will be subject to restrictions on growth, acquisitions, branching and engaging in new lines of business unless they have an approved capital plan that permits otherwise. The OCC also may, among other things, require an undercapitalized national bank to issue shares or obligations, which could be voting stock, to recapitalize the institution or, under certain circumstances, to divest itself of any subsidiary.

       Significantly and critically undercapitalized national banks may be subject to more extensive control and supervision. The OCC may prohibit any such institutions from, among other things, entering into any material transaction not in the ordinary course of business, amending their charter or bylaws, or engaging in certain transactions with affiliates. In addition, critically undercapitalized institutions generally will be prohibited from making payments of principal or interest on outstanding subordinated debt. Within 90 days of a national bank becoming critically undercapitalized, the OCC must appoint a receiver or conservator unless certain findings are made with respect to the prospect for the institution's continued viability.

       Current Regulatory Issues

       The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994 ("Interstate Banking Act") authorizes the Federal Reserve Board to permit adequately capitalized and adequately managed bank holding companies to acquire all or substantially all of the assets of an out-of-state bank after September 29, 1995, subject to deposit concentration limits, state law limits on the time period a target bank must be in existence and consideration of the acquiring bank's compliance with Federal and state community reinvestment laws. Thus, nationwide interstate banking became effective on September 29, 1995. The Interstate Banking Act also authorizes banking subsidiaries of bank holding companies to act as agent for depository institution affiliates in other states when receiving deposits, renewing time deposits, closing loans, servicing loans, or receiving payments on loans and other obligations; and the Interstate Banking Act expressly states that banks acting in an agency capacity are not branches. With respect to interstate branching by multi-state bank holding companies, states have two options -- for the period from September 29, 1994 through June 1, 1997, states may enact legislation that either prohibits interstate merger transactions involving out-of-state banks ("opt-out") or permits interstate merger transactions prior to June 1, 1997 ("opt-in"), so long as the law applies equally to all out-of-state banks. The Interstate Banking Act also contained provisions addressing branch retention in interstate merger transactions and de novo branching by out-of-state banks. Maryland, Virginia, and the District of Columbia have each adopted "opt-in" provisions permitting de novo branching prior to June 1, 1997.

       In addition, there are several pieces of legislation relevant to the banking industry that were recently enacted into law. On August 20, 1996, President Clinton signed the Small Business Job Protection Act (the "Jobs Act"). The Jobs Act contained several provisions that affect the banking industry. First, the most significant part of the Jobs Act removed the prohibition against banks, savings and loans and bank holding companies electing to be treated as S corporations. This change is effective for tax years beginning after December 31, 1996. Second, the Jobs Act gave qualifying savings associations a tax break when they change their method of accounting for bad debt reserves. This change will save the thrift industry approximately $3,000,000,000 in tax liability and will facilitate the conversion of savings associations into banks. Finally, the Jobs Act increased the IRA deduction from $250 to $2,000 per year for a spouse that does not work outside the home, subject to income eligibility limits.

       On September 30, 1996, President Clinton signed the Economic Growth and Regulatory Paperwork Reduction Act of 1996 (the "Growth Act"), which contained a comprehensive approach to recapitalize the FDIC's Savings Association Insurance Fund and to assure payment of the Financing Corporation ("FICO") obligations. Most of the Bank's deposits are insured by the FDIC's Bank Insurance Fund ("BIF"). Under the Growth Act, banks insured under the BIF are required to pay a portion of the interest due on bonds that were issued by FICO to help shore up the ailing Federal Savings and Loan Insurance Corporation in 1987. The amount of FICO debt service to be paid by all BIF-insured institutions is approximately $322,000,000 per year from 1997 until the year 2000 when the obligation of BIF-insured institutions increases to approximately $585,000,000 per year through the year 2025. The Bank's portion of this amount has not yet been determined. The Growth Act also contained provisions protecting banks from liability for environmental clean-up costs; prohibiting credit unions sponsored by Farm Credit System banks; easing application requirements for most bank holding companies when they acquire a thrift or a permissible nonbank operation; easing Fair Credit Reporting Act restrictions between bank holding company affiliates; and reducing regulatory burden under the Real Estate Settlement Procedures Act, the Truth-in-Savings Act, the Truth-in-Lending Act, and the Home Mortgage Disclosure Act.

       In 1994 the Bank acquired the deposits of a savings and loan branch. These so-called "Oakar deposits" are insured under the FDIC's Savings Association Insurance Fund ("SAIF"). Pursuant to a rule promulgated by the FDIC on October 8, 1996, all institutions holding SAIF insured deposits will be charged a one-time special assessment of 65.7 cents per $100 of SAIF insured deposits. This special assessment will be collected on November 27, 1996. The FDIC has also promulgated a proposed rule regarding the amount of premiums payable as of January 1, 1997 by institutions holding SAIF-insured deposits. Under the proposed rule, which is subject to final comments and could change, institutions will be assessed with respect to SAIF-insured deposits anywhere from zero for most safe and sound institutions to 27 cents per $100 of deposits for the least safe and sound institutions. See Note 2 of Condensed Notes to Consolidated Financial Statements.

EFFECT OF ECONOMIC ENVIRONMENT

       The policies of regulatory authorities, including the monetary policy of the Federal Reserve Board, have a significant effect on the operating results of bank holding companies and their subsidiaries. Among the means available to the Federal Reserve Board to affect the money supply are open market operations in U.S. Government securities, changes in the discount rate on member bank borrowings, and changes in reserve requirements against member bank deposits. These means are used in varying combinations to influence overall growth and distribution of bank loans, investment and deposits, and their use may affect interest rates charged on loans or paid for deposits.

       Federal Reserve Board monetary policies have materially affected the operating results of commercial banks in the past and are expected to continue to do so in the future. The nature of future monetary policies and the effect of such policies on the business and income of the Company and the Bank cannot be predicted.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY AND THE BANK

       Directors and Executive Officers of the Company

       The directors and executive officers of the Company, all of whom are elected annually, are as follows:


              Name                 Age            Position(s) with the Company
              ----                 ---            ----------------------------
       Mr. Joseph S. Bracewell     49             Chairman of the Board, President
                                                   and Chief Executive Officer
       Dr. George Contis           63             Director
       Mr. John R. Cope            54             Director, Vice President and General Counsel
       Mr. Bernard J. Cravath      65             Director and Assistant Secretary
       Mr. Neal R. Gross           53             Director
       Mr. Joseph H. Koonz, Jr.    61             Director
       Mr. William McKee           52             Director
       Mr. William C. Oldaker      55             Director and Secretary


       Mr. Joseph S. Bracewell has been Chairman of the Board, President and Chief Executive Officer of the Company and Chairman of the Board of the Bank since 1985. Mr. Bracewell has also served as Chief Executive Officer of the Bank since 1982 and as President of the Bank from 1982-1988 and since August 15, 1996. Mr. Bracewell serves on the Executive Loan Committee, the Asset/Liability Committee, the Personnel Committee and the Marketing Committee. Mr. Bracewell also serves on the Board of Directors of First University Corporation, a bank holding company located in Houston, Texas.

       Dr. George Contis was elected as a director of the Company in November, 1995. Dr. Contis has served as a member of the Board of Directors of the Bank since 1988 and is currently Chairman of the Bank's Executive Loan Committee and Legal Matters Review Committee. Dr. Contis is a physician and the President of Medical Services Corporation International, an international contract provider of medical services.

       Mr. John R. Cope has served as a director and Vice President of the Company since 1985. Since 1982, Mr. Cope has served on the Board of Directors of the Bank, and he has served as Vice Chairman of the Board of the Bank since 1985. In addition, Mr. Cope serves as General Counsel to the Company and the Bank. Mr. Cope is a partner with the law firm of Bracewell & Patterson, L.L.P., who from time to time provides legal services to the Company and the Bank.

       Mr. Bernard J. Cravath has served as a director of the Company since 1987. In addition, Mr. Cravath is Chairman of the Audit Committee and serves as a member of the Asset/Liability Committee. Mr. Cravath is president of Reality Properties, Inc., a real estate investment firm.

       Mr. Neal R. Gross was elected as a Director of the Company in October 1995. Mr. Gross has served as a member of the Board of Directors of the Bank since 1992 and is a member of the Bank's Audit Committee. Mr. Gross serves as Chairman of the Board and Chief Executive Officer of Neal R. Gross and Co., Inc., a corporation providing court reporting services to attorneys, law firms, the federal government, and other private organizations and individuals.

       Mr. Joseph H. Koonz, Jr. has served as a director of the Company since 1985. Mr. Koonz is a senior partner of the law firm of Koonz, McKenney, Johnson & Regan.

       Mr. William McKee has served as a director of the Company since 1992. Mr. McKee is a partner with the law firm of King & Spalding in Washington, D.C.

       Mr. William C. Oldaker has served the Company as a director since 1986. In 1992, Mr. Oldaker was elected as Secretary. Since 1984, Mr. Oldaker has served on the Board of Directors of the Bank. Mr. Oldaker also serves as Chairman of the Personnel Committee. Mr. Oldaker is a partner with the Washington, D.C. law firm of Oldaker, Ryan, Phillips & Utrecht.

       Directors and Executive Officers of the Bank

       The directors and executive officers of the Bank, all of whom are elected annually, are as follows:

              Name                 Age                   Position
              ----                 ---                   --------
       Mr. Joseph S. Bracewell     49             Chairman of the Board, President and Chief
                                                   Executive Officer
       Hon. Iraline Barnes         49             Director
       Mr. George Connors          37             Senior Vice President
       Dr. George Contis           63             Director
       Mr. John R. Cope            54             Vice Chairman of the Board and General
                                                   Counsel
       Mr. Marvin Fabrikant        51             Director
       Mr. Neal R. Gross           53             Director
       Mr. Thomas B. Hoppin        57             Director
       Mr. Robert W. Hutchins      50             Executive Vice President
       Mr. Roger C. Johnson        44             Director
       Dr. Michael E. Kossak       49             Director
       Mr. William C. Oldaker      55             Director and Secretary
       Ms. Ellen B. Safir          52             Director
       Ms. Linda W. Townsend       49             Senior Vice President

       Hon. Iraline Barnes has served as a director of the Bank since January 1994 and is a member of the Bank's Executive Loan Committee. Ms. Barnes is a former Judge of the D.C. Superior Court and currently serves as the Vice President of Corporate Relations for Potomac Electric Power Co.

       Mr. George Connors has served as Senior Vice President of the Bank since July 8, 1996. He has been employed by the Bank since 1990 where he has been involved principally in the generation and maintenance of commercial loan and deposit relationships.

       Mr. Marvin Fabrikant has served as a director of the Bank since 1994 and is a member of the Bank's Executive Loan Committee. Mr. Fabrikant has been engaged in private investments since 1991.

       Mr. Thomas B. Hoppin has served as a member of the Board of Directors of the Bank since 1988. Mr. Hoppin also served as the President and Chief Operating Officer of the Bank from 1988 through August 14, 1996. Mr. Hoppin also serves as a member of the Bank's Executive Loan Committee, Asset/Liability Committee, and Legal Matters Review Committee. Mr. Hoppin is Executive Vice President of Medical Services Corporation International.

       Mr. Robert W. Hutchins has served as Executive Vice President of the Bank since 1989. Mr. Hutchins has served as Chief Lending Officer of the Bank since 1990. Mr. Hutchins also serves as a member of the Bank's Executive Loan Committee and Asset/Liability Committee, and has been the Virginia Division Manager since January 1996.

       Mr. Roger C. Johnson has served as a director of the Bank since 1987. Mr. Johnson also serves as Chairman of the Legal Matters Committee and is a member of the Personnel Committee. Mr. Johnson is a senior partner with the law firm of Koonz, McKenney, Johnson & Regan.

       Dr. Michael E. Kossak has served as a director of the Bank since 1987. Dr. Kossak also serves as a member of the Audit Committee as well as the Marketing Committee. Dr. Kossak is a periodontist.

       Ms. Ellen B. Safir has served the Company as a director since 1994. Ms. Safir also serves a member of the Company's Asset/Liability Committee. Since 1986, Ms. Safir has been affiliated with the Howard Hughes Medical Institute, and presently serves as the Institute's Managing Director of Investments.

       Ms. Linda W. Townsend has been a Senior Vice President of the Bank since August, 1996. She also served as an officer of the Bank from 1984-1990. Prior to her rejoining the Bank, from 1991-1994, Ms. Townsend served as Senior Vice President at Tysons National Bank, where she managed operations, retail, accounting and human resources. From 1995-1996, Ms. Townsend served as a business analyst for the banking services division of a financial services group.

EXECUTIVE COMPENSATION

       Executive Officer Compensation

       The following table sets forth information regarding the compensation for the Company's Chief Executive Officer and each other executive officer who received compensation in excess of $100,000 for the year ended December 31, 1995:

                           SUMMARY COMPENSATION TABLE

                                                Annual Compensation            Long Term Compensation
                                         --------------------------------    -------------------------
  Name and Principal                                         Other Annual      Securities Underlying
       Position                 Year     Salary     Bonus    Compensation            Options
-----------------------         ----    --------    -----    ------------    -------------------------
Mr. Joseph S. Bracewell         1995    $182,300   $ 11,841       -0-                  1,605
 President and Chief
 Executive Officer of
 the Company; Chief
 Executive Officer of
 the Bank

Mr. Thomas B. Hoppin            1995    $117,200     10,643       -0-                  1,605
 President and Chief
 Operating Officer of
 the Bank(1)
------------------
(1)  Mr. Hoppin resigned as President and Chief Operating Officer of the
     Bank on August 14, 1996.



       Except as set forth herein, none of the named executive officers received any other annual compensation, stock options, restricted stock awards, stock appreciation rights, long term incentive plan payouts or any perquisites or other personal benefits, securities or property that exceeded the lesser of $50,000 or 10% of the total annual salary and bonus for such named executive officer during the fiscal year ended December 31, 1995.

       Director Compensation

       Each member of the Board of Directors of the Company and/or the Bank receives a retainer of $4,200 annually ($6,000 for those directors serving on the Boards of both the Company and the Bank) provided the director attends at least two-thirds of the meetings of the Board of Directors. No additional compensation is paid for service on standing committees. Directors are permitted to defer cash fees in lieu of a deferred compensation plan to provide retirement income, as described below.

       The Company has entered into Director Compensation Agreements (the "Compensation Agreements"), with the directors of the Company and the Bank, other than Mr. Fabrikant. Each director may elect to enter into a Compensation Agreement in lieu of receiving director's fees in cash. The Compensation Agreements generally provide for the purchase of life insurance for each director with the deferred director's fees and the payment of a retirement benefit for 180 months following retirement, or in the case of an individual's death prior to retirement, the payment of an amount for a period of months, generally 120-180 months following a director's death. The retirement benefit granted under the Compensation Agreement vests pursuant to a schedule, with 20% of the pension benefit vesting each year over a five year period.

       Prior Stock Option Plans

       In 1986, the Board of Directors of the Company approved an Incentive Stock Option Plan for Key Employees, a Nonqualified Stock Option Plan for Key Employees and a Nonqualified Stock Option Plan for Directors (collectively referred to herein as the "1986 Plans"). The purpose of each of the plans was to encourage ownership of the Company's Common Stock by key employees and directors of the Company and its subsidiaries. A total of 130,000 shares of Common Stock were reserved under the 1986 Plans. Under the 1986 Plans, the exercise price of any option granted could not be less than the fair market value of the Common Stock subject to the option on the date the option was granted. All of the 1986 Plans were administered by various "option" committees of the Board of Directors of the Company. The 1986 Plans expired during 1992 and 1993; however, many of the options granted under the 1986 Plan are still exercisable by the optionee. In April 1994, the 1986 Plans were replaced by the Company's 1994 Stock Option Plan described below.

       1994 Stock Option Plan

       The Company has reserved 150,000 shares of its Common Stock for the issuance of incentive stock options and nonqualified stock options to directors and key employees under the Century Bancshares, Inc. 1994 Stock Option Plan (the "1994 Plan"). The Board of Directors approved the 1994 Plan in April 1994 and it was approved by the Company's stockholders in May 1994. The 1994 Plan provides for the issuance of stock options covering up to 150,000 shares of Common Stock. The 1994 Plan is administered by the Company's Compensation Committee and provides that the options granted under the 1994 Plan may be either incentive stock options pursuant to Section 422A of the Internal Revenue Code of 1986, as amended, or nonqualified options. Directors and certain key employees are entitled to participate under the 1994 Plan.

       Options granted under the 1994 Plan will terminate (i) ten years after the date the option was granted, unless the option was granted for a shorter period, (ii) five years from the date of grant in the case of an incentive stock option granted to a 10% or more stockholder of the Company, (iii) three months after the date on which employment with the Company was terminated, or
(iv) one year after the death or disability of an optionee. Options granted under the 1994 Option Plan are not transferable by the optionee, other than by will or the laws of descent and distribution.

       As of September 30, 1996, options to purchase 168,207 shares of Common Stock at exercise prices ranging from $1.61 to $6.00 were outstanding (including 56,285 options issued pursuant to the Company's 1986 Plans). There are 53,967 shares of Common Stock available for future grants under the 1994 Plan.

       Options Granted to Certain Executives in Last Fiscal Year

       During the fiscal year ended December 31, 1995, the Company granted the following options to purchase the Company's Common Stock to the executive officers of the Company and the Bank listed in the Summary Compensation Table.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                         POTENTIAL REALIZABLE
                                                                                           VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF
                           NUMBER OF    PERCENT OF TOTAL                                     STOCK PRICE
                          SECURITIES      OPTIONS/SARS                                    APPRECIATION FOR
                          UNDERLYING       GRANTED TO      PER SHARE                         OPTION TERM
                         OPTIONS/ SARS    EMPLOYEES IN      EXERCISE        EXPIRATION       ------------
             NAME         GRANTED(1)          1995          PRICE(1)           DATE           5%      10%
             ----         ----------          ----          --------           ----           --      ---
 Joseph S. Bracewell         1,605            4.6%           $5.37         May 17, 2002     $3,509   $8,177
 Thomas B. Hoppin            1,605            4.6%           $5.37         May 17, 2002      3,509   $8,177

 (1)  Adjusted to give effect to a 7% stock dividend declared in March 1996.

       Options Exercised During Last Fiscal Year

       During the fiscal year ended December 31, 1995, no options were exercised by executive officers of the Company.

EMPLOYMENT AGREEMENTS

              The Company and Mr. Bracewell have entered into an Employment Agreement which became effective on September 1, 1996 and will terminate on August 31, 1998 unless renewed by the parties on written notice. Under the Employment Agreement, Mr. Bracewell receives an annual salary of $182,300, the use of a Company car, the payment by the Company of life insurance premiums, and certain country club dues. Upon termination of Mr. Bracewell's employment during the term of the Employment Agreement (except by reason of his death or upon termination by the Company for cause), Mr. Bracewell would be entitled to receive a payment in an amount equal to twice his annual salary and all his stock options will automatically vest. If Mr. Bracewell elects not to renew the Employment Agreement upon its expiration, the Employment Agreement provides for a severance payment in the amount of his annual salary. In the event of a change of control, all of Mr. Bracewell's stock options automatically vest. Under the Employment Agreement, a "change of control" means (i) the acquisition by any person or group of persons of beneficial ownership of securities representing more than fifty percent (50%) of the combined voting power of the then outstanding voting securities of the Company or the Bank, (ii) a reorganization with respect to which those persons who had been beneficial owners of the voting securities of either the Bank or the Company immediately prior to such reorganization do not, following such reorganization, beneficially own shares representing more than 50% of the combined voting power of the voting securities of the resulting corporation, (iii) a sale of substantially all the assets of the Bank or Company, (iv) the cessation for any reason of the individuals who constituted the Board of Directors of the Company on the date of the agreement (the "Incumbent Board"), to constitute at least a majority of the Incumbent Board, provided that any person becoming a director subsequent to the date of the agreement whose election or whose nominations for election by the Company's stockholders was approved by a majority vote of the directors comprising the Incumbent Board are, for purposes of the agreement, considered as though he or she were a member of the Incumbent Board, or (v) a change in the Company's status requiring prior notice to the Board of Governors of the Federal Reserve System and/or the OCC pursuant to the Change in Bank Control Act of 1978 and regulations promulgated thereunder. Mr. Bracewell has agreed not to compete with the Company for the term of the Employment
Agreement and for 12 months thereafter.

CERTAIN TRANSACTIONS

       The Bank has and expects to have various loan transactions with directors, officers and employees of the Company and the Bank. All loans that have been made and any loans in the future will be made in the ordinary course of business and on the same terms and conditions, including interest rates and collateral, as those of comparable transactions prevailing at the time with non-affiliated parties and, in the opinion of management do not and will not involve more than the normal risk of collectability or otherwise present other terms less favorable to the Bank than would otherwise be obtained with unrelated persons.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

       The following table sets forth, as of September 30, 1996, the shares of Common Stock beneficially owned by (i) any person who, to the knowledge of the Company, beneficially owns more than 5% of such stock, (ii) the directors of the Company and the executive officers of the Company and the Bank and (iii) all directors of the Company and executive officers of the Company and the Bank as a group.


Name and Address of
  Beneficial Owner              Number of Shares(1)           Percent of Class
--------------------            -------------------           ----------------

Joseph S. Bracewell                 139,398(2)                     10.82%
1875 Eye Street, N.W.
Washington, D.C. 20004

George Contis                        56,462(3)                     4.99%
1716 Wilson Boulevard
Arlington, Virginia 22209


John R. Cope                         35,123(4)                     3.11%
2000 K Street, N.W.
Suite 500
Washington, D.C. 20006



Bernard J. Cravath                   70,741(5)                     6.20%
9812 Falls Road, Suite 201
Potomac, Maryland 20854


Neal R. Gross                       106,622(6)                     9.43%
1323 Rhode Island Ave., N.W.
Washington, D.C. 20005

Thomas B. Hoppin                     25,810(7)                     2.27%
1875 Eye Street, N.W.
Washington, D.C. 20004


Robert W. Hutchins                   18,058(8)                     1.59%
1875 Eye Street, N.W.
Washington, D.C. 20004



Joseph H. Koonz, Jr.                 67,760(9)                     5.99%
2020 K. Street, N.W.
Washington, D.C. 20006

William S. McKee                    60,637(10)                     5.34%
1730 Pennsylvania Ave., N.W.
Washington, D.C. 20006

William C. Oldaker                  66,780(11)                     5.83%
818 Connecticut Ave., N.W.
Suite 1100
Washington, D.C. 20006


All directors of the Company and      647,391                      55.57%
executive officers of the Company
and the Bank as a group (10 persons)

-------------------------

(1) Unless otherwise indicated, the Company believes that all persons named in the table have sole investment and voting power over the shares of Common Stock and/or Preferred Stock owned.

(2) Includes 25,416 shares held directly by Mr. Bracewell, 3,288 shares held by his children, 20,957 shares held as Trustee, 34,205 shares held for the benefit of Mr. Bracewell in the 401(k) plan maintained by the Bank and 6,441 shares of Common Stock held by Mr. Bracewell in individual retirement accounts. Also includes 24,975 shares of Common Stock issuable upon exercise of options which are exercisable within the next sixty days and 24,116 shares issuable on the exercise of Warrants.

(3) Includes 7,089 shares of Common Stock issuable upon exercise of currently exercisable options and 697 shares issuable on the exercise of Warrants.

(4) Includes 6,209 shares of Common Stock issuable upon exercise of currently exercisable options and 279 shares issuable on the exercise of Warrants. Also includes 784 shares of Common Stock held by Mr. Cope's wife, Jan Naylor Cope; 5,521 shares of Common Stock held by The Lloyd Chapman Cope Family Trust; 2,315 shares of Common Stock held by the Lloyd Chapman Cope Trust and 261 shares of Common Stock held by John Cope, as Trustee for the Lloyd Chapman Cope Family Trust.

(5) Includes 1,237 shares of Common Stock held by Mr. Cravath's wife, Jeanne Cravath. Also includes 7,894 shares of Common Stock issuable upon exercise of currently exercisable options and 8,694 shares issuable on the exercise of Warrants.

(6) Includes 6,718 shares of Common Stock issuable upon exercise of currently exercisable options.

(7) Includes 15,221 shares of Common Stock issuable upon exercise of currently exercisable options and 3,375 shares issuable on the exercise of Warrants.

(8) Includes 9,663 shares of Common Stock issuable upon exercise of currently exercisable options and 8,395 shares of Common Stock held for the benefit of Mr. Hutchins in the 401(k) plan maintained by the Bank.

(9) Includes 7,894 shares of Common Stock issuable upon exercise of currently exercisable options. Includes 59,866 shares of Common Stock held as joint tenants with Ann G. Koonz.

(10) Includes 7,894 shares of Common Stock issuable upon exercise of currently exercisable options and 4,194 shares issuable on the exercise of Warrants.

(11) Includes 7,894 shares of Common Stock issuable upon exercise of currently exercisable options and 14,469 shares issuable on the exercise of the Warrants. Also includes 10,586 shares of Common Stock held in individual retirement accounts for Mr. Oldaker's benefit.

                          DESCRIPTION OF CAPITAL STOCK

       The authorized capital stock of the Company consists of 2,000,000 shares of Common Stock, par value $1.00 per share, and 1,000,000 shares of preferred stock, par value $1.00 per share, issuable in series. The terms of each series of preferred stock may be fixed by the Board of Directors of the Company, within certain limits set by the Company's Certificate of Incorporation, as amended. As of June 30, 1996, there were 1,123,685 shares of Common Stock outstanding, and no shares of preferred stock outstanding.

COMMON STOCK

       Each holder of Common Stock is entitled to one vote for each share held on all matters with respect to which the holders of Common Stock are entitled to vote. The Common Stock has no preemptive or conversion rights and is not subject to redemption. Holders of Common Stock are not entitled to cumulative voting in the election of directors. In the event of dissolution or liquidation, after payment of all creditors the holders of the Common Stock (subject to the prior rights of the holders of any outstanding preferred stock) will be entitled to receive pro rata any assets distributable to stockholders in respect of the number of shares held by them.

       The holders of shares of Common Stock are entitled to such dividends as the Board of Directors, in its discretion, may declare out of funds legally available therefor. Under the Delaware General Corporation Law, dividends may not be paid if, after the payment, the Company's total assets would be less than the sum of its total debts and stated capital, or if the Company would be unable to pay its debts as they become due in the usual course of its business. The Company has not paid dividends on shares of its Common Stock to date. The Company does not anticipate paying dividends on the Common Stock in the foreseeable future. The payment of dividends on Common Stock is subject to the prior rights of the holders of preferred stock. Payment of future dividends on both the Common Stock and any preferred stock, will be dependent upon, among other things, the earnings and financial condition of the Company and the Bank, the Company's other cash flow requirements and the general economic and regulatory climate. See "Dividend Policy of the Company" and "Risk Factors--Restrictions on Dividends by the Bank," and "Business and Regulation."

       The Transfer Agent and Registrar for the Common Stock is Chase Mellon Shareholder Services, Inc.

THE WARRANTS

       The following discussion of the principal terms of the Warrants is qualified in its entirety by reference to the form of Warrant which has been filed as an exhibit to this Registration Statement.

       The Warrants are in registered form, with each such Warrant entitling the registered owner thereof to purchase one share of Common Stock at an exercise price of $5.75 per share, subject to antidilutive adjustments. The Warrants will automatically expire at 5:00 p.m., Washington D.C. time, on November 16, 1998 (the "Expiration Date"). The Warrants are exercisable after November 14, 1996 at any time by surrendering the Warrants, with the subscription form properly completed and duly executed, to the Company together with the payment of the applicable exercise price in lawful money of the United States of America, in cash or by certified check or bank draft payable to the order of the Company.

       The Company has the option, on and after November 14, 1997 and prior to 5:00 p.m. Washington, D.C. time on the Expiration Date to repurchase the Warrants at a price equal to $.26 per Warrant (the "Warrant Call Price"). The Company may exercise its right to repurchase the Warrants by mailing notice of its election to do so to the record holder of the Warrant at least 30, but no more than 50, days prior to the date fixed for such repurchase (the "Warrant Call Date"). Each such notice shall specify (i) the Warrant Call Date, (ii) the Warrant Call Price, (iii) the place for payment and for delivering this Warrant certificate and transfer instrument(s) in order to receive the Warrant Call Price, (iv) the number of Warrants to be repurchased, and (v) the then effective exercise price and that the right of the holder of this Warrant to exercise such Warrants shall terminate as to the Warrants specified in the Warrant Call Notice at the close of business on the Warrant Call Date (provided that no default by the Company in the payment of the applicable Warrant Call Price shall have occurred and be continuing on the Warrant Call Date). Any notice mailed in such manner shall be conclusively deemed to have been duly given regardless of whether such notice is in fact received. If less than all of the outstanding Warrants are to be repurchased, then the Company will select the Warrants to be repurchased on a pro rata basis, by lot or by another equitable method. In order to facilitate the repurchase of the Warrants, the Board of Directors of the Company may fix a record date for determination of holders of Warrants to be called, which shall not be more than 60 days prior to the Warrant Call Date with respect thereto. If no record date is fixed by the Board of Directors, the record date shall be the date the Warrant Call Notice is mailed.

       Provision is made in the Warrants for adjustment of the price and number of shares of Common Stock purchasable upon exercise of the Warrant in the event of a stock dividend, stock split, or reclassification of shares, and certain reorganizations, consolidations and mergers. Holders of the Warrants as such will not have voting, dividend or other rights as stockholders of the Company unless and until their Warrants have been duly exercised.

PREFERRED STOCK

       The preferred stock is available for issuance from time to time for various purposes as determined by the Company's Board of Directors, including without limitation, making future acquisitions and raising additional equity capital. Subject to certain limitations set forth in the Company's Certificate of Incorporation, as amended, the preferred stock may be issued on such terms and conditions, and at such times and in such situations, as the Board of Directors in its sole discretion determines to be appropriate, without any further approval or action by the stockholders, unless otherwise required by laws, rules, regulations or agreements applicable to the Company.

       Because the Certificate of Incorporation of the Company does not prescribe rights and preferences, the Board of Directors of the Company has virtually unlimited authority to set rights and preferences of any series established, including voting rights. The effects of the issuance of preferred stock on the stockholders could include, among other things, (i) reduction of the amount otherwise available for payments of dividends on Common Stock if dividends are payable on a series of preferred stock; (ii) restrictions on dividends on Common Stock if dividends on the series of preferred stock are in arrears, (iii) dilution of the equity interest of holders of Common Stock if the series of preferred stock is convertible, and is converted, into Common Stock; and (iv) restrictions on the rights of holders of Common Stock to share in the Company's assets upon liquidation until satisfaction of any liquidation preference granted to the holders of the series of preferred stock.

ANTI-TAKEOVER PROTECTIONS

       As described above, the Company's Certificate of Incorporation permits the issuance of preferred stock in series by action of the Board of Directors. Although the Company has no plans to utilize the issuance of shares of preferred stock as a deterrent to possible takeover attempts, the power to issue shares of preferred stock in series and to determine certain rights and preferences with respect to each such series may have dilutive effect on the value of shares of Common Stock and other ownership rights of the holders of Common Stock, and may have the effect of discouraging attempts to acquire control of the Company.

       The Company's Certificate of Incorporation and Bylaws contain certain provisions, in addition to the authority to issue preferred stock in series, which may have the effect of delaying or preventing a change in control of the Company. The Company's Certificate of Incorporation contains provisions which prohibit stockholder action by written consent and which require certain extraordinary corporate transactions, including amendment to the Certificate of Incorporation, to be approved by the vote of the holders of two-thirds of the outstanding shares of capital stock entitled to vote thereon, rather than a majority. The effect of these provisions, when coupled with existing statutory restrictions on the purchase of voting securities of a registered bank holding company, may be to delay or prevent a change in control of the Company.

       The Bylaws of the Company also impose certain procedural requirements on stockholders who wish (a) to make nominations in the election of directors and
(b) to present any other proposal to the stockholders for action, including any repeal or change in the Bylaws of the Company. The requirements include, among other things, the timely delivery to the Company's Secretary of notice of the nomination or proposal and evidence of (i) the stockholder's status as such,
(ii) the number of shares the stockholder beneficially owns, (iii) a list of the persons with whom the stockholder is acting in concert and (iv) the number of shares such persons beneficially own. The Bylaws further provide that when nominating directors, the stockholder must also submit such information with respect to the nominee as would be required by a proxy statement and certain other information. The Bylaws provide that failure to follow the required procedures renders the nominee or proposal ineligible to be voted upon by the stockholders.

       The Company believes that the provisions noted above are prudent and will reduce the Company's vulnerability to takeover attempts and certain other transactions that are not negotiated with or approved by the Board of Directors. In the judgment of the Company, its Board of Directors will be in the best position to determine the true value of the Company and negotiate effectively for what might be in the best interests of its stockholders. Accordingly, the Company believes that it is in the best interests of the Company and its stockholders to encourage potential acquirors to negotiate directly with the Board of Directors, and that these provisions will both encourage this negotiation and discourage hostile takeover attempts. It is also the Company's view that these provisions should not discourage persons from proposing mergers or other transactions at prices that reflect the true value of the Company and are in the best interest of all of the stockholders.

                              PLAN OF DISTRIBUTION

       The shares of Common Stock issuable upon the exercise of the Warrants are being offered by the Company through its officers and directors who will receive no commissions or other direct or indirect compensation in connection therewith. This Prospectus will be delivered to all Warrant holders of record as of the date hereof. Any supplement or amendment to this Prospectus will be provided to all Warrant holders of record on the date the same is filed with or declared effective by the Securities and Exchange Commission, as applicable.

       The Warrants are exercisable at a price of $5.75 through November 16, 1998. Persons who wish to exercise their Warrants must deliver an executed Warrant with the Subscription Form, duly executed and accompanied by payment in check or money order payable to "Century Bancshares, Inc." (the "Warrant Agent"). All payments must be received by the Warrant Agent prior to the Expiration Date, and Warrants which are not exercised prior to the Expiration Date will expire.

       The Company may redeem the Warrants, in whole or in part, at any time after November 14, 1997 until the Expiration Date.

                                    EXPERTS

       The consolidated statements of financial condition as of December 31, 1995 and 1994 and the consolidated statements of operations, changes in stockholders' equity and cash flows for each of the years in the three year period ended December 31, 1995, included in this Prospectus have been included herein in reliance upon the report of KPMG Peat Marwick LLP, Independent Certified Public Accountants, given on the authority of that firm as experts in accounting and auditing.

                                 LEGAL MATTERS

       Certain legal matters will be passed upon for the Company by Bracewell & Patterson, L.L.P., Houston, Texas. Mr. John R. Cope, a director and officer of the Company as well as the Bank, is a partner in the law firm of Bracewell & Patterson, L.L.P. Mr. Cope and other partners of Bracewell & Patterson, L.L.P. own in the aggregate approximately 4% of the shares of Common Stock.

                             ADDITIONAL INFORMATION
       The Company has filed with the Commission a Registration Statement (together with all amendments and exhibits thereto, the "Registration Statement"), on Form S-1 under the Securities Act with respect to the Common Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the Registration Statement, of which this Prospectus is a part. For further information with respect to the Company and the Common Stock, reference is made to the Registration Statement, including the exhibits, annexes and schedules thereto. Although the Prospectus contains a discussion of the terms of any contracts or other documents referred to in the Prospectus that the Company believes to be material to investors, statements contained in this Prospectus are not necessarily complete. In each instance, if such contract is filed as an exhibit, each such statement is qualified in its entirety by reference to such exhibit. The Registration Statement and the exhibits and schedules thereto may be inspected without charge at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and upon request at the Commission's regional offices located at:
Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Copies of such information may be accessed through the Commission's Internet web site at http://www.sec.gov.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS
                                       OF
                    CENTURY BANCSHARES, INC. AND SUBSIDIARY

                                                                                                                 Page No.
                                                                                                                 --------
CENTURY BANCSHARES, INC. AND SUBSIDIARY,
       CONSOLIDATED FINANCIAL STATEMENTS:

       INTERIM PERIODS (UNAUDITED):

            Consolidated Statement of Financial Condition as of June 30, 1996
                (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-2

            Consolidated Statements of Operations for the six month periods ended June 30, 1996 and 1995 (unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-3

            Consolidated Statement of Stockholders' Equity for the six months ended June 30, 1996 (unaudited) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-4

            Consolidated Statements of Cash Flows for the six months ended
                June 30, 1996 and 1995 (unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-5

            Condensed Notes to Consolidated Financial Statements (unaudited)  . . . . . . . . . . . . . . . . . . . . F-6

       FULL FISCAL YEARS (AUDITED):

            INDEPENDENT AUDITORS' REPORT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . F-9

            Consolidated Statements of Financial Condition as of December 31, 1995
                and 1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-10

            Consolidated Statements of Operations for the years ended December 31,
                1995, 1994 and 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-11

            Consolidated Statements of Stockholders' Equity for the years ended
                December 31, 1995, 1994 and 1993  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-13

            Consolidated Statements of Cash Flows for the years ended December 31,
                1995, 1994 and 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-14

            Notes to Consolidated Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  F-16

                   CENTURY BANCSHARES, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENT OF FINANCIAL
                                  CONDITION
                                June 30, 1996
                                 (unaudited)

                 Assets
                 ------

Cash and due from banks                                           $   5,704,182
Interest-bearing deposits in other banks                              5,751,493
Investment securities available-for-sale,
  at fair value (Note 1)                                              9,621,531
Investment securities held to maturity, at cost,
      fair value of $878,595 (Note 1)                                   877,719
Loans, net of unearned income                                        71,454,888
      Less - allowance for loan losses                                 (830,271)
                                                                  -------------

             Loans, net                                              70,624,617

Leasehold improvements, furniture, and equipment, net                 1,571,799
Accrued interest receivable                                             611,334
Other real estate owned                                                 184,657
Deposit premium (Note 2)                                                290,330
Other assets                                                          1,329,890
                                                                  -------------
                                                                  $  96,567,552
                                                                  =============

             Liabilities and Stockholders' Equity
             ------------------------------------

Liabilities:
      Deposits:
             Noninterest-bearing                                  $  21,219,299
             Interest-bearing                                        62,110,910
                                                                  -------------

                  Total deposits                                     83,330,209

      Short-term borrowings                                           5,380,806
      Other liabilities                                               1,036,229
                                                                  -------------

             Total liabilities                                       89,747,244
                                                                  -------------

Stockholders' equity (Note 3):

     Preferred stock, issuable in series, 1,000,000 shares
        authorized, no shares issued and outstanding                         --

     Common Stock, $1 par value; 2,000,000 shares authorized;
        1,123,685 shares issued and outstanding at June 30, 1996      1,123,685
     Additional paid-in capital                                       4,827,935
     Retained earnings                                                  939,071
     Unrealized loss on investment securities
        available-for-sale, tax effect                                 ( 70,383)
                                                                  -------------

             Total stockholders' equity                               6,820,308

Commitments and contingencies
                                                                  -------------
                                                                  $  96,567,552
                                                                  =============

See accompanying Condensed Notes to Consolidated Financial Statements.

                    CENTURY BANCSHARES, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                    Six Months ended June 30, 1996 and 1995
                                  (unaudited)



                                                             1996                  1995
                                                             ----                  ----
Interest income:
         Interest and fees on loan                       $ 3,385,113          $ 2,843,961
         Interest on federal funds sold                       56,642               35,535
         Interest on deposits in other banks                     642               11,353
         Interest on investment securities                   316,858              549,756
                                                         -----------          -----------

                 Total interest income                     3,759,255            3,440,605
                                                         -----------          -----------

Interest expense:
         Interest on deposits:
                 Certificates $100,000 and over              355,381              285,680
                 Certificates under $100,000                 320,240              303,748
                 NOW accounts                                128,107              131,480
                 Savings accounts                             29,585               36,731
                 Money market accounts                       365,346              386,979
         Interest on short-term borrowings                   132,731               55,140
                                                         -----------          -----------

                 Total interest expense                    1,331,390            1,199,758
                                                         -----------          -----------

                 Net interest income                       2,427,865            2,240,847

Provision for loan losses                                         --                8,899
                                                         -----------          -----------

                 Net interest income after
                    provision for loan losses              2,427,865            2,231,948
                                                         -----------          -----------

Noninterest income:
         Service charges on deposits accounts                213,157              173,118
         Other operating income                              140,662               74,032
         Loss on sale of securities                               --               (3,197)
                                                         -----------          -----------

                 Total noninterest income                    353,819              243,953
                                                         -----------          -----------

Noninterest expenses:
         Salaries and employee benefits                      950,814              922,855
         Occupancy and equipment expense                     242,083              254,224
         Depreciation and amortization                       188,667               70,367
         Professional fees                                   265,738              151,325
         Data processing                                     132,901              101,853
         Federal deposit insurance premiums                   27,039               99,739
         Communications                                       93,992               77,020
         Provision for losses on other real estate
            owned                                                 --               47,450
         Other operating expenses                            379,756              285,496
                                                         -----------          -----------

                 Total noninterest expenses                2,280,990            2,010,329
                                                         -----------          -----------

                 Income before income tax
                    expense                                  500,694              465,572

Income tax expense                                           191,704              177,962
                                                         -----------          -----------

         Net income                                          308,990          $   287,610
                                                         ===========          ===========

         Income per common share
            (Note 4)                                             .26          $       .28
                                                         ===========          ===========

Weighted average common and common
   equivalent shares outstanding (Note 4)                  1,174,116              967,726
                                                         ===========          ===========

See accompanying Condensed Notes to Consolidated Financial Statements

                    CENTURY BANCSHARES, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                       Six Months ended December 31, 1996
                                  (unaudited)



                                                                                            Unrealized
                                                                                             loss on
                                                                                            investment
                                          Common Stock          Additional                  securities
                                     -----------------------     paid-in-      Retained     available-
                                      Shares       Amount        capital       earnings      for-sale         Total
                                     --------   ------------   -----------   -----------   -------------   -----------

Balance, December 31, 1995           1,046,047     $1,046,047    $4,410,876   $1,110,086    $    (68,064)    $6,498,945
    Stock dividend (7% of
      shares outstanding)               73,847         73,847       406,158     (480,005)             --             --
    Issuance of common stock on
      exercise of stock options          3,791          3,791        10,901           --              --         14,692
    Net income                              --             --            --      308,990              --        308,990
    Unrealized loss on investment
      securities available for
      sale, net of tax effect               --             --            --           --          (2,319)        (2,319)
                                     ---------   ------------   -----------   ----------    ------------    -----------
Balance, June 30, 1996               1,123,685      1,123,685     4,827,935      939,071         (70,383)     6,820,308
                                     =========   ============   ===========   ==========    ============    ===========




See accompanying Condensed Notes to Consolidated Financial Statements.

                    CENTURY BANCSHARES, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                    Six Months Ended June 30, 1996 and 1995
                                  (unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:                                           1996                 1995
                                                                                ----                 ----
         Net Income                                                       $     308,990         $    287,610
         Adjustments to reconcile net income to net cash
            provided by operating activities:
                 Depreciation and Amortization                                  188,667               70,367
                 Provision for loan losses                                           --                8,899
                 Loans charged off (net of recoveries)                          (90,151)              79,597
                 Provision for losses on other real estate owned                     --              111,281
                 Loss on sale of other real estate owned                             --               11,883
                 Loss on sale of securities                                          --                3,197

(INCREASE) DECREASE IN:

         Accrued interest receivable                                            (22,204)              48,933
         Other assets                                                          (447,828)            (335,812)

INCREASE (DECREASE) IN:
         Other liabilities                                                      243,852               (5,299)
                                                                          -------------         ------------

         NET CASH PROVIDED BY OPERATING ACTIVITIES                              181,327              280,656
                                                                          -------------         ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
         Loan repayments (originations), net                              $  (2,071,501)        $ (3,173,020)
         Decrease in interest bearing deposits in other banks                   280,207              170,694
         Purchase (maturities) of securities                                    466,879           (1,132,060)
         Maturities of securities available for sale                          2,714,804            1,585,899
         Proceeds from sale of investment securities                                 --            3,941,086
         Deposit premium                                                             --              (62,845)
         Purchase of leasehold improvements, furniture and equipment           (280,456)            (579,158)
         Proceeds from sale of other real estate owned                            8,001              707,082
                                                                          -------------         ------------

         NET CASH PROVIDED BY INVESTING ACTIVITIES                            1,117,934            1,457,678
                                                                          -------------         ------------

CASH FLOWS FROM FINANCING ACTIVITIES
         Net maturities of certificates of deposit                        $    (633,194)         $(1,722,212)
         Net increase (decrease) in demand, savings and
            money market deposits                                            (6,575,909)          (1,798,215)
         Payment of dividend on preferred stock                                      --              (18,398)
         Proceeds from issuance of common stock                                  15,567                   --
         Increase in short term borrowings                                    1,572,896            1,660,501
                                                                          -------------         ------------

         NET CASH USED BY FINANCING ACTIVITIES                               (5,620,640)          (1,878,324)
                                                                           ------------          -----------

         NET DECREASE IN CASH AND EQUIVALENTS                                (4,321,379)            (139,990)

CASH AND CASH EQUIVALENT, BEGINNING OF YEAR                                  10,025,561            5,912,803
                                                                          -------------         ------------

CASH AND CASH EQUIVALENT, JUNE 30TH                                       $   5,704,182         $  5,772,813
                                                                          -------------         ------------

INTEREST PAID ON DEPOSITS                                                 $   1,349,389         $    871,046
                                                                          -------------         ------------

INCOME TAXES PAID (REFUNDED)                                              $     408,000         $     (3,938)
                                                                          -------------         ------------

TRANSFER OF LOANS TO OTHER REAL ESTATE OWNED                              $          --         $    993,496
                                                                          -------------         ------------

See accompanying Condensed Notes to Consolidated Financial Statements.

                    CENTURY BANCSHARES, INC. AND SUBSIDIARY

                   CONDENSED NOTES TO CONSOLIDATED FINANCIAL
                    STATEMENTS (UNAUDITED) JUNE 30, 1996 AND
                                     1995


         The unaudited consolidated financial statements as of and for the six months ended June 30, 1996 and June 30, 1995 have not been audited but, in the opinion of management, contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the financial position and results of operations of the Company as of such date and for such periods. The unaudited consolidated financial statements should be read in conjunction with the Consolidated Financial Statements of the Company and the Notes thereto appearing elsewhere herein. The results of operations for the six months ended June 30, 1996 are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 1996 or for any future periods.

(1)      Investment Securities

         Investment securities available-for-sale, and their contractual maturities, at June 30, 1996, are summarized as follows:

                                                                  Gross            Gross
                                                 Amortized      Unrealized       Unrealized           Fair
                                                   Cost            Gains           Losses             Value
                                                   ----            -----           ------             -----
Obligations of U.S. Treasury,
  government agencies and
  corporations:
         Within one year                       $ 5,999,750             312          $11,938      $5,988,124
         After one, but within five years        1,000,000             -0-           23,800         976,200
         After ten years                           992,050             -0-           21,638         970,412
                                               -----------             ---          -------      ----------
                 Total                           7,991,800             312           57,376       7,934,736

Collateralized mortgage obligations:
         After ten years                         1,738,015             -0-           51,220       1,686,295
                                               -----------             ---          -------      ----------

                 Total investment securities
                   available-for-sale          $ 9,729,815             312          $98,596      $9,621,531
                                               ===========             ===          =======      ==========

Investment securities held-to-maturity at June 30, 1996, are summarized as follows:

                                                                  Gross            Gross
                                                 Amortized      Unrealized       Unrealized           Fair
                                                   Cost            Gains           Losses             Value
                                                   ----            -----           ------             -----
Municipal securities:
         Within one year                          $ 85,000          $   68              -0-        $ 85,068
         After one, but within five years          164,865             808              -0-         165,673
                                                  --------          ------          -------        --------
                 Total                            $249,865             876              -0-         250,741

Federal Reserve Bank stock                         119,350             -0-              -0-         119,350
Federal Home Loan Bank stock                       508,504             -0-              -0-         508,504
                                                  --------          ------          -------        --------

         Total investment securities
           held-to-maturity                       $877,719          $  876              -0-        $878,595
                                                  ========          ======          =======        ========


(2)      Deposit Premium and SAIF Insurance

         Because it retained possession of the Pennsylvania Avenue branch lease space previously occupied by the Resolution Trust Corporation ("RTC"), the Company was obligated to purchase from the RTC all of the branch-related furniture, fixtures, and equipment at the RTC's book value. This price exceeded the fair value of certain assets purchased in 1994 by $62,045, which amount was classified as an additional premium paid for the acquisition of the branch deposits. The purchased deposits of the Pennsylvania Avenue branch are insured by the Savings Association Insurance Fund ("SAIF"). These SAIF deposits will be assessed a one-time insurance premium of approximately $21,000 as a result of recent Federal legislation.

(3)      Stock Option Plans

         Stock option transactions for the six months ended June 30, 1996, are summarized as follows:

                                                    Total Options                    Option Price Per Share
                                                    -------------                    ----------------------
Outstanding, January 1, 1996                          152,250                            $1.61 to $5.37

         Granted                                       32,485                            $6.00
         Forfeited                                        --                             $4.04 to $4.24
         Exercised                                     (3,791)
                                                     --------

Outstanding, June 30, 1996                            180,944                            $1.61 to $6.00
                                                     ========

Exercisable, June 30, 1996                            147,275                            $1.61 to $6.00
                                                     ========

In connection with the 7% stock dividend effective March 31, 1996, the number of shares subject to any outstanding options, as well as the exercise price per share, have been appropriately and equitably adjusted, pursuant to the stock option plans, so as to maintain the proportionate number of shares without changing the aggregate option price. In the table above, the shares and prices per share have been adjusted to reflect the stock dividend.

(4)      Income Per Common Share

         On March 19, 1996, the Company declared a 7% stock dividend to Common Stock holders of record as of March 29, 1995, resulting in the issuance of 73,151 shares of Common Stock on April 20, 1996. Weighted average shares outstanding and income per common share have been restated for the effect of the stock dividend.

INDEPENDENT AUDITORS' REPORT



The Board of Directors
Century Bancshares, Inc.:


We have audited the accompanying consolidated statements of financial condition of Century Bancshares, Inc. and subsidiary as of December 31, 1995 and 1994, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Century Bancshares, Inc. and subsidiary as of December 31, 1995 and 1994, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 1995, in conformity with generally accepted accounting principles.





March 15, 1996

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Financial Condition

December 31, 1995 and 1994

----------------------------------------------------------------------------------------------------------------------------

ASSETS                                                                                          1995                   1994
----------------------------------------------------------------------------------------------------------------------------
Cash and due from banks                                                              $     8,045,561              5,912,803
Federal funds sold                                                                         1,980,000                      -
Interest bearing deposits in other banks                                                   6,031,700                192,767
Investment securities available-for-sale, at fair value                                   12,961,735             21,679,053
Investment securities, at cost, fair value of $718,849 and $774,426 in 1995
     and 1994, respectively                                                                  716,879                782,202
Loans, net of unearned income                                                             69,203,965             60,663,208
Less - allowance for loan losses                                                            (740,000)              (740,000)
----------------------------------------------------------------------------------------------------------------------------

Loans, net                                                                                68,463,965             59,923,208
----------------------------------------------------------------------------------------------------------------------------

Leasehold improvements, furniture, and equipment, net                                      1,454,056                239,622
Accrued interest receivable                                                                  589,130                581,621
Other real estate owned                                                                      192,658                      -
Deposit premium                                                                              320,847                293,045
Other assets                                                                                 882,062                524,821
----------------------------------------------------------------------------------------------------------------------------

                                                                                     $   101,638,593             90,129,142
----------------------------------------------------------------------------------------------------------------------------

LIABILITIES AND STOCKHOLDERS' EQUITY
----------------------------------------------------------------------------------------------------------------------------

Liabilities:
     Deposits:
        Noninterest-bearing                                                          $    24,712,204             20,122,284
        Interest-bearing                                                                  65,827,158             61,958,975
----------------------------------------------------------------------------------------------------------------------------

Total deposits                                                                            90,539,362             82,081,259

     Short-term borrowings                                                                 3,807,910              2,200,000
     Other liabilities                                                                       792,376                970,982
----------------------------------------------------------------------------------------------------------------------------

Total liabilities                                                                         95,139,648             85,252,241
----------------------------------------------------------------------------------------------------------------------------

Stockholders' equity:
     Preferred stock, issuable in series, 1,000,000 shares authorized: Series A cumulative preferred stock, $1 par value; $7.50 liquidation preference (none in 1995 and $459,953 in 1994); no shares
            issued and outstanding in 1995 and 66,500 shares
            authorized, 61,327 shares issued and outstanding in 1994                               -                 61,327
        Common stock, $1 par value; 2,000,000 shares authorized; 1,046,047 and 823,232 shares issued and outstanding at
            December 31, 1995 and 1994, respectively                                       1,046,047                823,232
        Additional paid in capital                                                         4,410,876              3,855,651
        Retained earnings                                                                  1,110,086                706,836
        Unrealized loss on investment securities available-for-sale, net of
            tax effect                                                                       (68,064)              (570,145)
----------------------------------------------------------------------------------------------------------------------------

Total stockholders' equity                                                                 6,498,945              4,876,901
----------------------------------------------------------------------------------------------------------------------------

Commitments and contingencies

                                                                                     $   101,638,593             90,129,142
----------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Operations

Years ended December 31, 1995, 1994, and 1993


-----------------------------------------------------------------------------------------------------

                                                                1995            1994            1993
-----------------------------------------------------------------------------------------------------

Interest income:
      Interest and fees on loans                      $    6,010,907       4,801,905       4,572,307
      Interest on federal funds sold                          37,145          64,967         182,451
      Interest on deposits in other banks                     56,258           9,622          93,211
      Interest on securities available-for-sale              917,605         790,967         606,614
      Interest on securities held to maturity                 57,272          43,665               -
-----------------------------------------------------------------------------------------------------

Total interest income                                      7,079,187       5,711,126       5,454,583
-----------------------------------------------------------------------------------------------------

Interest expense:
      Interest on deposits:
            Certificates $100,000 and over                   636,236         441,693         350,874
            Certificates under $100,000                      631,662         480,060         569,383
            NOW accounts                                     258,428         248,148         261,651
            Savings accounts                                  67,189          66,341          59,929
            Money market accounts                            777,954         617,731         700,348
      Interest on loan payable                                     -           4,246          33,622
      Interest on short term borrowings                      190,295          43,323          10,832
-----------------------------------------------------------------------------------------------------

Total interest expense                                     2,561,764       1,901,542       1,986,639
-----------------------------------------------------------------------------------------------------

Net interest income                                        4,517,423       3,809,584       3,467,944

Provision for loan losses                                     26,347          19,431         310,270
-----------------------------------------------------------------------------------------------------

Net interest income after provision for loan losses        4,491,076       3,790,153       3,157,674
-----------------------------------------------------------------------------------------------------

Noninterest income:
      Service charges on deposit accounts                    378,739         340,291         344,322
      Other operating income                                 214,797         226,505         227,262
      Loss on sale of securities                              (3,197)        (11,748)              -
-----------------------------------------------------------------------------------------------------

Total noninterest income                                     590,339         555,048         571,584
-----------------------------------------------------------------------------------------------------

CENTURY BANCSHARES, INC. AND SUBSIDIARY

-----------------------------------------------------------------------------------------------------------------------------

                                                                                1995               1994                 1993
-----------------------------------------------------------------------------------------------------------------------------
Noninterest expenses:
      Salaries and employee benefits                                $      1,926,939          1,594,625            1,417,496
      Occupancy and equipment expense                                        516,617            438,355              360,678
      Depreciation and amortization                                          151,471            136,180               58,857
      Professional fees                                                      327,174            324,431              320,850
      Data processing                                                        332,363            180,900              216,371
      Federal deposit insurance premiums                                      88,146            169,185              169,117
      Communications                                                         161,090            113,802              106,994
      Provision for losses on other real estate owned                         48,445                  -                3,393
      Other operating expenses                                               492,408            423,273              382,624
-----------------------------------------------------------------------------------------------------------------------------

Total noninterest expenses                                                 4,044,653          3,380,751            3,036,380
-----------------------------------------------------------------------------------------------------------------------------

Income before income tax expense                                           1,036,762            964,450              692,878

Income tax expense                                                           357,164            373,546              263,900
-----------------------------------------------------------------------------------------------------------------------------


Net income                                                          $        679,598            590,904              428,978
-----------------------------------------------------------------------------------------------------------------------------

Income per common share                                             $            .69                .62                  .45
-----------------------------------------------------------------------------------------------------------------------------

Weighted average common and common equivalent shares
      outstanding                                                            933,222            896,522              861,780
-----------------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Stockholders' Equity

Years ended December 31, 1995, 1994, and 1993


-------------------------------------------------------------------------------------------------------------------------
                                                                    Preferred stock                Common stock
                                                                 ----------------------       ---------------------------
                                                                  Shares       Amount          Shares         Amount
-------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1992                                        62,335    $  62,335         743,837      $   743,837

Stock dividend (5% of shares outstanding)                              -            -          37,166           37,166
Issuance of common stock                                               -            -           1,313            1,313
Preferred stock dividend ($.60 per share)                              -            -               -                -
Net income                                                             -            -               -                -
Unrealized loss on investment securities
    available-for-sale, net of tax effect                              -            -               -                -
-------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1993                                        62,335       62,335         782,316          782,316

Stock dividend (5% of shares outstanding)                              -            -          39,061           39,061
Repurchase of preferred stock                                     (1,008)      (1,008)              -                -
Issuance of common stock                                               -            -           1,855            1,855
Preferred stock dividend ($.60 per share)                              -            -               -                -
Net income                                                             -            -               -                -
Unrealized loss on investment securities
    available-for-sale, net of tax effect                              -            -               -                -
-------------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1994                                        61,327       61,327         823,232          823,232

Stock options                                                          -            -           7,831            7,831
Stock dividend (5% of shares outstanding)                              -            -          41,072           41,072
Redemption of preferred stock                                    (33,878)     (33,878)              -                -
Exchange of preferred stock                                      (27,449)     (27,449)         35,814           35,814
Issuance of common stock                                               -            -         138,098          138,098
Preferred stock dividend                                               -            -               -                -
Net income                                                             -            -               -                -
Unrealized gain on investment securities available-for-
    sale, net of tax effect                                            -            -               -                -
-------------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1995                                             -    $       -       1,046,047     $  1,046,047
--------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------
                                                                Additional    Retained    Unrealized loss on
                                                                 paid-in      earnings   investment securities
                                                                 capital      (deficit)   available-for-sale     Total
-----------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1992                                      3,933,529     (238,849)                -     4,500,852

Stock dividend (5% of shares outstanding)                         (37,166)           -                 -             -
Issuance of common stock                                            1,643            -                 -         2,956
Preferred stock dividend ($.60 per share)                               -      (37,401)                -       (37,401)
Net income                                                              -      428,978                 -       428,978
Unrealized loss on investment securities
    available-for-sale, net of tax effect                               -            -           (24,844)      (24,844)
-----------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1993                                      3,898,006      152,728           (24,844)    4,870,541

Stock dividend (5% of shares outstanding)                         (39,061)           -                 -             -
Repurchase of preferred stock                                      (6,552)           -                 -        (7,560)
Issuance of common stock                                            3,258            -                 -         5,113
Preferred stock dividend ($.60 per share)                               -      (36,796)                -       (36,796)
Net income                                                              -      590,904                 -       590,904
Unrealized loss on investment securities
    available-for-sale, net of tax effect                               -            -          (545,301)     (545,301)
-----------------------------------------------------------------------------------------------------------------------
Balance, December 31, 1994                                       3,855,651     708,836          (570,145)    4,876,901

Stock options                                                       15,616           -                 -        23,447
Stock dividend (5% of shares outstanding)                          195,092    (236,164)                -             -
Redemption of preferred stock                                     (220,207)          -                 -      (254,085)
Exchange of preferred stock                                         (8,365)          -                 -             -
Issuance of common stock                                           573,089           -                 -       711,187
Preferred stock dividend                                                 -     (40,184)                -       (40,184)
Net income                                                               -     679,598                 -       679,598
Unrealized gain on investment securities available-for-
    sale, net of tax effect                                              -           -           502,081       502,081
-----------------------------------------------------------------------------------------------------------------------

Balance, December 31, 1995                                       4,410,876   1,110,086           (68,064)    6,498,945
-----------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

Years ended December 31, 1995, 1994, and 1993


-----------------------------------------------------------------------------------------------------------------------

                                                                               1995             1994              1993
-----------------------------------------------------------------------------------------------------------------------

Cash flows from operating activities:
     Net income                                                     $       679,598          590,904           428,978
     Adjustments to reconcile net income to net cash
        provided by operating activities:
            Depreciation and amortization                                   186,682          136,180            58,857
            Provision for loan losses                                        26,347           19,431           310,270
            Provision for losses on other real estate owned                  48,445                -             3,393
            Loss on sale of securities                                        3,197           11,748                 -
            Loss (gain) on sale of other real estate owned                   11,883                -           (23,395)
            (Increase) decrease in accrued interest receivable               (7,509)         (82,396)          (48,498)
            Decrease (increase) in other assets                            (357,241)        (117,490)          157,117
            Increase (decrease) in other liabilities                       (178,606)        (255,459)          121,951
-----------------------------------------------------------------------------------------------------------------------

Net cash provided by operating activities                                   412,796          302,918         1,008,673

Cash flows from investing activities:
     Loan repayments and recoveries (originations), net                  (8,916,980)      (4,077,823)         (637,794)
     Net decrease (increase) in interest_bearing deposits in
        other banks                                                      (5,838,933)        (169,388)        5,256,621
     Purchases of securities available_for_sale                          (1,010,160)     (10,454,516)      (20,573,337)
     Purchases of securities held to maturity                                     -         (254,852)                -
     Maturities of securities available-for-sale                          6,553,254        7,404,794         7,300,000
     Proceeds from sale of investment securities                          3,738,431        2,164,757                 -
     Purchase of leasehold improvements, furniture and
        equipment, net of disposals                                      (1,366,073)         (95,203)          (73,109)
     Proceeds from sale of other real estate owned                           96,890                -           220,000
-----------------------------------------------------------------------------------------------------------------------

Net cash used by investing activities                                    (6,743,571)      (5,482,231)       (8,507,619)
-----------------------------------------------------------------------------------------------------------------------



                                                                     (Continued)

CENTURY BANCSHARES, INC. AND SUBSIDIARY

------------------------------------------------------------------------------------------------------------------

                                                                            1995              1994           1993
------------------------------------------------------------------------------------------------------------------

Cash flows from financing activities:
      Net issuances (maturities) of certificates of deposit       $    3,868,183         2,072,464       (691,535)
      Net increase in demand, savings, and
            money market deposits                                      4,589,920            26,296      9,561,160
      Deposit premium                                                    (62,845)         (303,000)             -
      Repayments of loan payable                                               -          (207,000)      (333,000)
      Repurchase of preferred stock                                     (254,085)           (7,560)             -
      Issuance of common stock                                           734,634             5,113          2,956
      Dividend paid on preferred stock                                   (40,184)          (36,796)       (37,401)
      Increase in short-term borrowings                                1,607,910         2,200,000              -
------------------------------------------------------------------------------------------------------------------

Net cash provided by financing activities                             10,443,533         3,749,517      8,502,180

Net increase (decrease) in cash and cash equivalents                   4,112,758        (1,429,796)     1,003,234

Cash and cash equivalents, beginning of year                           5,912,803         7,342,599      6,339,365
------------------------------------------------------------------------------------------------------------------

Cash and cash equivalents, end of year                            $   10,025,561         5,912,803      7,342,599

Supplemental disclosures of cash flow information:

Interest paid on deposits and borrowings                          $    2,483,398         1,902,707      1,938,141
------------------------------------------------------------------------------------------------------------------

Income taxes paid (refunded)                                      $       19,222           (88,190)       (67,694)
------------------------------------------------------------------------------------------------------------------

Transfer of loans to other real estate owned                      $      946,366                 -              -
------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

December 31, 1995 and 1994

================================================================================

   (1)   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         DESCRIPTION OF BUSINESS

         The primary business of Century Bancshares, Inc. (the Company) and its subsidiary, Century National Bank (Century Bank) is to attract deposits from individual and corporate customers and to originate loans secured by residential and commercial real estate, business assets, and other personal property. The Company operates primarily in the District of Columbia and targets individuals and businesses in professional services as its clientele. The Company is subject to competition from other financial institutions in attracting and retaining deposits and in making loans. The Company and Century Bank are subject to the regulations of certain agencies of the federal government and undergo periodic examinations by those agencies.

         BASIS OF FINANCIAL STATEMENT PRESENTATION

         The financial statements have been prepared on the accrual basis and in conformity with generally accepted accounting principles. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and revenues and expenses for the period. Actual results could differ significantly from those estimates.

         The consolidated financial statements include the accounts of the Company and Century Bank. All significant intercompany accounts and transactions have been eliminated in consolidation.

         INVESTMENT SECURITIES

         The Company classifies its debt and marketable equity securities in one of three categories: trading, available-for-sale, or held-to-maturity. Trading securities are bought and held principally for the purpose of selling them in the near term. Held-to-maturity securities are those securities that the Company has the ability and intent to hold until maturity. All other securities not classified as trading or held-to-maturity are classified as available-for-sale. The Company does not engage in trading activities and, accordingly, has no trading portfolio.

         Available-for-sale and trading securities are recorded at fair value. Held-to-maturity securities are recorded at amortized cost, adjusted for the amortization or accretion of premiums or discounts. Unrealized holding gains and losses, net of the related tax effect, on available-for-sale securities are excluded from earnings and are reported as a separate component of stockholders' equity until realized.

         A decline in the market value of any available-for-sale or held-to-maturity security below cost that is deemed other than temporary is charged to earnings, resulting in the establishment of a new cost basis for the security.


                                                                   (Continued)

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


================================================================================

   (1)   CONTINUED

         Premiums and discounts are amortized or accreted over the life of the related security as an adjustment to yield using the effective interest method. Dividend and interest income are recognized when earned. Realized gains and losses for securities classified as available-for-sale and held-to-maturity are included in earnings and are derived using the specific identification method for determining the cost of securities sold.

         Prepayment of the mortgages securing the collateralized mortgage obligations may affect the maturity date and yield to maturity. The Company uses actual principal prepayment experience and estimates of future principal prepayments in calculating the yield necessary to apply the effective interest method.

         INCOME RECOGNITION ON LOANS

         Interest on loans is credited to income as earned on the principal amount outstanding. When, in management's judgment, the full collectibility of principal or interest on a loan becomes uncertain, that loan is placed on a cash basis (nonaccrual) for purposes of income recognition. Accrued but uncollected interest on nonaccrual loans is charged against current income.

         Interest accruals are resumed on such loans only when they are brought fully current with respect to principal and interest and when, in the judgment of management, the loans have demonstrated a new period of performance and are estimated to be fully collectible as to both principal and interest.

         ALLOWANCE FOR LOAN LOSSES

         The allowance for loan losses is a valuation allowance available for losses incurred on loans. It is established through charges to earnings in the form of provisions for loan losses. Loan losses are charged to the allowance for loan losses when a determination is made that collection is unlikely to occur. Recoveries are credited to the allowance at the time of recovery.

         Prior to the beginning of each year, and quarterly during the year, management estimates whether the allowance for loan losses is adequate to absorb losses that can be anticipated in the existing portfolio. Based on these estimates, an amount is charged to the provision for loan losses to adjust the allowance to a level determined to be adequate to absorb currently anticipated losses.


                                                                   (Continued)

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


================================================================================

   (1)   CONTINUED

         Management's judgment as to the level of future losses on existing loans involves management's internal review of the loan portfolio, including an analysis of the borrowers' current financial position, the consideration of current and anticipated economic conditions and their potential effects on specific borrowers; an evaluation of the existing relationships among loans, potential loan losses, and the present level of the loan loss allowance; and results of examinations by independent consultants. In determining the collectibility of certain loans, management also considers the fair value of any underlying collateral. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company's allowances for losses on loans and other real estate owned. Such agencies may require the Company to recognize additions to the allowances based on their judgments about information available to them at the time of their examination.

         Effective January 1, 1995, the Company adopted Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan, as amended by Statement 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures (collectively referred to as SFAS 114). SFAS 114 addresses the accounting by creditors for the impairment of all loans except for large groups of smaller-balance homogeneous loans that are collectively evaluated for impairment, and certain other types of loans specifically excluded by the Standard.

         SFAS 114 requires that impaired loans be measured at the present value of expected future cash flows discounted at the loan's effective interest rate, or at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is considered impaired when, based on current information and events, it is probable that a creditor will be unable to collect all amounts due according to the contractual terms of the original loan agreement. The adoption of SFAS 114 did not have a significant effect on the Company's financial statements.

         LOAN FEES

         Loan origination fees and direct loan origination costs are deferred and recognized either upon the sale of a loan or amortized as an adjustment to yield over the life of the loan.

         LEASEHOLD IMPROVEMENTS, FURNITURE, AND EQUIPMENT

         Leasehold improvements, furniture, and equipment are stated at cost, less accumulated depreciation and amortization. Amortization of leasehold improvements is computed using the straight-line method over the estimated useful lives of the improvements or the lease term, whichever is shorter. Depreciation of furniture and equipment is computed using the straight-line method over their estimated useful lives.


                                                                   (Continued)

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


================================================================================

   (1)   CONTINUED

         OTHER REAL ESTATE OWNED

         Real estate acquired through foreclosure is recorded at the lower of cost or fair value less estimated selling costs. Management periodically evaluates the recoverability of the carrying value of other real estate owned. Costs relating to property improvements are capitalized, and costs relating to holding properties are charged to expense. Gains or losses on the sale of other real estate owned are recognized upon disposition of the property.

         INCOME TAXES

         The Company accounts for income taxes based upon the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         INCOME PER COMMON SHARE

         Income per common share is computed by dividing net income less preferred stock dividends by the weighted average number of common and common equivalent shares (when dilutive and significant) outstanding during the year. Common equivalent shares result from stock options and warrants outstanding and are computed using the treasury stock method.

         On March 23, 1994, the Company declared a 5 percent stock dividend to common stock shareholders of record as of March 31, 1994, resulting in the issuance of 39,061 shares. On March 14, 1995, the Company declared a 5 percent stock dividend to common stock shareholders of record as of March 31, 1995, resulting in the issuance of 41,072 shares.

         Weighted average shares outstanding and income per common share have been restated for the effect of the stock dividends.

         CASH AND CASH EQUIVALENTS

         For purposes of reporting cash flows, the Company has defined cash and cash equivalents as those amounts included in cash and due from banks and federal funds sold.


                                                                   (Continued)

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


================================================================================

   (1)   CONTINUED

         NEW ACCOUNTING STANDARDS NOT YET IMPLEMENTED

         During March 1995 the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long Lived Assets and For Long-Lived Assets to be Disposed Of (SFAS 121). SFAS 121 provides guidance for recognition and measurement of impairment of long-lived assets and certain intangible assets. SFAS 121 is effective for fiscal years beginning after December 15, 1995. Management does not expect that the adoption of SFAS 121 will have a material impact on the Company's financial condition or results of operations.

         During May 1995 the FASB issued SFAS No. 122, Accounting for Mortgage Servicing Rights. SFAS 122 is effective for fiscal years beginning after December 15, 1995. Management does not expect that the adoption of SFAS 122 will have a material impact on the Company's financial condition or results of operations.

         During October 1995 the FASB issued SFAS No. 123, Accounting for Stock-Based Compensation. SFAS 123 defines a fair value approach to measuring employee stock options. In lieu of recording the value of such options as compensation expense, companies may provide pro forma disclosures quantifying the difference between compensation cost included in net income as prescribed by current accounting standards and the cost measured using the fair value approach. SFAS 123 is effective for awards granted in fiscal years beginning after December 15, 1995. Management does not expect to change its current method of accounting for stock options.

         RECLASSIFICATIONS

         Certain amounts for 1994 and 1993 have been reclassified to conform to the presentation for 1995.


   (2)   RESTRICTED CASH

         Under Federal Reserve Board regulations, banks are required to maintain cash reserves against certain categories of deposit liabilities. Cash balances qualified to meet these reserve requirements consist of vault cash and balances on deposit with the Federal Reserve Bank. Such restricted cash balances are included in "Cash and due from banks" in the consolidated statements of financial condition and amount to approximately $235,000 and $910,000 as of December 31, 1995 and 1994, respectively.


                                                                   (Continued)

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


================================================================================

   (3)   INVESTMENT SECURITIES

         Investment securities available-for-sale, and their contractual maturities, at December 31, 1995 and 1994 are summarized as follows:

                                                                                              1995
                                                                ----------------------------------------------------------------

                                                                                        Gross           Gross
                                                                      Amortized    Unrealized      Unrealized
                                                                           Cost         Gains          Losses        Fair Value
         -----------------------------------------------------------------------------------------------------------------------
         Obligations of U.S. Treasury,
              government agencies and
              corporations:
                 Within one year                             $        9,001,131             -          26,133         8,974,998
                 After one, but within five years                     1,000,000             -           7,400           992,600
                 After ten years                                      1,116,701             -          15,669         1,101,032
         -----------------------------------------------------------------------------------------------------------------------
         Total                                                       11,117,832             -          49,202        11,068,630

         Collateralized mortgage obligations:
              After ten years                                         1,948,619             -          55,514         1,893,105
         -----------------------------------------------------------------------------------------------------------------------

         Total investment securities available-for-sale      $       13,066,451             -         104,716        12,961,735
         =======================================================================================================================

                                                                                              1994
                                                                 ---------------------------------------------------------------

                                                                                        Gross           Gross
                                                                      Amortized    Unrealized      Unrealized
                                                                           Cost         Gains          Losses        Fair Value
         -----------------------------------------------------------------------------------------------------------------------
         Obligations of U.S. Treasury,
              government agencies and
              corporations:
                 Within one year                             $        5,961,438             -          71,125         5,890,313
                 After one, but within five years                    12,978,693             -         545,168        12,433,525
                 After ten years                                      1,323,396             -          61,749         1,261,647
         -----------------------------------------------------------------------------------------------------------------------

         Total                                                       20,263,527             -         678,042        19,585,485

         Collateralized mortgage obligations:
              After ten years                                         2,292,672             -         199,103         2,093,568
         -----------------------------------------------------------------------------------------------------------------------

         Total investment securities available-for-sale      $       22,556,199             -         877,145        21,679,053
         =======================================================================================================================


                                                                   (Continued)

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


================================================================================

   (3)   CONTINUED

         Expected maturities may differ from contractual maturities of mortgage backed securities and collateralized mortgage obligations because borrowers have the right to prepay their obligations at any time.

         Investment securities held-to-maturity at December 31, 1995 and 1994 are summarized as follows:

                                                                                                   1995
                                                                    ---------------------------------------------------------------

                                                                                              Gross          Gross
                                                                            Amortized    Unrealized     Unrealized
                                                                                 Cost         Gains         Losses      Fair Value
         --------------------------------------------------------------------------------------------------------------------------
         Municipal securities-maturing
              Within one year                                       $          85,000           170              -          85,170
              After one, but within five years                                164,829         1,802              -         166,631
         --------------------------------------------------------------------------------------------------------------------------

         Total                                                                249,829         1,972              -         251,801

         Federal Reserve Bank stock                                           119,350             -              -         119,350
         Federal Home Loan Bank stock                                         347,700             -              -         347,700
         --------------------------------------------------------------------------------------------------------------------------

                                                                    $         716,879         1,972              -         718,851
         ==========================================================================================================================

                                                                                                   1994
                                                                    ---------------------------------------------------------------

                                                                                              Gross          Gross
                                                                            Amortized    Unrealized     Unrealized
                                                                                 Cost         Gains         Losses      Fair Value
         --------------------------------------------------------------------------------------------------------------------------
         Municipal securities - maturing after one but
              within five years                                  $            249,752             -          7,776         241,976

         Federal Reserve Bank stock                                           119,350             -              -         119,350
         Federal Home Loan Bank stock                                         413,100             -              -         413,100
         --------------------------------------------------------------------------------------------------------------------------

                                                                 $            782,202             -          7,776         774,426
         ==========================================================================================================================

         Securities carried at $1,000,866 and $1,002,560 at December 31, 1995 and 1994, respectively, were pledged to secure public deposits and for other purposes as required by law.


                                                                   (Continued)

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


================================================================================

   (3)   CONTINUED

         As a member of the Federal Reserve and Federal Home Loan Bank Systems, Century Bank is required to hold stock in the Federal Reserve Bank of Richmond and the Federal Home Loan Bank of Atlanta. These stocks, which have no stated maturity, are carried at cost since no active trading markets exist.

         During January 1995, Century Bank entered into a principal membership agreement with Mastercard International for the credit card business Century Bank established in 1995. As part of the agreement, Century Bank pledged securities worth $1,000,000.


   (4)   LOANS RECEIVABLE

         The loan portfolio consists of the following:

                                                                                                          December 31,
                                                                                           ---------------------------------------
                                                                                                  1995                    1994
         -------------------------------------------------------------------------------------------------------------------------
         Commercial                                                                        $     13,212,532            10,375,877
         Real estate - residential                                                               27,007,742            27,773,228
         Real estate - commercial                                                                11,910,244             9,357,921
         Real estate - construction                                                               1,545,143               788,310
         Consumer                                                                                 9,985,863             6,474,801
         Home equity                                                                              5,640,012             6,003,519
         -------------------------------------------------------------------------------------------------------------------------
                                                                                                 69,301,536            60,773,656

         Unearned income                                                                            (97,571)             (110,448)
         -------------------------------------------------------------------------------------------------------------------------
                                                                                                 69,203,965            60,663,208

         Allowance for loan losses                                                                 (740,000)             (740,000)
         -------------------------------------------------------------------------------------------------------------------------

         Loans, net                                                                        $     68,463,965            59,923,208
         =========================================================================================================================

         Loans on which the accrual of interest has been discontinued amounted to approximately $8,000, $628,000, and $322,000 at December 31, 1995,
         1994, and 1993, respectively. Interest lost on these nonaccrual loans was approximately $1,000, $32,000, and $2,000 for 1995, 1994, and
         1993, respectively. Interest paid on these nonaccrual loans was approximately $3,500, $13,500, and $3,000 for 1995, 1994, and 1993,
         respectively.


                                                                   (Continued)

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


================================================================================

   (4)   CONTINUED

         Analysis of the activity in the allowance for loan losses is as follows:

                                                                                        Year ended December 31,
                                                                         ---------------------------------------------------
                                                                               1995                 1994             1993
         -------------------------------------------------------------------------------------------------------------------
         Balance, beginning of year                                      $       740,000           730,000          744,422

               Provision for loan losses                                          26,347            19,431          310,270
               Loans charged off                                                (198,126)         (106,105)        (386,586)
               Recoveries                                                        171,779            96,674           61,894
         -------------------------------------------------------------------------------------------------------------------

         Balance, end of year                                            $       740,000           740,000          730,000
         ===================================================================================================================

         An analysis of the activity of loans to directors, officers, and their affiliates during the years ended December 31, 1995 and 1994, is as follows:

                                                                                                1995                1994
         -------------------------------------------------------------------------------------------------------------------
         Balance, beginning of year                                                      $       2,566,970        1,868,931

               Additions                                                                         1,550,080        1,629,291
               Payments                                                                           (796,937)        (931,252)
         -------------------------------------------------------------------------------------------------------------------

         Balance, end of year                                                            $       3,320,113        2,566,970
         ===================================================================================================================

         In the opinion of management, all transactions entered into between the Company and such related parties have been and are in the ordinary course of business and made on the same terms and conditions as similar transactions with unaffiliated persons.

         The Company is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit and financial guarantees. Commitments to extend credit are agreements to lend to a customer so long as there is no violation of any condition established in the contract. Commitments usually have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements.

         Standby letters of credit are conditional commitments issued by the Company to guarantee the performance of the contractual obligations by a customer to a third party. The majority of these guarantees extend until satisfactory completion of the customer's contractual obligations. All standby letters of credit outstanding at December 31, 1995, are collateralized.


                                                                   (Continued)

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


================================================================================

   (4)   CONTINUED

         Those instruments may involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated statements of financial condition. Credit risk is defined as the possibility of sustaining a loss because the other parties to a financial instrument failed to perform in accordance with the terms of the contract. The Company's maximum exposure to credit loss under standby letters of credit and commitments to extend credit is represented by the contractual amounts of those instruments.

                                                                                                            Contractual or
                                                                                                           notional amount
         ------------------------------------------------------------------------------------------------------------------
         Financial instruments whose contract amounts represent potential credit risk:
               Commitments to extend credit                                                          $          13,910,000
               Standby letters of credit                                                                           882,000
         ==================================================================================================================

         At December 31, 1995, the Company did not have any financial instruments whose notional or contractual amounts exceed the amount of credit risk.

         The Company uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The Company evaluates each customer's creditworthiness on a case-by-case basis and requires collateral to support financial instruments when deemed necessary. The amount of collateral obtained upon extension of credit is based on management's evaluation of the counterparty. Collateral held varies but may include deposits held by the Company; marketable securities; accounts receivable; inventory; property, plant and equipment; and income-producing commercial properties.

         Most of the Company's business activity is with customers located in the District of Columbia, Maryland, and northern Virginia. Accordingly, the ultimate collectibility of a substantial portion of the Company's loan portfolio is susceptible to changes in conditions in these markets.

         Industry concentrations in excess of 10 percent of total loans where the borrowers as a group might be affected similarly by economic changes consist of loans to members of the legal profession, health care profession, and service companies. Century offers lines of credit, home equity lines, and mortgage loans to these groups. The aggregate total of loans to such groups was approximately $13.9 million, $9.1 million, and $9.0 million respectively, as of December 31, 1995. The amount of such loans which are past due or considered by management to be potential problem loans is not material.


                                                                   (Continued)

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


================================================================================

   (5)   LEASEHOLD IMPROVEMENTS, FURNITURE, AND EQUIPMENT

         Leasehold improvements, furniture, and equipment consist of the following:

                                                                                                      December 31,
                                                                                         -----------------------------------
                                                                                                1995                1994
         -------------------------------------------------------------------------------------------------------------------
         Leasehold improvements                                                          $       1,233,384          888,963
         Furniture and equipment                                                                 1,904,090          882,438
         -------------------------------------------------------------------------------------------------------------------
                                                                                                 3,137,474        1,771,401

         Less accumulated depreciation and amortization                                         (1,683,418)      (1,531,779)
         -------------------------------------------------------------------------------------------------------------------
         Balance, end of year                                                            $       1,454,056          239,622
         ===================================================================================================================

         Depreciation and amortization expense was $151,471, $77,377, and $58,857 for 1995, 1994, and 1993, respectively.


   (6)   DEPOSITS

         Major classifications of deposits consist of the following:

                                                                                                         December 31,
                                                                                         -----------------------------------------
                                                                                                 1995                    1994
         -------------------------------------------------------------------------------------------------------------------------
         Noninterest-bearing - demand deposits                                           $       24,712,204            20,122,284
         -------------------------------------------------------------------------------------------------------------------------
         Interest-bearing:
               NOW accounts                                                                      15,132,526            12,083,692
               Savings accounts                                                                   2,226,283             2,814,662
               Money market accounts                                                             22,144,836            24,986,673
               Certificates of deposit:
                     Less than $100,000                                                          12,407,734            14,197,539
                     $100,000 and over                                                           13,915,779             7,876,409
         -------------------------------------------------------------------------------------------------------------------------
                                                                                                 65,827,158            61,958,975
         -------------------------------------------------------------------------------------------------------------------------
         Total deposits                                                                  $       90,539,362            82,081,259
         =========================================================================================================================

         On September 16, 1994, Century Bank acquired deposit accounts of approximately $9.1 million, for which it paid a premium of $366,000. The premium is amortized over the estimated remaining lives of the deposit account relationships on a straight-line basis.


                                                                   (Continued)

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


================================================================================

   (7)   STOCKHOLDERS' EQUITY

         On November 14, 1995, the Company issued 173,912 Units pursuant to an Offering made on September 15, 1995, to existing holders of the Company's Common and Preferred Stock. Each Unit consisted of one share of Common Stock and one Warrant. The offering price was $5.75 per Unit.

         Each Warrant entitles the holder thereof to purchase one share of Common Stock at a price of $5.75 per share, subject to adjustment. The Warrants may be exercised at any time from November 15, 1996 through November 16, 1998. The Warrants may be repurchased by the Company at any time on and after November 14, 1997 at a price of $.26 per Warrant.

         Holders of the Company' Series A Cumulative Convertible Preferred Stock were given the opportunity to exchange their Preferred Stock for Units at an exchange ratio of 1.305 Units per share of Preferred Stock. At the time of the Offering, there were 61,327 shares of Preferred Stock outstanding. A total of 27,449 shares of Preferred Stock were exchanged, resulting in the issuance of 35,814 Units and the payment of $40 to redeem fractional shares.

         The remaining 138,098 Units were sold for cash, yielding net proceeds to the Company of $711,187 after payment of costs associated with the Offering. The Company used a portion of such proceeds to redeem the remaining 33,878 shares of Preferred Stock, which was callable at $7.50 per share. All of the Preferred Stock was redeemed, or funds set aside therefor, as of December 10, 1995, at an aggregate cost of $254,085.

         The holders of Preferred Stock were entitled to receive annual cumulative dividends equal to $.60 per share per year, payable semiannually. Regular dividends amounting to $36,796, $36,796. and $37,401 were paid during 1995, 1994, and 1993, respectively. Additional dividends paid during 1995, in the amount of $3,388, represented accrued dividends through December 10, 1995, on shares redeemed.


   (8)   STOCK OPTION PLANS

         Pursuant to the Century Bancshares, Inc. 1994 Stock Option Plan ("1994 Plan") the Company in 1994 reserved 150,000 shares of its common stock for the issuance of incentive stock options and nonqualified stock options to directors and key employees. As of December 31, 1995, after adjusting for stock dividends and stock option activity, there are 155,821 shares of stock reserved for issuance pursuant to the 1994 Plan, of which 83,277 shares are reserved for outstanding options and 72,544 shares are reserved for future option grants.


                                                                   (Continued)

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


================================================================================

   (8)   CONTINUED

         In addition, there remain outstanding certain options granted to directors and key employees under two prior option plans ("Prior Plans") which expired in 1992 and 1993. As of December 31, 1995, after adjusting for stock dividends and stock option activity, there are 59,012 shares of stock reserved for issuance pursuant to options granted under the Prior Plans, which options are still valid and were not affected by the Plans' expiration. As of December 31, 1995, all options granted under the Prior Plans are fully exercisable.

         In 1994, the Company issued nonqualified stock options to certain key employees to replace options intended to have been granted in 1992 and 1993, when no stock option plan was in effect, with the option price for each such option being equal to the option price previously intended. With the exception of these replacement options, all options issued pursuant to the Prior Plans and the 1994 Plan are priced at no less than 100 percent of the fair market value of the stock on the date of the option grant.

         In connection with the 5 percent stock dividend effective July 31, 1993, March 31, 1994, and March 31, 1995, the number of shares subject to any outstanding options, as well as the exercise price per share, have been appropriately and equitably adjusted, pursuant to the stock option plans, so as to maintain the proportionate number of shares without changing the aggregate option price. Additionally, in connection with the 5 percent stock dividend effective March 31, 1995, the number of shares reserved for the issuance of future options pursuant to the 1994 Plan have been proportionately increased as prescribed in the 1994 Plan. In the tables below, the shares and prices per share have been adjusted to reflect the stock dividends.


                                                                   (Continued)

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


================================================================================

   (8)   CONTINUED

         Stock option transactions for the years ended December 31, 1995, 1994, and 1993, are summarized as follows:

                                                                                 Total options           Option price per share
                                                                                 -------------         --------------------------
         Outstanding December 31, 1992                                                97,709            $1.73 to            $9.07

               Granted                                                                11,183             3.02 to             3.02
               Forfeited                                                             (22,202)            1.73 to             9.07
               Exercised                                                              (1,448)            1.73 to             4.10
         ------------------------------------------------------------------------------------

         Outstanding December 31, 1993                                                85,242             1.73 to             9.07

               Granted                                                                62,324             2.16 to             4.52
               Forfeited                                                             (14,553)            1.73 to             9.07
               Exercised                                                              (2,241)            1.73 to             4.10
         ------------------------------------------------------------------------------------

         Outstanding December 31, 1994                                               130,772             1.73 to             9.07

               Granted                                                                32,668             5.75 to             5.75
               Forfeited                                                             (13,320)            2.16 to             9.07
               Exercised                                                              (7,831)            1.73 to             4.52
         ------------------------------------------------------------------------------------

         Outstanding December 31, 1995                                               142,289             1.73 to             5.75
         ------------------------------------------------------------------------------------

         Exercisable, December 31, 1995                                              122,697             1.73 to             5.75
         ------------------------------------------------------------------------------------


                                                                   (Continued)

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


================================================================================

   (9)   INCOME TAXES

         The provision for taxes on income for the years ended December 31, 1995, 1994, and 1993, consisted of the following:

                                                                                1995                1994             1993
         -------------------------------------------------------------------------------------------------------------------
         Current:
               Federal income tax                                        $       627,042            29,600          237,000
               State income tax                                                  127,114           (39,416)          53,900
         -------------------------------------------------------------------------------------------------------------------

                                                                                 754,156            (9,816)         290,900
         Deferred:
               Federal income tax (benefit)                                     (329,404)          289,682          (20,000)
               State income tax (benefit)                                        (67,588)           93,680           (7,000)
         -------------------------------------------------------------------------------------------------------------------

                                                                                (396,992)          383,362          (27,000)
         -------------------------------------------------------------------------------------------------------------------

         Total income tax                                                $       357,164           373,546          263,900
         ===================================================================================================================

         The difference between the statutory federal income tax rates and the effective income tax rates for 1995, 1994, and 1993, are as follows:

                                                                                     1995              1994             1993
         -------------------------------------------------------------------------------------------------------------------
         Statutory federal income tax rate                                            34.0%             34.0            34.0
         State income taxes, net of federal benefit                                    1.0               4.0             4.4
         Nondeductible expenses                                                        -                 0.7             0.4
         Other                                                                        (0.5)              -              (0.7)
         -------------------------------------------------------------------------------------------------------------------

         Effective income tax rate                                                    34.5              38.7            38.1
         ===================================================================================================================


                                                                   (Continued)

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


================================================================================

   (9)   CONTINUED

         The following is a summary of the tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 1995 and 1994:

                                                                                                  1995               1994
         -------------------------------------------------------------------------------------------------------------------
         Assets:
               Fixed assets                                                                $       109,032           58,362
               Book general loan loss reserve                                                      432,395          432,395
               Deferred rent expense                                                                71,343           76,095
               Deferred loan fees                                                                   39,936           30,012
               Vacation pay accrual                                                                 29,631           21,073
               Director' deferred compensation                                                      53,970           36,625
         -------------------------------------------------------------------------------------------------------------------

         Deferred tax assets                                                                       736,307          654,562
         -------------------------------------------------------------------------------------------------------------------
         Liabilities:
               Federal Home Loan Bank stock dividends                                              (11,583)         (14,039)
               Tax bad debt reserve                                                               (269,393)        (284,092)
               Unrealized losses on investments designated as available-for-sale
                     recognized for tax purposes                                                   (37,043)        (356,060)
         Other                                                                                     (71,791)         (50,866)
         -------------------------------------------------------------------------------------------------------------------

         Deferred tax liabilities                                                                 (389,810)        (705,057)
         -------------------------------------------------------------------------------------------------------------------

         Net deferred tax asset (liability) attributable to operations                             346,497          (50,495)

         Unrealized losses on investments available-for-sale charged directly to
               stockholders' equity                                                                 36,650          307,001
         -------------------------------------------------------------------------------------------------------------------

         Net deferred tax asset                                                            $       383,147          256,506
         ==================================================================================================================

         Net deferred tax assets of $383,147 and $256,506 at December 31, 1995 and 1994, respectively, are included in other assets.

         The Company has not established a valuation allowance for deferred tax assets. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not some portion or all of the deferred tax assets will not be realized. Based on the level of historical taxable income during the carryback period and the reversal of certain deferred tax liabilities, management believes it is more likely than not the Company will realize the benefits of these deductible differences.


                                                                   (Continued)

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


================================================================================

  (10)   PROFESSIONAL FEES TO RELATED PARTIES

         Included in professional fees are legal fees paid to law firms whose partners are directors of the Company or the Bank, totaling approximately $102,000, $81,000, and $129,000 for the years ended December 31, 1995, 1994, and 1993, respectively.


  (11)   EMPLOYEE BENEFIT PLAN

         The Company maintains a 401(k) plan which covers substantially all employees. Participants may contribute up to 6 percent of their compensation. The Company matches 50 percent of participant contributions to the Plan. This matching contribution totaled approximately $21,000 for each of the years ended December 31, 1995, 1994, and 1993.

  (12)   COMMITMENTS

         The Company leases its banking facilities under operating leases providing for payment of fixed rentals and providing for pass-through of certain landlord expenses, with options to renew. Rental expense was approximately $323,600, $301,000, and $223,000 for the years ended December 31, 1995, 1994, and 1993, respectively. Total future minimum rental payments at December 31, 1995, are as follows:

             Year ending December 31,
             -------------------------------------------------------------
             1996                                               $  352,000
             1997                                                  272,000
             1998                                                  238,000
             1999                                                  240,000
             2000                                                  240,000
             Thereafter                                            528,000
             -------------------------------------------------------------

                                                                 1,870,000
             =============================================================

  (13)   DIVIDENDS FROM SUBSIDIARY

         Dividends paid to the Company by Century Bank are subject to restrictions by regulatory agencies. As of December 31, 1995, approximately $1,539,000 was available to be paid to the Company in dividends from Century Bank, pursuant to such regulatory restrictions. As described in note 14, regulatory agencies have established laws and guidelines with respect to the maintenance of appropriate levels of bank capital that could further limit the amount available for payment of dividends by Century Bank under regulatory restrictions if applied in the future.


                                                                   (Continued)

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


================================================================================

  (14)   CAPITAL AND LIQUIDITY

         The Federal Deposit Insurance Corporation Improvement Act of 1991 (FDICIA) requires regulators to stratify depository institutions into five quality tiers based upon their relative capital strengths and to increase progressively the degree of regulation over the weaker ones, limits the pass-through deposit insurance treatment of certain types of accounts, adopts a "Truth in Savings" program, calls for the adoption of risk-based premiums on deposit insurance, and requires banks to observe insider credit underwriting procedures no less strict than those applied to comparable non-insider transactions.

         The Financial Institutions Reform, Recovery and Enforcement Act (FIRREA) of 1989 requires depository institutions to maintain minimum capital levels. In addition to its capital requirements, FIRREA includes provisions for changes in the federal regulatory structure for institutions, including a new deposit insurance system, increased deposit insurance premiums, and restricted investment activities with respect to noninvestment grade corporate debt and certain other investments.

         At December 31, 1995, the Company and Century Bank met regulatory minimum capital levels. The key measures of capital are: (1) Tier I capital (stockholders' equity less certain deductions) as a percent of total risk adjusted assets; (2) Tier I capital as a percent of total assets, and (3) total capital (Tier I capital plus the allowance for loan losses up to certain limitations) as a percent of total risk adjusted assets. The following table summarizes Century Bank's capital position at December 31, 1995:

                                                      (Unaudited)
         ------------------------------------------------------------------------------------------------
                                                                               "Well         "Adequately"
                                                   Century Bank          capitalized"        capitalized"
                                                          ratio              minimum             minimum
         ------------------------------------------------------------------------------------------------
         Tier I/Assets                                   6.83%               5.00%              4.00%

         Tier I/Risk Adjusted Assets                     9.29%               6.00%              4.00%

         Total Capital/Risk Adjusted Assets             10.41%              10.00%              8.00%

         During 1993, Century Bank entered into a line of credit arrangement with the Federal Home Loan Bank of Atlanta. There was $2.2 million and zero outstanding under the borrowing arrangement at December 31, 1995 and 1994, respectively; the amount available under such arrangement totaled $13.3 million. The interest rate at December 31, 1995 was 6.10 percent; the balance matures in June 1996. The line of credit is secured by a blanket lien on 1-4 family whole first mortgage loans.


                                                                   (Continued)

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


================================================================================

  (15)   PARENT COMPANY-ONLY FINANCIAL STATEMENTS

         The Century Bancshares, Inc. (parent company-only) condensed financial statements are as follows:

                                                       Statements of Financial Condition
         --------------------------------------------------------------------------------------------------------------------
                                                          December 31, 1995 and 1994
         ASSETS                                                                                1995                  1994
         --------------------------------------------------------------------------------------------------------------------
         Cash and cash equivalents                                                       $       56,769              167,519
         Investment in Century Bank                                                           6,430,174            4,808,492
         Other assets                                                                            21,205              201,340
         --------------------------------------------------------------------------------------------------------------------

                                                                                         $    6,508,148            5,177,351
         ====================================================================================================================

         LIABILITIES AND STOCKHOLDERS' EQUITY
         --------------------------------------------------------------------------------------------------------------------
         Liabilities:
               Notes payable                                                             $            -                    -
               Other liabilities                                                                  9,203              300,450
         --------------------------------------------------------------------------------------------------------------------

                                                                                                  9,203              300,450
         --------------------------------------------------------------------------------------------------------------------
         Stockholders' equity:
               Preferred stock                                                                        -               61,327
               Common stock                                                                   1,046,047              823,232
               Additional paid-in capital                                                     4,410,876            3,855,651
               Retained earnings                                                              1,110,086              706,836
               Unrealized loss on investment securities available-for-sale, net of tax
                     effect                                                                     (68,064)            (570,145)
         --------------------------------------------------------------------------------------------------------------------
                                                                                              6,498,945            4,876,901
         --------------------------------------------------------------------------------------------------------------------
                                                                                         $    6,508,148            5,177,351
         ====================================================================================================================


                                                                   (Continued)

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


================================================================================

  (15)   CONTINUED

                                                       Statements of Operations
         ------------------------------------------------------------------------------------------------------------------
                                              Years ended December 31, 1995, 1994, and 1993

                                                                                   1995             1994              1993
         ------------------------------------------------------------------------------------------------------------------
         Income:
               Dividends from Century Bank                                 $          -          140,000           111,000
               Other income                                                         929            1,336            84,661
         ------------------------------------------------------------------------------------------------------------------

                                                                                    929          141,336           195,661
         ------------------------------------------------------------------------------------------------------------------
         Expenses:
               Interest expense                                                       -            4,246            33,622
               Other expenses                                                    50,915           17,291            14,095
         ------------------------------------------------------------------------------------------------------------------

                                                                                 50,915           21,537            47,717
         ------------------------------------------------------------------------------------------------------------------
         Net income (loss) before income tax benefit and equity
               in undistributed earnings of bank subsidiary                     (49,986)         119,799           147,944

         Income tax benefit                                                      (9,983)          (8,203)          (10,875)
         ------------------------------------------------------------------------------------------------------------------
         Net income before equity in undistributed earnings of
               bank subsidiary                                                  (40,003)         128,002           158,819

         Equity in undistributed earnings of Century Bank                       719,601          462,902           270,159
         ------------------------------------------------------------------------------------------------------------------
         Net income                                                        $    679,598          590,904           428,978
         ==================================================================================================================


                                                                   (Continued)

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


===============================================================================

  (15)   CONTINUED

                                                       Statements of Cash Flows
         ------------------------------------------------------------------------------------------------------------------
                                            Years ended December 31, 1995, 1994, and 1993

                                                                                  1995              1994              1993
         ------------------------------------------------------------------------------------------------------------------
         Cash flows from operating activities:
               Net income                                                  $   679,598           590,904           428,978
               Adjustments to reconcile net income to net cash
                     provided by (used in) operating activities:
                          Undistributed earnings of Century Bank              (719,601)         (462,902)         (270,159)
                          Decrease in other assets                             180,135           174,434           108,741
                          Increase (decrease) in other liabilities            (291,247)           52,847          (111,867)
         ------------------------------------------------------------------------------------------------------------------
         Net cash provided by (used in) operating activities                  (151,115)          355,283           155,693
         ------------------------------------------------------------------------------------------------------------------
         Cash flows from investing activities:
               Capital contributions to Century Bank                          (400,000)                -                 -
         ------------------------------------------------------------------------------------------------------------------
         Net cash used in investing activities                                (400,000)                -                 -
         ------------------------------------------------------------------------------------------------------------------
         Cash flows from financing activities:
               Repayments under notes payable                                        -          (207,000)         (333,000)
               Repurchase of preferred stock                                  (254,085)           (7,560)                -
               Issuance of common stock                                        734,634             5,113             2,956
               Preferred stock dividends paid                                  (40,184)          (36,796)          (37,401)
         ------------------------------------------------------------------------------------------------------------------
         Net cash provided by (used in) financing activities                   440,365          (246,243)         (367,445)
         ------------------------------------------------------------------------------------------------------------------
         Net (decrease) increase in cash and cash equivalents                 (110,750)          109,040          (211,752)

         Cash and cash equivalents, beginning of year                          167,519            58,479           270,231
         ------------------------------------------------------------------------------------------------------------------
         Cash and cash equivalents, end of year                            $    56,769           167,519            58,479

         Supplemental disclosures of cash flow information:

         Interest paid                                                     $         -             4,246            35,639

         Income taxes paid (refunded)                                           11,222           (88,190)          (67,694)
         =================================================================================================================


                                                                   (Continued)

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


================================================================================

  (16)   FAIR VALUES OF FINANCIAL INSTRUMENTS

         Statement of Financial Accounting Standards No. 107, Disclosure About Fair Value of Financial Instruments (FAS 107), requires the disclosure of estimated fair values for financial instruments. Quoted market prices, if available, are utilized as an estimate of the fair value of financial instruments. Because no quoted market prices exist for a portion of Century Bank's financial instruments, the fair value of such instruments has been derived based on management's assumptions with respect to future economic conditions, the amount and timing of future cash flows and estimated discount rates. Different assumptions could significantly affect these estimates. Accordingly, the net realizable value could be materially different from the estimates presented below. In addition, the estimates are only indicative of individual financial instruments' values and should not be considered an indication of the fair value of Century Bank taken as a whole.

         CASH AND INTEREST BEARING DEPOSITS WITH OTHER BANKS

         For cash and due from banks and interest-bearing deposits with other banks, the carrying amount approximates fair value.

         INVESTMENT SECURITIES AND MORTGAGE-BACKED SECURITIES

         For these instruments, fair values are based on published market or dealer quotes.

         LOANS, NET

         The fair value of loans is estimated by discounting the future cash flows, including estimated prepayments of principal, using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities.

         ACCRUED INTEREST RECEIVABLE

         The carrying amount approximates fair value.

         NONINTEREST-BEARING DEPOSITS

         The fair value of these deposits is the amount payable on demand at the reporting date.

         INTEREST-BEARING DEPOSITS

         The fair value of demand deposits, savings accounts, and money market deposits with no defined maturity is the amount payable on demand at the reporting date. The fair value of certificates of deposit is estimated by discounting the future cash flows using the current rates at which similar deposits would be accepted.


                                                                   (Continued)

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


================================================================================

  (16)   CONTINUED

         ADVANCE FROM FEDERAL HOME LOAN BANK OF ATLANTA AND OTHER BORROWINGS

         The carrying amount for variable rate borrowings approximate the fair values at the reporting date. The fair values of the fixed rate borrowings are estimated by discounting the future cash flows using interest rates currently available for borrowings with similar terms and remaining maturities.

         ADVANCE PAYMENTS BY BORROWERS FOR TAXES AND INSURANCE

         The carrying amount approximates fair value.

         ACCRUED INTEREST PAYABLE

         The carrying amount approximates fair value.

         OFF-BALANCE SHEET ITEMS

         Century Bank has reviewed the unfunded portion of commitments to extend credit, as well as standby and other letters of credit, and has determined that the fair value of such instruments is not material.


                                                                   (Continued)

CENTURY BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements


================================================================================

  (16)   CONTINUED

         The estimated fair values of Century Bank's financial instruments required to be disclosed under SFAS No. 107 at December 31, 1995 follows:

                                                                              Carrying                 Fair
         Assets                                                                  value                value
         ---------------------------------------------------------------------------------------------------
         Cash and interest-bearing deposits with other banks           $     8,045,561            8,045,561
         Federal funds sold                                                  1,980,000            1,980,000
         Interest-bearing deposits with other banks                          6,031,700            6,031,700
         Investment securities                                              13,783,330           13,680,586
         Loans, net                                                         68,463,965           75,871,743
         Accrued interest receivable                                           589,130              587,130

         Liabilities
         ---------------------------------------------------------------------------------------------------

         Noninterest-bearing deposits                                       24,712,204           24,712,204
         Interest-bearing deposits                                          65,827,158           70,915,705
         Short-term borrowings                                               3,807,910            3,807,910
         Accured interest payable                                              157,882              157,882

================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 13.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth all expenses in connection with the shares of Common Stock being registered. All amounts shown below are estimates, except the registration fee:

         Registration fee of Securities and Exchange Commission . . . .   $    304
         Accountants' fees and expenses . . . . . . . . . . . . . . . .   $      *
                                                                           --------
         Legal fees and expenses  . . . . . . . . . . . . . . . . . . .   $      *
                                                                           --------
         Printing fees  . . . . . . . . . . . . . . . . . . . . . . . .   $      *
                                                                           --------
         Transfer Agent fees  . . . . . . . . . . . . . . . . . . . . .   $      *
                                                                           --------
         Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . .   $      *
                                                                           --------

                 Total  . . . . . . . . . . . . . . . . . . . . . . . .   $      *
                                                                           --------

*To be supplied by amendment.

ITEM 14.      INDEMNIFICATION OF DIRECTORS AND OFFICERS.

              Delaware General Corporation Law

              Section 145 of the Delaware General Corporation Law provides generally that a person sued as a director, officer, employee or agent of a corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if in the case of other than derivative suits, such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe that such person's conduct was unlawful). In the case of a derivative suit, an officer, employee or agent of the corporation may be indemnified by the corporation for reasonable expenses, including attorneys' fees, if such person has acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in the case of a derivative suit in respect of any claim as to which an officer, employee or agent has been adjudged to be liable to the corporation unless that person is fairly and reasonably entitled to indemnity for proper expenses. Indemnification is mandatory in the case of a director, officer, employee, or agent who is successful on the merits in defense of a suit against such person.

              Certificate of Incorporation

              Consistent with applicable law, the Company's Certificate of Incorporation limits a director's monetary liability to the Company or its stockholders for breach of fiduciary duty, except for breaches of the duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful dividend payments or acts from which the director derived an improper personal benefit. The Company's Certificate of Incorporation does not limit the availability of equitable remedies based on breach of fiduciary duty and does not limit a director's liability for violations of the federal securities laws. The Company believes that the foregoing provisions of its Certificate of Incorporation may assist it in attracting and retaining qualified individuals to serve on its Board of Directors.

              Indemnification Agreements

              The Company has entered into indemnification agreements with its officers and directors. The indemnification agreements require the Company to indemnify each of such persons to the full extent permitted by Delaware law and provide for the advancement of expenses to them on receipt of an undertaking to repay any advances to which such persons are later determined not to be entitled.


ITEM 15.      RECENT SALES OF UNREGISTERED SECURITIES.

              On November 14, 1995, the Company issued and sold an aggregate of 173,913 Units, each Unit consisting of one share of Common Stock and one warrant to purchase Common Stock (the"Units"), in reliance upon the exemption provided by Section 3(b) of the Securities Act of 1933, as amended and Rule 504 of Regulation D promulgated thereunder. The Units were offered and sold exclusively to holders of record as of September 15, 1995 of shares of the Company's Common Stock and shares of the Company's Preferred Stock. No other person was permitted to subscribe for Units in the offering.

              The Units were offered and sold for cash, at a price of $5.75 per Unit, of which $5.49 represented the purchase price of the Common Stock, and $.26 was attributable to the Warrant. In addition to cash subscriptions, holders of the Company's Preferred Stock were given the opportunity to subscribe for the Units by voluntarily exchanging shares of Preferred Stock for Units.

              During the past three fiscal years and the nine months ended September 30, 1996 the Company has issued an aggregate of 19,024 shares of its Common Stock upon the exercise of outstanding stock options granted to employees or directors at prices ranging from $1.73 to $5.37 per share. All such sales shares were made in reliance upon the exemption from registration provided by
Section 4(2) of the Securities Act of 1933, as amended.


ITEM 16.      EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.


3.1           Certificate of Incorporation, as amended of the Company.

3.2           Bylaws of the Company.

3.3           Articles of Association of the Bank.

4.1           Form of Warrant.

4.2           Form of Common Stock certificate.

5* Opinion and Consent of Bracewell & Patterson, L.L.P., as to the validity of the Common Stock registered hereunder.

10.1          Century Bancshares, Inc. 1994 Stock Option Plan.

10.2          Incentive Stock Option Plan for Key Employees, as amended.

10.3          Nonqualified Stock Option Plan for Key Employees, as amended.

10.4          Nonqualified Stock Option Plan for Directors, as amended.

10.5 Form of Director Compensation Agreement between the Company and its directors.

10.6 Form of Indemnity Agreement between Company and the persons named therein.

10.7 Employment Agreement dated September 1, 1996, between the Company and Mr. Joseph S. Bracewell.

10.8          Lease Agreement dated January 3, 1995, between the Bank and
              Pennsylvania Building Associates.

10.9          Lease and Services Agreement dated November 17, 1995,  between
              ALLIANCE Greensboro, L.P., a Delaware limited partnership d/b/a/
              ALLIANCE Business Centers, and the Bank.

10.10         Retail Lease dated January 14, 1982, between the Square 106
              Associates and the Bank, as amended on March 14, 1984, December
              18, 1991, February 12, 1992, October 27, 1995, and June 1, 1996.

10.11         Sublease Agreement, dated May 1, 1992, between the Company and the
              Bank.

21            Subsidiaries of the Registrant.

23.1          Consent of KPMG Peat Marwick LLP, independent auditors of the
              Company (See page II-8).

23.2* Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5 hereto).

24            Powers of Attorney.

27            Financial Data Schedule.

---------------
* To be filed by amendment.


ITEM 17.      UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

                 (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                 Provided, however, that the undertakings set forth in paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                 (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment should be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has caused this Registration Statement or amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the District of Columbia on the 18th day of October, 1996.


                                        CENTURY BANCSHARES INC.
                                             (Registrant)


                                        By: /S/ JOSEPH S. BRACEWELL
                                           ----------------------------------
                                           Joseph S. Bracewell
                                           Chairman of the Board, President and
                                           Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement or amendment has been signed by the following persons in the capacities indicated and on the 18th day of October, 1996.

         Signature                      Title
         ---------                      -----
/s/ JOSEPH S. BRACEWELL                 Chairman of the Board, President
----------------------------------      and Chief Executive Officer
Joseph S. Bracewell                     (Principal Financial and Accounting
                                        Officer)


                                        Director
----------------------------------
*George Contis


                                        Director and Vice President
----------------------------------
*John R. Cope


                                        Director and Assistant Secretary
----------------------------------
*Bernard J. Cravath


                                        Director
----------------------------------
*Neal R. Gross




         Signature                      Position
         ---------                      --------
                                        Director
----------------------------------
*Joseph H. Koonz, Jr.


                                        Director
----------------------------------
*William McKee


                                        Director and Secretary
----------------------------------
*William C. Oldaker



By: /s/ JOSEPH S. BRACEWELL
    -------------------------------
    Joseph S. Bracewell*
    Attorney-in-Fact

                                EXHIBIT INDEX


3.1           Certificate of Incorporation, as amended of the Company.

3.2           Bylaws of the Company.

3.3           Articles of Association of the Bank.

4.1           Form of Warrant.

4.2           Form of Common Stock certificate.

5* Opinion and Consent of Bracewell & Patterson, L.L.P., as to the validity of the Common Stock registered hereunder.

10.1          Century Bancshares, Inc. 1994 Stock Option Plan.

10.2          Incentive Stock Option Plan for Key Employees, as amended.

10.3          Nonqualified Stock Option Plan for Key Employees, as amended.

10.4          Nonqualified Stock Option Plan for Directors, as amended.

10.5 Form of Director Compensation Agreement between the Company and its directors.

10.6 Form of Indemnity Agreement between Company and the persons named therein.

10.7 Employment Agreement dated September 1, 1996, between the Company and Mr. Joseph S. Bracewell.

10.8 Lease Agreement dated January 3, 1995, between the Bank and Pennsylvania Building Associates.

10.9 Lease and Services Agreement dated November 17, 1995, between ALLIANCE Greensboro, L.P., a Delaware limited partnership d/b/a/ ALLIANCE Business Centers, and the Bank.

10.10 Retail Lease dated January 14, 1982, between the Square 106 Associates and the Bank, as amended on March 14, 1984, December 18, 1991, February 12, 1992, October 27, 1995, and June 1, 1996.

10.11         Sublease Agreement, dated May 1, 1992, between the Company and the
              Bank.

21            Subsidiaries of the Registrant.

23.1 Consent of KPMG Peat Marwick LLP, independent auditors of the Company (See page II-8).

23.2* Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5 hereto).

24            Powers of Attorney.

27            Financial Data Schedule.

---------------
* To be filed by amendment.